Exhibit 10.2

Execution Version

SECOND AMENDMENT TO TERM LOAN AND SECURITY AGREEMENT

This SECOND AMENDMENT TO TERM LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into as of August 13, 2026, with a retroactive effective date as of March 17, 2026, by and among SOUTHLAND HOLDINGS LLC, a Texas limited liability company, as a Borrower, SOUTHLAND HOLDINGS, INC., a Delaware corporation, as a Guarantor, each other Guarantor party hereto, the lenders identified on the signature pages hereof (each such lender, together with its successors and permitted assigns, is referred to hereinafter as a “Lender”) and Alana Porrazzo, Esq. of Jennings, Haug, Kelcher, Mcleod Waterfall LLP, in her capacity as the Trustee of the Southland Collateral Trust, as agent for the Lenders (in such capacity, the “Agent”).

WITNESSETH:

WHEREAS, the Borrowers, the Guarantors, the Lenders and Agent are parties to that certain Term Loan and Security Agreement, dated as of September 30, 2024, as amended by that certain First Amendment to Term Loan and Security Agreement, dated as of March 3, 2025 and as modified by that certain Assignment and Assumption, dated March 17, 2026 (as so amended and modified, the “Existing Loan Agreement”; the Existing Loan Agreement as amended hereby is referred to herein as the “Loan Agreement”); and

WHEREAS, the Borrowers have requested that the Agent and the Lenders provide for certain modifications to the Existing Loan Agreement, and the Agent and the Lenders are willing to do so upon the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein, and other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Defined Terms. Unless otherwise defined herein, all capitalized terms used herein shall have the meanings assigned to such terms in the Loan Agreement.

SECTION 2. Amendments. The body of the Existing Loan Agreement and Annex II to the Existing Loan Agreement are hereby amended in their entirety to read in the forms attached hereto as Annex A. For the avoidance of doubt, no other annexes, exhibits or schedules to the Existing Loan Agreement shall be modified or otherwise affected hereby.

SECTION 3. Effectiveness. This Amendment shall become effective as of the date first set forth above upon the Agent’s receipt of counterpart signature pages of this Amendment duly executed by the Borrowers, the Guarantors, the Lenders and the Agent.

SECTION 4. Effect of Amendment. Except as expressly set forth herein, all terms of the Loan Agreement and the other Loan Documents shall be and remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of the Borrowers and the Guarantors to the Agent and the Lenders, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity. The execution of this Amendment shall not serve to effect a novation of the Obligations. This Amendment shall constitute a Loan Document for all purposes of the Loan Agreement.

SECTION 5. Counterparts. This Amendment may be executed in any number of counterparts, all of which shall constitute one and the same agreement. This Amendment may be executed by signatures delivered by facsimile or electronic mail, each of which shall be fully binding on the signing party.

SECTION 6. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED THEREIN WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES. FURTHER, THE LAW OF THE STATE OF NEW YORK SHALL APPLY TO ALL DISPUTES OR CONTROVERSIES ARISING OUT OF OR CONNECTED TO OR WITH THIS AMENDMENT WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date first above written.

AGENT:

Alana Porrazzo, Esq. of Jennings, Haug, Keleher, McLeod Waterfall LLP, in her capacity as the Trustee of the Southland Collateral Trust

By:
Name:	Alana Porrazzo
Title:	Trustee of the Southland Collateral Trust

[Southland – Signature Page to Second Amendment to Term Loan and Security Agreement]

LENDERS:

BERKSHIRE HATHAWAY SPECIALTY INSURANCE COMPANY

By:
Name:	Jeffrey Jubera
Title:	VP of Global Surety Claims

[Southland – Signature Page to Second Amendment to Term Loan and Security Agreement]

LENDERS (continued):

ZURICH AMERICAN INSURANCE COMPANY

By:
Name:	Niel Franzese
Title:	AVP Team Lead

[Southland – Signature Page to Second Amendment to Term Loan and Security Agreement]

LENDERS (continued):

WESTERN SURETY COMPANY

By:
Name:	Mark Torp
Title:	Authorized Representative

[Southland – Signature Page to Second Amendment to Term Loan and Security Agreement]

LENDERS (continued):

MARKEL INSURANCE COMPANY

By:
Name:	Tim Sherry
Title:	Vice President

[Southland – Signature Page to Second Amendment to Term Loan and Security Agreement]

LENDERS (continued):

EULER HERMES NORTH AMERICA INSURANCE COMPANY

By:
Name:	Regina E. Gaebel
Title:	Head of Surety Claims, VP

[Southland – Signature Page to Second Amendment to Term Loan and Security Agreement]

LENDERS (continued):

FEDERAL INSURANCE COMPANY

By:
Name:	Doug Wills
Title:	VP, Surety Claims / Authorized Representative

[Southland – Signature Page to Second Amendment to Term Loan and Security Agreement]

LENDERS (continued):

HARTFORD FIRE INSURANCE COMPANY

By:
Name:	Greg Dailey
Title:	Vice President

[Southland – Signature Page to Second Amendment to Term Loan and Security Agreement]

BORROWERS:

SOUTHLAND HOLDINGS LLC

By:
Name:	Frank S. Renda
Title:	Chief Executive Officer

[Southland – Signature Page to Second Amendment to Term Loan and Security Agreement]

GUARANTORS:

SOUTHLAND HOLDINGS, INC.
SOUTHLAND RE PROPERTIES LLC
SOUTHLAND CONTRACTING, INC.
HERITAGE MATERIALS, LLC
SOUTHLAND MOLE OF CANADA LTD.
JOHNSON BROS. CORPORATION, A SOUTHLAND COMPANY
OSCAR RENDA CONTRACTING, INC.
OSCAR RENDA CONTRACTING OF CANADA, INC.
RENDA PACIFIC, LLC
MOLE CONSTRUCTORS, INC.
AMERICAN BRIDGE HOLDING COMPANY
AMERICAN BRIDGE COMPANY
AMERICAN BRIDGE MANUFACTURING COMPANY
AMERICAN DOCK & TRANSFER COMPANY
AMERICAN BRIDGE INTERNATIONAL CORPORATION
AMERICAN BRIDGE CANADA COMPANY

By:
Name:	Frank S. Renda
Title:	Chief Executive Officer

RENDA-JBROS JOINT VENTURE

By: Oscar Renda Contracting, Inc., as a member

By:
Name:	Frank S. Renda
Title:	Chief Executive Officer

By: Jonson Bros. Corporation, a Southland Company, as a member

By:
Name:	Frank S. Renda
Title:	Chief Executive Officer

[Southland – Signature Page to Second Amendment to Term Loan and Security Agreement]

GUARANTORS (continued):

SOUTHLAND RENDA JV

By: Southland Contracting, Inc., as a member

By:
Name:	Frank S. Renda
Title:	Chief Executive Officer

By: Oscar Renda Contracting, Inc., as a member

By:
Name:	Frank S. Renda
Title:	Chief Executive Officer

SOUTHLAND MOLE JV

By: Southland Contracting, Inc., as a member

By:
Name:	Frank S. Renda
Title:	Chief Executive Officer

By: Mole Constructors, Inc., as a member

By:
Name:	Frank S. Renda
Title:	Chief Executive Officer

[Southland – Signature Page to Second Amendment to Term Loan and Security Agreement]

Conformed copy incorporating:

(i) First Amendment to Term Loan and Security Agreement, dated as of March 3, 2025 and

(ii) Second Amendment to Term Loan and Security Agreement, dated as of August 13, 2026 and effective as of March 17, 2026

Annex A

Amended Loan Agreement

TERM LOAN AND SECURITY AGREEMENT

Dated as of September 30, 2024

by and among

SOUTHLAND HOLDINGS LLC,

and any other Borrower party hereto from time to time,

as Borrowers,

SOUTHLAND HOLDINGS, INC.,

and any other Guarantors party hereto from time to time,

as Guarantors,

the Lenders from time to time party hereto,

and

Callodine Commercial Finance, LLC,

as Agent

i

6.	CERTAIN PROVISIONS REGARDING ACCOUNTS, EQUIPMENT, COLLECTIONS AND APPLICATIONS OF PAYMENTS.		49
	6.1.	Blocked Accounts.	49
	6.2.	Application of Payments.	49
	6.3.	Notification; Verification.	50
	6.4.	Power of Attorney.	50
	6.5.	Disputes.	51
	6.6.	Invoices.	51
	6.7.	Equipment.	51
	6.8.	Real Property.	52

7.	REPRESENTATIONS, WARRANTIES AND AFFIRMATIVE COVENANTS.		52
	7.1.	Existence and Authority.	52
	7.2.	Names; Trade Names and Styles.	53
	7.3.	Title to Collateral; Third Party Locations; Permitted Liens.	53
	7.4.	Accounts and Chattel Paper.	54
	7.5.	Electronic Chattel Paper.	54
	7.6.	Capitalization; Investment Property.	54
	7.7.	Commercial Tort Claims.	55
	7.8.	Jurisdiction of Organization; Location of Collateral.	56
	7.9.	Financial Statements and Reports; Solvency.	56
	7.10.	Tax Returns and Payments; Pension Contributions.	57
	7.11.	Compliance with Laws; Intellectual Property; Licenses.	57
	7.12.	Litigation.	58
	7.13.	Use of Proceeds.	59
	7.14.	Insurance.	59
	7.15.	Financial, Collateral and Other Reporting/Notices.	60
	7.16.	Litigation Cooperation.	62
	7.17.	Maintenance of Collateral, Etc..	62
	7.18.	Material Contracts.	62
	7.19.	No Default.	63
	7.20.	No Material Adverse Change.	63
	7.21.	Full Disclosure.	63
	7.22.	Sensitive Payments.	63
	7.23.	Investment Company Act.	63
	7.24.	Access to Collateral, Books and Records.	64
	7.25.	Appraisals.	64
	7.26.	Lender Meetings.	64
	7.27.	Borrowing Base.	65
	7.28.	Parent.	65
	7.29.	Eligible Change Order Claims.	65
	7.30.	Post-Closing Matters.	65
	7.31.	Canadian Pension Plans.	65

8.	NEGATIVE COVENANTS.		66
	8.1.	Indebtedness; Certain Equity Interests.	66
	8.2.	Guaranties.	66
	8.3.	Liens.	66
	8.4.	Restricted Payments and Purchases.	66
	8.5.	Investments.	67

	8.6.	Affiliate Transactions.	68
	8.7.	Liquidation; Change in Ownership, Name, or Year; Disposition or Acquisition of Assets; Etc..	68
	8.8.	Conduct of Business.	70
	8.9.	Sales and Leasebacks; Operating Leases.	70
	8.10.	Amendment and Waiver.	70
	8.11.	Prepayments.	70
	8.12.	Negative Pledge.	71
	8.13.	Canadian Defined Benefit Plan.	71

9.	FINANCIAL COVENANTS.		71
	9.1.	Minimum EBITDA.	71
	9.2.	Minimum Liquidity.	71

10.	RELEASE, LIMITATION OF LIABILITY AND INDEMNITY.		71
	10.1.	Reserved.	71
	10.2.	Limitation of Liability.	71
	10.3.	Indemnity.	72

11.	EVENTS OF DEFAULT AND REMEDIES.		72
	11.1.	Events of Default.	72
	11.2.	Remedies with Respect to Lending Commitments/Acceleration, Etc..	75
	11.3.	Remedies with Respect to Collateral.	75

12.	LOAN GUARANTY.		80
	12.1.	Guaranty.	80
	12.2.	Guaranty of Payment.	80
	12.3.	No Discharge or Diminishment of Loan Guaranty.	81
	12.4.	Defenses Waived.	81
	12.5.	Rights of Subrogation.	82
	12.6.	Reinstatement; Stay of Acceleration.	82
	12.7.	Information.	83
	12.8.	Termination.	83
	12.9.	Maximum Liability.	83
	12.10.	Contribution.	84
	12.11.	Liability Cumulative.	84

13.	PAYMENTS FREE OF TAXES; OBLIGATION TO WITHHOLD; PAYMENTS ON ACCOUNT OF TAXES.		84

14.	AGENT.		86
	14.1.	Appointment.	86
	14.2.	Rights as a Lender.	86
	14.3.	Duties and Obligations.	87
	14.4.	Reliance.	87
	14.5.	Actions through Sub-Agents.	87
	14.6.	Resignation.	88
	14.7.	Non-Reliance.	88
	14.8.	Not Partners or Co-Venturers; Agent as Representative of the Secured Parties.	89

	14.9.	Credit Bidding.	90
	14.10.	Certain Collateral Matters.	90
	14.11.	Restriction on Actions by Lenders.	91
	14.12.	Expenses.	91
	14.13.	Notice of Default or Event of Default.	91
	14.14.	Liability of Agent.	91

15.	GENERAL PROVISIONS.		92
	15.1.	Notices.	92
	15.2.	Severability.	93
	15.3.	Integration.	93
	15.4.	Waivers.	93
	15.5.	Amendments.	94
	15.6.	Time of Essence.	94
	15.7.	Expenses, Fee and Costs Reimbursement.	95
	15.8.	Benefit of Agreement; Assignability.	95
	15.9.	Assignments.	96
	15.10.	Participations.	97
	15.11.	Headings; Construction.	97
	15.12.	USA PATRIOT Act Notification.	97
	15.13.	Counterparts; Fax/Email Signatures.	98
	15.14.	GOVERNING LAW.	98
	15.15.	CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL; CONSENT TO SERVICE OF PROCESS.	98
	15.16.	Publication.	99
	15.17.	Confidentiality.	99
	15.18.	Acknowledgment and Consent to Bail-In of EEA Financial Institutions.	99
	15.19.	Judgment Currency.	100

Perfection Certificate*

Annex I	Description of Certain Terms
Annex II	Reporting
Annex III	Commitment Schedule
Annex IV	Perfection Certificate
Exhibit A	Form of Notice of Borrowing
Exhibit B	Closing Checklist
Exhibit C	Form of Promissory Note
Exhibit D	Authorized Accounts Form
Exhibit E	Form of Account Debtor Notification
Exhibit F	Form of Compliance Certificate
Exhibit G	Form of Assignment and Assumption Agreement
Schedule 1(a)	Eligible Change Order Claims
Schedule 1(b)	General Indemnity Agreements
Schedule 1(c)	Permitted Eligible M&E Locations
Schedule 1(d)	Mortgage Requirements
Schedule 1(e)	Subordinated Shareholder Debt
Schedule 1(f)	Unsecured Existing Notes
Schedule 1(g)	Equity Investors
Schedule 1.1(b)	Certain Secured Indebtedness
Schedule 7.29(b)	Maximum Eligible Change Order Claim Accounts Payable
Schedule 7.30	Post-Closing Matters
Schedule 8.6	Affiliate Transactions
Schedule 8.9	Permitted Sale-Leaseback Transaction
Schedule 8.12	Negative Pledges
Schedule 9.1	Minimum EBITDA

*	Certain annexes, exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K because the information contained therein is not material and is not otherwise publicly disclosed. The registrant undertakes to furnish supplementally a copy of the exhibits and schedules to the Securities and Exchange Commission upon request.

v

Term Loan and Security Agreement

This Term Loan and Security Agreement (as it may be amended, restated or otherwise modified from time to time, this “Agreement”) is entered into on September 30, 2024, by and among SOUTHLAND HOLDINGS LLC, a Texas limited liability company (“Southland LLC”, and together with any other Borrower party hereto from time to time, each a “Borrower” and, collectively the “Borrowers”), SOUTHLAND HOLDINGS, INC., a Delaware corporation (“Parent”, as a Guarantor and each of the other Guarantors party hereto from time to time, the Lenders party hereto from time to time and CALLODINE COMMERCIAL FINANCE, LLC, as agent for the Lenders (in such capacity, “Agent”). The Annexes, Schedules and Exhibits to this Agreement, as well as the Perfection Certificate attached to this Agreement, are an integral part of this Agreement and are incorporated herein by reference.

1. DEFINITIONS.

1.1. Certain Defined Terms.

Unless otherwise defined herein, the following terms are used herein as defined in the UCC or the PPSA, as applicable: Accounts, Account Debtor, As-Extracted Collateral, Certificated Security, Chattel Paper, Commercial Tort Claims, Commodity Account (or Futures Accounts, as defined in the PPSA), Debtor, Deposit Accounts, Documents (or Documents of Title, as defined in the PPSA), Electronic Chattel Paper, Equipment, Farm Products, Financing Statement, Fixtures, General Intangibles (or Intangibles, as defined in the PPSA), Goods, Instruments, Inventory, Letter-of-Credit Rights, Money, Payment Intangible, Proceeds, Secured Party, Securities Accounts, Security Agreement, Supporting Obligations and Tangible Chattel Paper.

As used in this Agreement, the following terms have the following meanings:

“Adjusted Term SOFR” shall mean, for purposes of any calculation, the rate per annum equal to (a) Term SOFR for such calculation plus (b) the Term SOFR Adjustment; provided that if Adjusted Term SOFR as so determined shall ever be less than the Floor, then Adjusted Term SOFR shall be deemed to be the Floor.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to any Person, any other Person in control of, controlled by, or under common control with the first Person, and any other Person who has a substantial interest, direct or indirect, in the first Person or any of its Affiliates, including, any officer or director of the first Person or any of its Affiliates; provided, that neither Agent, any Lender nor any of their respective Affiliates shall be deemed an “Affiliate” of any Loan Party for any purposes of this Agreement. For the purpose of this definition, a “substantial interest” shall mean the direct or indirect legal or beneficial ownership of more than ten (10%) percent of any class of equity or similar interest.

“Agent” has the meaning set forth in the preamble to this Agreement, and includes any successor agent appointed in accordance with Section 14.6, including Alana Porrazzo, Esq. of Jennings, Haug, Keleher, McLeod, Waterfall LLP in her capacity as Trustee of the Southland Collateral Trust, as “Successor Agent” pursuant to the Callodine Assignment.

“Agent-Related Persons” means Agent, together with its Affiliates, officers, directors, employees, members, managers, attorneys, lawyers and agents.

“Agent Professionals” means attorneys, lawyers, accountants, appraisers, auditors, business valuation experts, liquidation agents, collection agencies, auctioneers, environmental engineers or consultants, financial advisors, turnaround consultants, and other professionals and experts retained by Agent.

“Agreement” and “this Agreement” has the meaning set forth in the preamble to this Agreement.

“Allocable Amount” has the meaning set forth in Section 2.12(e)(ii).

“Applicable Law” has the meaning set forth in Section 3.7.

“Applicable Margin” means seven and one-fourth percent (7.25%) per annum.

“Approved Electronic Communication” means each notice, demand, communication, information, document and other material transmitted, posted or otherwise made or communicated by e-mail, facsimile, or any other equivalent electronic service, whether owned, operated or hosted by Agent, any of its Affiliates or any other Person, that any party is obligated to, or otherwise chooses to, provide to Agent pursuant to this Agreement or any other Loan Document, including any financial statement, financial and other report, notice, request, certificate and other information or material; provided, that Approved Electronic Communications shall not include any notice, demand, communication, information, document or other material that Agent specifically instructs a Person to deliver in physical form.

“Approved Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of business, in each case that is administered, managed, advised or underwritten by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Approved Surety” means (i) Zurich Insurance and each other surety that is party to the Callodine Assignment as an “Assignee” thereunder, and each of their affiliates and subsidiaries and any other companies writing bonds for which the applicable General Indemnity Agreement is consideration (and other companies from whom such Person procures bonds for the Indemnitor (as defined in the applicable General Indemnity Agreement)), and their co-sureties and reinsurers, and their respective successors and permitted assigns or (ii) any Person (together with its affiliates and subsidiaries and other companies writing bonds for which a General Indemnity Agreement is consideration (and other companies from whom such Person procures bonds for the Indemnitor (as defined in the applicable General Indemnity Agreement))) who replaces or supplements the Persons identified in clause (i) above under the applicable Surety Credit Documents as executor or procurer of bonds pursuant to such Surety Credit Documents, and their co-sureties and reinsurers, and their respective successors and permitted assigns, in each case of clauses (i) and (ii), provided such surety has entered into an intercreditor agreement, subordination agreement, surety letter agreement, lien release or such other agreement or document as required by the Agent, in form and substance satisfactory to the Agent.

“Asset Sale” has the meaning set forth in Section 8.7(b).

“Assignee” has the meaning set forth in Section 15.9(a).

“Assignment and Assumption” means (a) an assignment and assumption agreement substantially in the form of Exhibit G and (b) the Callodine Assignment.

“Assignment of Claims Act”, means the Assignment of Claims Act of 1940, as amended, currently codified at 31 U.S.C. 3727 and 41 U.S.C. 6305, and includes the prior historically referenced Federal Anti-Claims Act (31 U.S.C. 3727) and the Federal Anti-Assignment Act (41 U.S.C. 6305).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bankruptcy Code” means the United States Bankruptcy Code (11 U.S.C. § 101 et seq.).

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) Adjusted Term SOFR plus 1.00%, (b) the rate of interest published by the Wall Street Journal as the “WSJ Prime Rate”, (c) the Federal Funds Rate for such day, plus 0.50%, and (d) the Floor. Any change in the WSJ Prime Rate or the Federal Funds Rate, respectively, shall take effect at the opening of business on the day specified in the public announcement of such change.

“Base Rate Loan” means any Loan which bears interest at or by reference to the Base Rate.

“BIA” means the Bankruptcy and Insolvency Act (Canada).

“Blocked Account” has the meaning set forth in Section 6.1.

“Blocked Account Agreement” means with respect to a Deposit Account, Securities Account, Commodity Account or Futures Account established or maintained by a Loan Party, an agreement, in form and substance satisfactory to the Agent, establishing control (within the meaning of Section 9-104 or Section 8-106 of the UCC, as applicable, or the PPSA), or otherwise administrative control, of such Deposit Account, Securities Account, Commodity Account or Futures Account, as applicable, by the Agent and whereby the bank, financial institution or intermediary maintaining such Deposit Account, Securities Account, Commodity Account or Futures Account agrees, among other things, to comply only with the instructions originated by the Agent without the further consent of any Loan Party.

“Board of Directors” means, (a) with respect to any corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board, (b) with respect to a partnership, the board of directors of the general partner of the partnership, (c) with respect to a limited liability company, the managing member or members or any controlling committee, board of managers, or board of directors of such company or the sole member or the managing member thereof, and (d) with respect to any other Person, the board or committee of such Person serving a similar function.

“Borrower” and “Borrowers” has the meaning set forth in the preamble to this Agreement.

“Borrower Representative” means Southland LLC, in such capacity pursuant to the provisions of Section 2.11, or any permitted successor Borrower Representative selected by Borrowers and approved by Agent.

“Borrowing Base” means, as of any date of determination prior to the Callodine Assignment Date, the Dollar Equivalent Amount, equal to the sum of the following:

(a) the NOLV of Eligible M&E multiplied by the M&E Advance Rate, plus

(b) 45% of the Discounted Value of Eligible Change Order Claims; minus

(c) all Reserves which Agent has established pursuant to Section 2.1(c).

In the event that, prior to the Callodine Assignment Date, Equipment of a Loan Party (other than Parent) which was previously Eligible M&E ceases to be Eligible M&E hereunder, such Loan Party or the Borrower Representative shall notify Agent thereof promptly (and the Agent may implement Reserves in respect thereof), and with respect to any previously Eligible M&E with an NOLV greater than $1,000,000 that ceases to be Eligible M&E hereunder for any reason prior to the Callodine Assignment Date, the Borrower Representative shall promptly provide the Agent with an updated Borrowing Base Certificate reflecting the exclusion of such previously Eligible M&E from the Borrowing Base.

To the extent occurring prior to the Callodine Assignment Date, the Borrower Representative shall notify Agent promptly with respect to any reduction in the Discounted Value with respect to any Eligible Change Order Claim (and the Agent may implement Reserves in respect thereof) and the Borrower Representative shall promptly provide the Agent with an updated Borrowing Base Certificate reflecting such reduction in the Borrowing Base.

“Borrowing Base Certificate” means a certificate in the form provided by Agent to Borrower Representative for use in reporting the Borrowing Base, together with all schedules, annexes and exhibits thereto, which shall be completed in substance and detail reasonably acceptable to Agent.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, the state where the Agent’s Lending Office is located.

“Callodine” means Callodine Commercial Finance, LLC.

“Callodine Affiliated Lender” means any Lender hereunder who is an Affiliate of Callodine, including Callodine SPV.

“Callodine Assignment” means that certain Assignment and Assumption, dated as of March 17, 2026 (the “Callodine Assignment Date”), by and among Callodine, as “Agent” and “Resigning Agent”, the Lenders party thereto, as “Assignors”, Alana Porrazzo, Esq. of Jennings, Haug, Keleher, McLeod Waterfall LLP in her capacity as Trustee of the Southland Collateral Trust, as “Successor Agent”, and each Person party thereto as an “Assignee”, as agreed to by each Borrower and each Guarantor.

“Callodine Assignment Date” has the meaning set forth in the definition of Callodine Assignment.

“Callodine SPV” means Callodine Commercial Finance SPV, LLC.

“Canadian Anti-Money Laundering & Anti-Terrorism Legislation” means the Criminal Code (Canada), the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), the United Nations Act (Canada) and other applicable Canadian anti-money laundering, anti-terrorism and “know your client” laws, together with all rules, regulations and interpretations issued by the Canadian government thereunder or related thereto including, without limitation, the Regulations Implementing the United Nations Resolutions on the Suppression of Terrorism and the United Nations Al-Qaida and Taliban Regulations promulgated under the United Nations Act (Canada).

“Canadian Defined Benefit Plan” means a Canadian Pension Plan which contains a “defined benefit provision,” as defined in subsection 147.1(1) of the ITA.

“Canadian Dollars” means the lawful currency of Canada.

“Canadian Loan Party” means any Loan Party that is organized under the laws of Canada or any province or territory thereof.

“Canadian Multi-Employer Plan” means a multi-employer pension plan, as such term is defined in the Pension Benefits Act (Ontario) or any similar plan registered under pension standards legislation of another jurisdiction in Canada to which any of the Loan Parties contributes for its employees or former employees employed in Canada.

“Canadian Pension Event” means (a) the whole or partial withdrawal of a Loan Party from a Canadian Pension Plan during a plan year; or (b) the filing of a notice of intent to terminate in whole or in part a Canadian Pension Plan or the treatment of a Canadian Pension Plan amendment as a termination or partial termination; or (c) the institution of proceedings by any Governmental Authority to terminate in whole or in part or have a trustee appointed to administer a Canadian Pension Plan; or (d) any statutory deemed trust or Lien arises in connection with a Canadian Pension Plan (save for contribution amounts not yet due); or (e) any other event or condition which might constitute grounds for the termination of, winding up or partial termination of winding up or the appointment of a trustee to administer, any Canadian Pension Plan.

“Canadian Pension Plan” means a pension plan that is covered by the applicable pension standards laws of any jurisdiction in Canada including the Pension Benefits Act (Ontario) and the ITA and that is maintained or sponsored by a Loan Party for employees or former employees in Canada, but excluding any Canadian Multi-Employer Plan and any statutory plan.

“Canadian Priority Payable Reserve” means, at any time, without duplication, any amounts past due and owing by any Loan Party, or the accrued amount for which such Loan Party has an obligation to remit, to a Governmental Authority or other Person which have, or could in any proceeding have, a trust, deemed trust, constructive trust, right of garnishment, right of distress, charge or statutory Lien imposed to provide for payment or Liens ranking or capable of ranking senior to or pari passu with Liens securing the Obligations on any Collateral of any Loan Party included in the Borrowing Base under federal, provincial, state, county, territorial, municipal, or local law, including claims for unremitted and accelerated rents, utilities, taxes (including sales taxes, value added taxes, amounts deducted or withheld or not paid and remitted when due under the ITA, excise taxes, goods and services taxes and harmonized sales taxes payable pursuant to Part IX of the Excise Tax Act (Canada) or similar taxes under provincial or territorial law), the claims of carriers under the under the Highway Traffic Act (Ontario) or similar statutes in other provinces, the claims of a labourer or worker (whether full-time or part-time) who is owed wages (including any amounts protected by the Wage Earner Protection Program Act (Canada) or secured by Section 81.3 or 81.4 of the BIA), amounts due and not paid for inventory subject to rights of suppliers under Section 81.1 of the BIA or other applicable law (generally known as the “30-day goods rule), salaries, commissions, disbursements, compensation or other amounts (such as union dues payable on behalf of employees) by any Loan Party, vacation pay, severance pay, employee source deductions, workers’ compensation obligations, government royalties or pension fund obligations (including claims in respect of, and all amounts currently or past due and not contributed, remitted or paid to, or pursuant to, the Canada Pension Plan, any Canadian Pension Plan or any applicable Canadian pension standards legislation and any amounts representing any unfunded liability, solvency deficiency or wind-up deficiency with respect to any Canadian Pension Plan), in each case, to the extent that there is such a trust, statutory Lien or Lien in respect of the specified item that has or is capable of having such senior or pari passu ranking.

“Canadian Security Documents” means, collectively, (i) that certain Canadian Security Agreement dated as of the Closing Date in favor of Agent, and (ii) each other security agreement, deed of hypothec, mortgage or other document executed and delivered by any Loan Party pursuant to which a Lien is granted (or purported to be granted) in favor of Agent to secure the Obligations, in each case, as the same may be amended, restated, supplemented, renewed, replaced or otherwise modified from time to time.

“Capital Expenditures” means all expenditures which, in accordance with GAAP, would be required to be capitalized and shown on the consolidated balance sheet of Parent, but excluding (1) expenditures made in connection with the acquisition, replacement, substitution or restoration of assets to the extent financed (a) from insurance proceeds (or other similar recoveries) paid on account of the loss of or damage to the assets being replaced or restored or (b) with cash awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced, (2) expenditures during such period that, pursuant to a written agreement, are reimbursed or reimbursable by a third Person (excluding Parent or any of its Affiliates), provided that to the extent any such reimbursable expenditures are not actually reimbursed within one-hundred eighty (180) days of expenditure thereof, such unreimbursed expenditures shall constitute Capital Expenditures, (3) expenditures financed from the proceeds of the contribution to or issuance of Qualified Equity Interests of Parent, and (4) expenditures consisting of the exchange of assets substantially contemporaneously with the purchase of new or replacement assets.

“Capitalized Lease” means any lease which is or should be capitalized on the balance sheet of the lessee thereunder in accordance with GAAP.

“Cash Equivalents” shall mean, collectively, (a) marketable, direct obligations of the United States Government or its agencies and backed by the full faith and credit of the United States, maturing within one hundred eighty (180) days the date of purchase, (b) commercial paper issued by corporations, each of which shall (i) have a consolidated net worth of at least $500,000,000 and (ii) conduct substantially all of its business in the United States, which commercial paper will mature within one hundred eighty (180) days from the date of the original issue thereof and is rated “P-1” or better by Moody’s or “A-1” or better by S&P, (c) certificates of deposit maturing within two hundred and seventy (270) days of the date of purchase and issued by a US national or state bank having deposits totaling more than $500,000,000, and whose short-term debt is rated “P-1” or better by Moody’s or “A-1” or better by S&P, and (d) up to $100,000 per institution and up to $1,000,000 in the aggregate in (i) short-term obligations issued by any local commercial bank or trust company located in those areas where any Borrower conducts its business, whose deposits are insured by the Federal Deposit Insurance Corporation, or (ii) commercial bank-insured money market funds, or any combination of the types of investments described in this clause (d).

“CCAA” means the Companies’ Creditors Arrangement Act (Canada).

“Change in Law” means the occurrence, after the Closing Date, of any of the following: (a) the adoption or taking effect of any applicable law, (b) any change in any applicable law or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States, Canadian or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law,” regardless of the date enacted, implemented, adopted or issued.

“Change of Control” means each occurrence of any of the following:

(a) Permitted Holders cease beneficially and of record to own and control, directly or indirectly, at least 50.1% on a fully diluted basis of the aggregate outstanding voting and economic power of the Equity Interests of Parent (without regard to the occurrence of any contingency);

(b) the members of the Board of Directors of Parent that were appointed and are controlled by the Permitted Holders shall fail, collectively, to constitute a majority of the Board of Directors of Parent;

(c) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) other than the Permitted Holders becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of 33% or more of the equity securities of Parent entitled to vote for members of the board of directors or equivalent governing body of Borrower on a fully-diluted basis (and taking into account all such securities that such “person” or “group” has the right to acquire pursuant to any option right);

(d) Parent shall cease to have beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of 100% of the aggregate voting or economic power of the Equity Interests of (i) each Borrower and (ii) each other Loan Party (other than, with respect to this clause (ii), in connection with any transaction permitted pursuant to Section 8.7(d)), in each case of clauses (i) and (ii), free and clear of all Liens other than Permitted Liens;

(e) the adoption by the members of Parent or a Borrower of a plan or proposal for the liquidation or dissolution of Parent or such Borrower;

(f) the sale, assignment, lease, transfer, conveyance or other disposition (other than by way of merger, amalgamation or consolidation), in one or a series of related transactions, of all or substantially all of the assets of Parent and its Subsidiaries taken as a whole to any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act); or

(g) a “Change of Control” (or any comparable term or provision) occurs under or with respect to any Disqualified Equity Interests, any Material Contract or any Subordinated Debt of Parent or any of its Subsidiaries.

“Closing Date” means September 30, 2024.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means all property and interests in property in or upon which a security interest, mortgage, pledge or other Lien is granted pursuant to this Agreement or the other Loan Documents, including all of the property of each Loan Party described in Section 5.1.

“Collateral Access Agreement” means any agreement, in form and substance reasonably satisfactory to Agent, of any landlord, lessor, mortgagee, warehouseman, processor, consignee or other Person (i) in possession of, having a Lien upon or having rights or interests in, any of the Collateral in favor of Agent for the benefit of the Secured Parties waiving or subordinating Liens or certain other rights or interests such Person may hold in regard to the property of any of the Loan Parties and providing Agent access to its Collateral (without requiring the cure any defaults of any Loan Parties), and/or (ii) granting access or providing occupancy rights (without requiring the cure any defaults of any Loan Parties), in favor of Agent for the benefit of the Secured Parties, for a sufficient time for the purpose of disposing of Collateral located at such property in a manner determined by Agent in its Permitted Discretion, and providing such estoppel statements and leasehold mortgagee protections as Agent shall reasonably request.

“Collections” has the meaning set forth in Section 6.1.

“Commitment” means the Term Loan Commitment and the Delayed Draw Term Loan Commitment.

“Commitment Schedule” means the Commitment Schedule attached hereto as Annex III.

“Compliance Certificate” means a compliance certificate substantially in the form of Exhibit F hereto to be signed by a Responsible Officer.

“Confidential Information” means confidential information that any Loan Party furnishes to Agent pursuant to any Loan Document concerning any Loan Party’s business, but does not include any such information once such information has become, or if such information is, generally available to the public or available to Agent (or other applicable Person) from a source other than the Loan Parties which is not, to Agent’s knowledge, bound by any confidentiality agreement in respect thereof.

“Conforming Changes” means, with respect to Term SOFR or any Term SOFR Successor Rate, the use, administration, adoption or implementation of any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, and other technical, administrative or operational matters) that Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by Agent in a manner substantially consistent with market practice (or, if Agent decides that adoption of any portion of such market practice is not administratively feasible or if Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Covenant Compliance Period” means the period prior to the Callodine Assignment Date (a) commencing on the date on which Liquidity is less than $30,000,000 and (b) ending on the earlier of (i) the first date thereafter on which Liquidity has been greater than $30,000,000 for a period of thirty (30) consecutive days and (ii) the Callodine Assignment Date. The termination of a Covenant Compliance Period as provided herein shall in no way limit, waive or delay the occurrence of a subsequent Covenant Compliance Period in the event that the conditions set forth in this definition again arise.

“Credit Bid” has the meaning set forth in Section 14.9.

“Debtor Relief Laws” means the Bankruptcy Code, the BIA, the CCAA, the Winding-up and Restructuring Act (Canada), the reorganization provisions of applicable corporate statutes and all other liquidation, dissolution, winding-up, administration, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States, Canada or other applicable jurisdictions from time to time in effect.

“Delayed Draw Expiration Date” means the Callodine Assignment Date.

“Delayed Draw Principal Amount” means the sum of all Delayed Draw Term Loans.

“Delayed Draw Term Loans” means the term loans made by the relevant Lenders pursuant to Section 2.1(b) hereof, including any PIK Interest capitalized and added to the principal amount thereof.

“Delayed Draw Term Loan Commitment” means (a) as to any Lender, the aggregate commitment of such Lender to make a Delayed Draw Term Loan to the Borrowers as set forth in the Commitment Schedule or in the most recent Assignment and Assumption to which it is a party (as adjusted to reflect any assignments as permitted hereunder) and (b) as to all Lenders, the aggregate commitment of all Lenders to make Delayed Draw Term Loans to the Borrowers, which aggregate commitment as of the Closing Date shall be in an amount equal to $20,000,000.

“Default” means any event or circumstance which with notice or passage of time, or both, would constitute an Event of Default.

“Default Rate” has the meaning set forth in Section 3.1.

“Discounted Value” means, with respect to Eligible Change Order Claims, the discounted value of a particular Eligible Change Order Claim as set forth in Schedule 1(a), which amount shall correspond to the value attributed to such Eligible Change Order Claim in the balance sheet of the Borrower as of the Closing Date, as may be reduced from time to time with respect to any such Eligible Change Order Claim to reflect the reasonably anticipated recovery values thereof reflecting due consideration of variables and the diminution of claim values as the claims are scrutinized and pursued (including reductions as reflected in the balance sheet of the Borrower after the Closing Date or as a result of negotiation, compromise, settlement or court determination of the value of such claim (or any portion thereof)), plus (i) all undisputed retainage payments owing to a Loan Party in connection with the applicable Project related to such Eligible Change Order Claims and (ii) amounts as of the Closing Date being pursued through a counterclaim brought by a Loan Party against the party disclosed to the Agent in writing prior to the Closing Date in good faith, in all cases determined net of amounts (1) which are or may be deemed to constitute construction trust funds under applicable law, (2) which are may become necessary to pay valid accounts payable for work performed by others in connection with the Projects (including, without limitation, any retainage accounts payable), (3) are or become necessary to fund the performance of the completion of the work on the Projects, (4) which constitute any other claims (including any rights of setoff, counterclaim, recoupment or any pass through claims owed to third parties) of any subcontractor, surety or any other Person, (5) any asserted or potential claims against the Company or (6) payments received in respect of any such Eligible Change Order Claim. Any determination of the Discounted Value by any Loan Party shall be reasonable under the circumstances made at the time of determination and made in good faith.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (in one transaction or in a series of transactions and whether effected pursuant to a Division or otherwise) of any property by any Person.

“Disqualified Equity Interests” means any Equity Interests which, by their terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable (other than for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations), or are redeemable at the option of the holder thereof (other than for Qualified Equity Interests or Permitted Indebtedness), in whole or in part, on or prior to 181 days following the Scheduled Maturity Date at the time such Equity Interest is issued, (b) is or becomes convertible into or exchangeable (unless at the sole option of the issuer thereof) for (i) debt securities or (ii) any Equity Interests that would constitute Disqualified Equity Interests, in each case at any time on or prior to 181 days following the Scheduled Maturity Date at the time such Equity Interest is issued, (c) contains any mandatory repurchase obligation which may come into effect prior to the Scheduled Maturity Date or (d) provides for the scheduled payments of dividends in cash on or prior to 181 days following the Scheduled Maturity Date at the time such Equity Interest is issued.

“Dividends” shall mean any direct or indirect distribution, dividend, or payment of cash or other property of any kind to any Person on account of any Equity Interests of a Loan Party.

“Division” in reference to any Person which is an entity, means the division of such Person into two (2) or more separate Persons, with the dividing Person either continuing or terminating its existence as part of such division, including as contemplated under Section 18-217 of the Delaware Limited Liability Act for limited liability companies formed under Delaware law, or any analogous action taken pursuant to any other applicable law with respect to any corporation, limited liability company, partnership or other entity. The word “Divide” when capitalized, shall have a correlative meaning.

“Dollar Equivalent Amount” means, at any time, (a) as to any amount denominated in Dollars, the amount thereof at such time, and (b) as to any amount denominated in a currency other than Dollars (including Canadian Dollars), the equivalent amount in Dollars as reasonably determined by Agent at such time that such amount could be converted into Dollars by Agent according to prevailing exchange rates selected by Agent.

“Dollars” or “$” means United States Dollars.

“Domestic Subsidiary” shall mean any Subsidiary of a Loan Party that is organized and existing under (i) the laws of the United States or any state or commonwealth thereof or under the laws of the District of Columbia or (ii) the laws of Canada or any province or territory thereof.

“Early Termination Premium” has the meaning provided therefore in the Fee Letter; provided that, during the period commencing on the Callodine Assignment Date and ending immediately prior to the Reinstatement Date, each reference to “Early Termination Premium” in Sections 2.5(a), 2.6(a), 2.6(c), and 11.2 of this Agreement, and in the definition of “Obligations” in Section 1.1, is suspended and shall have no force or effect. No Early Termination Premium shall be due or payable solely as a result of any payment or prepayment made before the Reinstatement Date to the extent covered by such suspension. On and after the Reinstatement Date, each such reference to “Early Termination Premium” and any provisions in this Agreement and the other Loan Documents governing such premium shall automatically be reinstated and enforceable, including in connection with any acceleration, demand for Payment in Full, repayment, prepayment, remedy, or enforcement action occurring on or after the Reinstatement Date; provided, further, that such reinstatement shall be subject to rescission in accordance with, and only to the extent provided in, Section 2.5(e).

“E-Signature” means the process of attaching to or logically associating with an Approved Electronic Communication an electronic symbol, encryption, digital signature or process (including the name or an abbreviation of the name of the party transmitting the Approved Electronic Communication) with the intent to sign, authenticate or accept such Approved Electronic Communication.

“EBITDA” means, for the applicable period, for the Loan Parties on a consolidated basis, the sum of:

(a) Net Income, plus (in each case without duplication and to the extent the respective amounts described in subclauses (b) through (h) otherwise reduced Net Income (and were not excluded from Net Income by operation of its definition) for the applicable period), plus

(b) Interest Expense deducted in the calculation of such Net Income, plus

(c) taxes on income, including federal, foreign, state, franchise and similar taxes, whether paid, payable or accrued, plus

(d) depreciation expense, plus

(e) amortization expense, plus

(f) any other non-cash charges and losses, plus

(g) fees, costs, expenses, charges and accruals related to the closing of this Agreement incurred and paid prior to the Closing Date or within 90 days thereafter and in an amount not to exceed $1,000,000; plus

(h) extraordinary, unusual, one-time or non-recurring fees, costs, expenses and charges set forth in and in amounts not otherwise exceeding those set forth for any profit and loss projections, balance sheet projections, income statement projections and cash flow projections in respect of any Fiscal Year (and any updates thereto) provided by or on behalf of Borrowers and as are acceptable to Agent in its Permitted Discretion; provided, that, this clause (h) shall not include extraordinary, unusual, one-time or non-recurring fees, costs, expenses and charges incurred in connection with the discontinued materials and paving division (which shall be limited as provided in clause (k) below); plus

(i) proceeds of business interruption which have been received or are reasonably expected to be received within 60 days of the end of such applicable period; plus

(j) fees, costs, expenses and losses which are subject to indemnity, insurance, reimbursement and similar arrangements the proceeds of which have been received or are reasonably expected to be received within 60 days after the end of the applicable period; plus

(k) without duplication of any amounts added back pursuant to clause (h) above, extraordinary, unusual, one-time or non-recurring fees, costs, expenses and charges incurred in connection with the discontinued materials and paving division during the Fiscal Year ending December 31, 2024, in an amount not to exceed $58,200,000; plus

(l) such other amounts and adjustments acceptable to Agent in its sole discretion;

minus

(m) any other non-cash gains that have been added in the calculation of such Net Income to the extent the amounts increased such Net Income for applicable period.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Change Order Claim” means, as of the date of determination thereof, a change order claim under a contract for a completed Project owned by a Loan Party (other than Parent) that arises in the Ordinary Course of Business from the sale of goods or rendering of services, is approved by Agent, in its sole discretion, to be an Eligible Change Order Claim and is set forth on Schedule 1(a) together with a description of the contract underlying such Eligible Change Order Claim and each surety bond or other credit support with respect to the Project (it being understood that such claims set forth on Schedule 1(a) are deemed to be approved by the Agent as of the Closing Date), as such schedule may be amended or modified with the prior written consent of the Agent (or as may be amended by the Agent in its Permitted Discretion to reflect that a formerly eligible change order claim is no longer an Eligible Change Order Claim). Notwithstanding the foregoing, no change order claim shall be an Eligible Change Order Claim unless it that satisfies each of the following criteria set forth below:

(a) such Loan Party has good and valid title to such change order claim and no Person (other than such Loan Party) shall have any direct or indirect ownership, interest or title in such change order claims;

(b) such Loan Party has the right to subject such change order claim to a Lien in favor of Agent, and such change order claim is subject to a first priority perfected Lien in favor of Agent;

(c) all work to be completed by any Loan Party set forth in the contract underlying such change order claim has been completed and the change order claim is believed by the Loan Parties, in good faith, to be a valid and enforceable change order claim;

(d) the Loan Parties are diligently pursuing such claims in good faith through appropriate proceedings;

(e) such Loan Party is in compliance with the covenants, warranties and representations in this Agreement and the other Loan Documents with respect to such change order claim; provided, however, that this clause (e) shall not (i) be deemed a waiver by the Required Lenders of any Default or Event of Default which occurs under this Agreement or any other Loan Document as a result of any breach of any such representation, warranty, or covenant or (ii) limit the ability of the Agent to institute Reserves in connection therewith to the extent provided in this Agreement;

(f) the surety bond supporting the contract regarding such Eligible Change Order Claim is provided by an Approved Surety which has waived or subordinated in favor of the Agent all of its right, title and interest (including the release or subordination of all Liens) with respect to such Eligible Change Order Claim, in a written agreement in form and substance satisfactory to the Agent; and

(g) which Agent, in its Permitted Discretion, has not deemed to be ineligible for any reason.

“Eligible M&E” means, as of the date of determination thereof, the Equipment owned by a Loan Party (other than Parent) that satisfies each of the following criteria set forth below:

(a) such Loan Party has good and valid title to such Equipment and no Person (other than such Loan Party) shall have any direct or indirect ownership, interest or title in such Equipment;

(b) such Loan Party has the right to subject such Equipment to a Lien in favor of Agent, and such Equipment is subject to a first priority perfected Lien in favor of Agent and is free and clear of all other Liens or claims of any nature whatsoever (except for Permitted Liens (other than Permitted Liens described in clauses (b) or (c) thereof), subject to Reserves);

(c) the full purchase price for such Equipment has been paid;

(d) the Loan Parties are in possession of such Equipment and utilizing such Equipment in the Ordinary Course of Business and such Equipment is not leased or licensed out for use to a non-Loan Party;

(e) such Loan Party is in compliance with the covenants, warranties and representations in this Agreement and the other Loan Documents with respect to such Equipment; provided, however, that this clause (e) shall not (i) be deemed a waiver by the Required Lenders of any Default or Event of Default which occurs under this Agreement or any other Loan Document as a result of any breach of any such representation, warranty, or covenant or (ii) limit the ability of the Agent to institute Reserves in connection therewith to the extent provided in this Agreement;

(f) such Equipment is located in the United States or Canada in a location set forth on Schedule 1(c) (or any other location satisfactory to Agent in its sole discretion) and such Equipment is located on premises (i) owned by such Loan Party, (ii) leased by such Loan Party where the lessor (and, if applicable, its mortgagee) has delivered to Agent a Collateral Access Agreement (which may include, without limitation, a subordination non-disturbance and attornment agreement or similar agreement indicating that such mortgagee does not have a lien or other interest in such Equipment) (unless Agent (i) has implemented a Reserve equivalent to two (2) months’ rent for such leased location or (ii) otherwise consents in writing in its Permitted Discretion; provided, that no Reserve shall be implemented with respect to equipment storage yards where equipment is located with a fair market value of less than $1,000,000 individually (up to an aggregate of $5,000,000 for all such equipment yards that are not subject to a rent Reserve); provided, further, that during the period from the Closing Date through the date that is thirty (30) days after the Closing Date (or such later date as the Agent may agree in its sole discretion) Equipment that is in compliance with this definition (other than this clause (f)(ii)) shall be deemed “Eligible M&E” for all purposes under this Agreement, or (iii) which constitute a “job site” controlled by the Loan Parties to which the applicable Loan Parties, to the extent such Loan Parties control such “job site”, have granted access to the Agent;

(g) such Equipment is in all material respects in working order and condition (ordinary wear and tear excepted) and is used or held for use by such Loan Party in the Ordinary Course of Business of such Loan Party for the production or manufacture of Inventory and such Equipment is not (as determined by Agent in its Permitted Discretion) defective, damaged, or unfit for use;

(h) such Equipment (i) is not subject to any agreement, other than this Agreement, any other Loan Document, or the applicable General Indemnity Agreement of an Approved Surety, which restricts the ability of such Loan Party to use, sell, transport or dispose of such Equipment or which restricts Agent’s ability to take possession of, sell or otherwise dispose of such Equipment and (ii) has not been purchased from a Person subject to Sanctions;

(i) such Equipment does not constitute “Fixtures” under the applicable laws of the jurisdiction in which such Equipment is located;

(j) Agent has received a Qualified Appraisal of such Equipment;

(k) such Equipment does not contain or bear, and is not subject to, any intellectual property rights of any third party (including rights licensed to such Loan Party) unless the Agent is satisfied that it may sell or otherwise dispose of such Equipment without (i) infringing the rights of such third party, (ii) violating any contract with such third party, or (iii) incurring any liability to such third party;

(l) such Equipment is not subject to any certificate of title or certificate of title statute, rule or regulation or maritime or marine registration statute, rule or regulation, unless agreed to by Agent in its Permitted Discretion, including any circumstance as to which a Loan Party shall have delivered to Agent (or its designee) the original of any title certificate reflecting Agent’s first priority perfected Lien on such Equipment (including naming Agent as the first priority lienholder on such Certificate of Title) and provide and/or file all agreements, documents or instruments (including vessel mortgages and related documentation satisfactory to the Agent) necessary to have the Lien of Agent noted on any such certificate or with the appropriate Governmental Authority or otherwise to establish the Agent’s first priority perfected Lien with respect to such Equipment (as determined by the Agent in its Permitted Discretion); and

(m) which Agent, in its Permitted Discretion, has not deemed to be ineligible.

“Enforcement Action” means any action to enforce any Obligations or Loan Documents or to exercise any rights or remedies relating to any Collateral, whether by judicial action, self-help, notification of Account Debtors, setoff or recoupment, credit bid, deed in lieu of foreclosure, action in any proceeding seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other Debtor Relief Laws or otherwise.

“Environmental Laws” means any and all federal, state, provincial, territorial, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

“Environmental Liability” means any liability, obligation, damage, loss, claim, action, suit, judgment, order, fine, penalty, fee, expense, or cost, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of any Borrower, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal or presence of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means, as applied to any Person, any capital stock, membership interests, partnership interests, limited liability company interests or other equity interests of such Person, regardless of class or designation, and all warrants, options, purchase rights, conversion or exchange rights, voting rights, calls or claims of any character with respect thereto.

“Equity Investors” means those certain individuals set forth on Schedule 1(g) attached hereto.

“ERISA” means the Employee Retirement Income Security Act of 1974 and all rules, regulations and orders promulgated thereunder.

“ERISA Affiliate” means, with respect to any Loan Party, any trade or business (whether or not incorporated) under common control with such Loan Party within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code and Section 302 of ERISA).

“ERISA Event” means: (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of any Loan Party or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by a Loan Party or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA; (e) the institution by the PBGC of proceedings to terminate a Pension Plan; (f) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (g) the determination that any Pension Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; or (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon a Loan Party or any ERISA Affiliate.

“Event of Default” has the meaning set forth in Section 11.1.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender its Lending Office, located in the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes; (b) in the case of a Non-U.S. Recipient (as defined in Section 13(e)), U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Non-U.S. Recipient with respect to an applicable interest in a Loan pursuant to a law in effect on the date on which (i) such Non-U.S. Recipient becomes a party to this Agreement (other than pursuant to an assignment request by the Borrowers under Section 3.8) or (ii) such Non-U.S. Recipient changes its Lending Office, except in each case to the extent that, pursuant to Section 13 amounts with respect to such Taxes were payable to such Non-U.S. Recipient’s assignor immediately before such assignment or to such Non-U.S. Recipient immediately before it changed its Lending Office; (c) U.S. federal withholding Taxes that would not have been imposed but for such Recipient’s failure to comply with Section 13(e); and (d) any U.S. federal withholding Taxes imposed pursuant to FATCA.

“Existing Indebtedness” means Indebtedness, liabilities and other obligations existing under (i) that certain Loan Agreement, dated as of the July 15, 2021 (as amended, restated, amended and restated, supplemented or otherwise modified and in effect on the date hereof) among the Loan Parties, the other Persons party thereto from time to time as Guarantors, the financial institutions party thereto from time to time as lenders, and Frost Bank, as agent, and (ii) that certain Lease # 001592-4 by and between Texas Capital Bank and Southland Contracting, Inc.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Code.

“Federal Funds Rate” means, for any day, the rate per annum calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided that if the Federal Funds Rate as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Fee Letter” means the fee letter dated as of the Closing Date, among Agent and Borrowers, as amended, restated, supplemented or otherwise modified from time to time.

“Financial Assistance Agreement” means any financial assistance agreement entered into after the Callodine Assignment Date by and among, amongst others, Berkshire Hathaway Specialty Insurance Company, Zurich American Insurance Company, Hartford Fire Insurance Company, Euler Hermes North America, Markel Insurance Company, Western Surety Company, Federal Insurance Company, the Loan Parties and certain personal guarantors of the obligations of the Loan Parties under one or more General Indemnity Agreements.

“Financial Officer” means, with respect to any Loan Party, the chief financial officer, chief accounting officer, treasurer, assistant treasurer, controller or assistant controller of such Loan Party. Any document delivered hereunder that is signed by a Financial Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Financial Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Financial Performance Projections” means, with respect to any period of time, the projected consolidated balance sheets, statements of income, cash flows, stockholders’ equity, Borrowing Base projections and Liquidity projections of the Loan Parties and their Subsidiaries for such period of time, all in form and detail reasonably satisfactory to the Agent.

“Fiscal Month” means each calendar month of each Fiscal Year.

“Fiscal Quarter” means each calendar quarter of each Fiscal Year, which quarters shall end on the last day of each March, June, September and December of such Fiscal Year.

“Fiscal Year” means the fiscal year of Parent which ends on December 31 of each year.

“Fixed Rate” means four percent (4.00%) per annum.

“Flood Certificate” means a “Standard Flood Hazard Determination Form” of the Federal Emergency Management Agency and any successor Governmental Authority performing a similar function.

“Flood Insurance Laws” means, collectively, (i) the National Flood Insurance Reform Act of 1994 (which comprehensively revised the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973) as now or hereafter in effect or any successor statute thereto, (ii) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto and (iii) the Biggert-Waters Flood Insurance Reform Act of 2012 as now or hereafter in effect or any successor statute thereto.

“Flood Insurance Policies” has the meaning set forth in Section 7.14(b).

“Flood Program” means the National Flood Insurance Program created by the U.S. Congress pursuant to the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973, the National Flood Insurance Reform Act of 1994 and the Flood Insurance Reform Act of 2004, in each case as amended from time to time, and any successor statutes.

“Flood Zone” means an area identified by the Federal Emergency Management Agency (or any successor agency) as a “Special Flood Hazard Area” with respect to which flood insurance has been made available under Flood Insurance Laws.

“Floor” means a rate of interest equal to 3.00% per annum.

“Foreclosed Borrower” has the meaning set forth in Section 2.12(d).

“Foreign Subsidiary” shall mean any Subsidiary of a Loan Party that does not constitute a Domestic Subsidiary.

“FRB” means the Board of Governors of the Federal Reserve System or any successor thereto.

“GAAP” means, subject to Section 1.2, generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the United States accounting profession) which are applicable to the circumstances as of the date of determination, in each case consistently applied.

“General Indemnity Agreement” means (a) that certain General Indemnity Agreement, dated as of October 1, 2020, by and among the Loan Parties and certain affiliates of the Loan Parties in favor of Zurich Insurance Company Ltd as “Surety” thereunder, (b) that certain General Indemnity Agreement, dated as of September 1, 2013, by and among the Loan Parties and certain affiliates of the Loan Parties in favor of Zurich American Insurance Company as “Surety” thereunder, (c) those general indemnity agreements (or analogous agreements) set forth in Schedule 1(b) by the Loan Parties and certain affiliates of the Loan Parties in favor of the applicable Approved Sureties or (d) any additional or replacement General Indemnity Agreement or other indemnity agreement by and among any of the Loan Parties and the applicable Approved Surety containing terms that are satisfactory to the Agent in the sole discretion of the Agent.

“Governing Documents” means, with respect to any Person, the certificate and/or articles of incorporation, amalgamation, continuance or association, certificate of formation, certificate of limited partnership, by-laws, operating agreement, limited liability company agreement, limited partnership agreement or other similar governance document of such Person.

“Governmental Authority” means the government of the United States of America, Canada or any other nation, or of any political subdivision thereof, whether state, provincial, territorial or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guaranty” or “Guaranteed”, as applied to any Indebtedness, liability or other obligation, means (a) a guaranty, directly or indirectly, in any manner, including by way of endorsement (other than endorsements of negotiable instruments for collection in the Ordinary Course of Business), of any part or all of such Indebtedness, liability or obligation and (b) an agreement, contingent or otherwise, and whether or not constituting a guaranty, assuring, or intended to assure, the payment or performance (or payment of damages in the event of non-performance) of any part or all of such Indebtedness, liability or obligation by any means (including the purchase of securities or obligations, the purchase or sale of property or services or the supplying of funds).

“Guarantor” or “Guarantors” means each Subsidiary of the Parent (other than a Foreign Subsidiary) and any other guarantor, endorser, acceptor, surety or other Person liable on, or with respect to, any of the Obligations or who is the owner of any property which is security for any of the Obligations, other than a Borrower.

“Guarantor Payment” has the meaning set forth in Section 2.12(e)(i).

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“ITA” means the Income Tax Act (Canada), as amended.

“Indebtedness” means (without duplication), with respect to any Person, (a) all obligations or liabilities of such Person, contingent or otherwise, for borrowed money, (b) all obligations of such Person represented by promissory notes, bonds, debentures or the like, or on which interest charges are customarily paid, (c) all liabilities secured by any Lien on such Person’s property owned or acquired, whether or not such liability shall have been assumed by such Person, (d) all obligations of such Person under conditional sale or other title-retention agreements relating to property or assets purchased by such Person, (e) all obligations of such Person issued or assumed as the deferred purchase price of property or services (excluding trade payables incurred in the Ordinary Course of Business, but including the maximum potential amount payable under any earn-out or similar obligations), (f) all Capitalized Leases of such Person, (g) all obligations (contingent or otherwise) of such Person as an account party or applicant in respect of letters of credit and bankers’ acceptances or in respect of financial or other hedging obligations, (h) all equity interests issued by such Person subject to repurchase or redemption at any time on or prior to the earlier of (x) payment in full in cash of the Obligations and (y) the Scheduled Maturity Date (valued at, in the case of redeemable preferred equity interests, the greater of the voluntary liquidation preference and the involuntary liquidation preference of such equity interests plus accrued and unpaid dividends), other than voluntary repurchases or redemptions that are at the sole option of such Person, (i) all principal outstanding under any synthetic lease, off-balance sheet loan or similar financing product of such Person, (j) all Guaranties, endorsements (other than for collection in the Ordinary Course of Business) and other contingent obligations of such Person in respect of the obligations of others and (k) all obligations (contingent or otherwise) arising under any surety bonds.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Initial Quality of Earnings Report” means the quality of earnings, dated Mary 20, 2024, prepared by Baker Tilly US, LLP and delivered to Southland Holdings, Inc.

“Intellectual Property” means the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, Canada, multinational or foreign laws or otherwise, including inventions, designs, patents, patent applications, industrial designs, industrial design applications, copyrights, copyright applications, trademarks, trademark applications, service marks, and trade names.

“Intercreditor Provisions” has the meaning set forth in Section 11.1(q).

“Interest Expense” means, for the applicable period, for the Loan Parties on a consolidated basis, total interest expense (including interest attributable to Capitalized Leases in accordance with GAAP) and fees with respect to outstanding Indebtedness.

“Investment” in any Person means, as of the date of determination:

(a) any payment or contribution, or commitment to make a payment or contribution, in or to such Person including property contributed or committed to be contributed to such Person for or in connection with its acquisition of any stock, bonds, notes, indebtedness, debentures, partnership or other ownership interest or any other security of such Person;

(b) any payment or contribution, or commitment to make a payment or contribution, to acquire all or any substantial part of the assets, business or property of such Person (or of any division, operating unit or business line of such other Person);

(c) any loan, advance or other extension of credit or guaranty of or other surety obligation with respect to the Equity Interests, Indebtedness or other obligations of, or any contributions to the capital of, or for the benefit of, such Person; and

(d) any other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

In determining the aggregate amount of Investments outstanding at any particular time, (A) a guaranty (or other surety obligation) shall be valued at not less than the principal outstanding amount of the primary obligation; (B) returns of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution) shall be deducted; (C) earnings, whether as dividends, interest or otherwise, shall not be deducted; and (D) decreases in the market value shall not be deducted unless such decreases are computed in accordance with GAAP.

“Investment Property” means the collective reference to (a) all “investment property” as such term is defined in Section 9-102 of the UCC or the PPSA, as applicable, (b) all “financial assets” as such term is defined in Section 8-102(a)(9) of the UCC or the PPSA, as applicable and (c) whether or not constituting “investment property” as so defined, all Pledged Equity.

“Issuers” means the collective reference to each issuer of Investment Property.

“Lender” means each Person listed on the Commitment Schedule and any other Person that shall have become a Lender hereunder pursuant to an Assignment and Assumption (including, for the avoidance of doubt, each “Assignee” under and as defined in the Callodine Assignment), other than any such Person that ceases to be a Lender hereunder pursuant to an Assignment and Assumption.

“Lending Office” means, as to any Lender or Agent, the office or offices of such Lender or Agent described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender or Agent may from time to time notify the Borrowers and, as applicable, Agent, which office may include any Affiliate of such Lender or any domestic or foreign branch of such Lender, Agent or such Affiliate. Unless the context otherwise requires each reference to a Lender shall include its applicable Lending Office.

“Lien” means any mortgage, deed of trust, pledge, hypothec, assignment, charge, deposit arrangement, encumbrance, easement, lien (statutory or other), security interest or other security arrangement and any other preference, priority, or preferential arrangement in the nature of a security interest of any kind or nature whatsoever, including any conditional sale contract or other title-retention agreement, the interest of a lessor under a Capitalized Lease and any synthetic or other financing lease having substantially the same economic effect as any of the foregoing.

“Liquidity” means, at any time, an amount equal to (a) Qualified Cash, calculated after all of the Loan Parties’ and their Subsidiaries’ Taxes are paid current, at such time, plus (b) the amount of Delayed Draw Term Loans actually available to be borrowed pursuant to Section 2.1(b) of this Agreement at such time (it being understood that any Delayed Draw Term Loans which, if drawn, would cause the aggregate amount of all Loans to exceed the Borrowing Base are not “actually available to be borrowed pursuant to Section 2.1(b) of this Agreement” for the purposes of this clause (b)).

“Loan Account” has the meaning set forth in Section 3.4.

“Loan Documents” means, collectively, this Agreement (including the Perfection Certificate(s) and all other attachments, annexes and exhibits hereto) and all notes, guaranties, security agreements (including the Canadian Security Documents), vessel mortgages, Mortgages, any Mortgage-related documents, each Shareholder Subordination Agreement, Borrowing Base Certificates, Compliance Certificates, other certificates, pledge agreements, Collateral Access Agreements, Blocked Account Agreements, any intercreditor agreements, any subordination agreements, any letter agreements or acknowledgements, any estoppel letter, any disclaimer of interest or no-interest letters, the Fee Letter and all other agreements, documents and instruments now or hereafter executed and delivered by any Borrower or any other Loan Party in favor of Agent or any Secured Party in connection with, or to evidence the transactions contemplated by, this Agreement.

“Loan Guaranty” means the obligations of Loan Parties pursuant to Section 12.

“Loan Party” or “Loan Parties” means the Borrowers and the Guarantors.

“Loans” means, collectively, the Term Loans and the Delayed Draw Term Loans, in each case, including any PIK Interest capitalized and added to the principal amount thereof.

“M&E Advance Rate” means 75%; provided, however, from and after the calendar quarter ended March 31, 2026, such advance rate shall automatically reduce by an amount equal to 5% on the last day of such calendar quarter and shall automatically reduce by an amount equal to 5% on the last day of each of the calendar quarters ending September 30, 2026 and March 31, 2027.

“Material Adverse Effect” means any event, act, omission, condition or circumstance having a material adverse effect on any of (a) the operations, business, assets, properties, financial condition or operating results of the Loan Parties taken as a whole, (b) the ability of the Loan Parties, taken as a whole, to fully and timely perform any of their payment or other material obligations under any Loan Document to which they are parties, (c) the rights and remedies of any Agent or any Lender under any Loan Document, or (d) the validity, perfection or priority of a Lien in favor of Agent for the benefit of the Secured Parties on any of the Collateral having a value in excess of $7,500,000.

“Material Contract” means has the meaning set forth in Section 7.18.

“Maturity Date” means the earlier of (i) Scheduled Maturity Date or (ii) such earlier date as the Obligations may be accelerated in accordance with the terms of this Agreement (including pursuant to Section 11.2).

“Maximum Lawful Rate” has the meaning set forth in Section 3.5.

“Maximum Liability” has the meaning set forth in Section 12.9.

“Mortgages” means mortgages, deeds of trust, deeds of hypothec, assignments of leases and rents, modifications and other collateral documents delivered, each in form and substance satisfactory to Agent.

“Mortgage Requirements” means, with respect to any owned Real Property, the requirements set forth on Schedule 1(d).

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which a Loan Party or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Multiple Employer Plan” means a Plan which has two or more contributing sponsors (including any Borrower or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.

“Net Income” means, for the applicable period, for the Loan Parties and their Subsidiaries on a consolidated basis, as applicable, the net income (or loss) of the Loan Parties and their Subsidiaries on a consolidated basis, as applicable, for such period.

“NOLV” means the net orderly liquidation value of Eligible M&E based on the most recent Qualified Appraisal of such Eligible M&E, as reasonably determined in a manner acceptable to Agent in its Permitted Discretion, net of operating expenses, liquidation expenses and commissions reasonably anticipated in the disposition of such assets.

“Non-Consenting Lender” has the meaning set forth in Section 15.5(b).

“Non-Paying Guarantor” has the meaning set forth in Section 12.10.

“Non-U.S. Recipient” has the meaning set forth in Section 13(e)(ii).

“Notice of Borrowing” has the meaning set forth in Section 2.2.

“Obligations” means all present and future Loans, advances, debts, liabilities, interest, fees, premiums (including the Early Termination Premium (if any)), expenses, obligations, guaranties, covenants, duties and indebtedness at any time owing by any Borrower or any Loan Party to Agent, any Lender, or any other Secured Party whether evidenced by this Agreement, any other Loan Document, whether arising from an extension of credit, guaranty, indemnification or otherwise, whether direct or indirect (including those acquired by assignment and any participation by any Lender in any Borrower’s indebtedness owing under the Loan Documents), whether absolute or contingent, whether now existing or hereafter arising, whether due or to become due and whether arising before or after the commencement of a proceeding under the Bankruptcy Code or any other Debtor Relief Laws.

“Ordinary Course of Business” means, in respect of any transaction involving any Person, the ordinary course of business of such Person, as conducted by such Person as of the Closing Date and any practices that are utilized to improve past practices or to conform with customary operating procedures for a similar business, as reasonably determined by such Person.

“Original Principal Amount” means $140,000,000, in respect of the Term Loans advanced on the Closing Date.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, property, excise, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

“Paid in Full”, “Pay in Full”, “Paying in Full” or “Payment in Full” means, with respect to any Obligations, (i) the payment in full in cash of all such Obligations (other than contingent indemnification obligations to the extent no claim giving rise thereto has been asserted) and (ii) the termination or expiration of all of the Commitments.

“Parent” has the meaning set forth in the preamble to this Agreement.

“Participant” has the meaning set forth in Section 15.10.

“Paying Guarantor” has the meaning set forth in Section 12.10.

“Payment Conditions” means, at the time of determination with respect to any transaction or payment to which the Payment Conditions applies, the satisfaction (after giving pro forma effect to such transaction or payment) of each of the following conditions: (a) no Default or Event of Default exists or has occurred and is continuing, (b) Liquidity immediately prior to, immediately after giving effect to, and projected on pro forma basis for the twelve (12) Fiscal Months following, and after giving effect to, such transaction or payment shall be equal to or greater than $40,000,000 and (c) at least three (3) Business Days prior to the consummation of any transaction or payment which is subject to the Payment Conditions, the Borrower Representative shall provide to the Agent a certificate signed by a Responsible Officer of the Borrower Representative, in form and substance reasonably satisfactory to the Agent, certifying and providing evidence (on a basis (including, without limitation, giving due consideration to results for prior periods) reasonably satisfactory to the Agent) that the criteria set forth in clauses (a) and (b) above have been satisfied.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Act” means the Pension Protection Act of 2006.

“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and Multiemployer Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Act, Section 412 of the Code and Section 302 of ERISA, each as in effect prior to the Pension Act and, thereafter, Section 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA, and any sections of the Code or ERISA related thereto that are enacted after the date of this Agreement.

“Pension Plan” means any employee pension benefit plan (including a Multiple Employer Plan or a Multiemployer Plan) that is maintained or is contributed to by a Loan Party and any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.

“Perfection Certificate” means the Perfection Certificate attached to this Agreement as of the Closing Date in the form of Annex IV, together with any updates thereto as contemplated by this Agreement or otherwise permitted by Agent from time to time.

“Permanent Reinstatement Event” means (a) the occurrence of any Event of Default described in Section 11.1(g) or 11.1(h) or (b) the Agent’s demand for Payment in Full of all or any portion of the Obligations upon the occurrence and during the continuation of any Event of Default, in accordance with Section 11.2.

“Permitted Discretion” means a determination made by Agent in good faith and in the exercise of reasonable (from the perspective of an asset-based secured lender) business judgment.

“Permitted Holder” means each of the Equity Investors.

“Permitted Indebtedness” means:

(a) the Obligations;

(b) the Indebtedness existing on the date hereof described in Section 7 of the Perfection Certificate and any Permitted Refinancing of such Indebtedness;

(c) Permitted Third Party Equipment Financing in an aggregate amount not exceeding $50,000,000 at any time outstanding;

(d) obligations of any Borrower or its Subsidiary under surety bonds issued by an Approved Surety and provided in the Ordinary Course of Business; and

(e) Indebtedness incurred pursuant to, or otherwise contemplated by, the Financial Assistance Agreement.

“Permitted Liens” means:

(a) Liens securing the Obligations;

(b) Liens on assets of the Loan Parties existing as of the Closing Date which are set described on Schedule 1.1(b) attached hereto;

(c) Permitted Third Party Equipment Financing to the extent constituting Permitted Indebtedness described under clause (c) of the definition of Permitted Indebtedness; provided that such Liens shall attach only to the assets financed thereunder and shall not extend to any other property or assets of the Loan Parties;

(d) Liens for unpaid Taxes, fees, assessments, or other governmental charges or levies that either (i) are not yet delinquent, or (ii) such Liens do not have priority over Agent’s Liens and the underlying Taxes, fees, assessments, or charges or levies are the subject of Permitted Protests;

(e) Liens in favor of an Approved Surety pursuant to a General Indemnity Agreement entered into in the Ordinary Course of Business in the collateral described in such General Indemnity Agreement; and

(f) Liens granted pursuant to, or otherwise contemplated by, the Financial Assistance Agreement.

“Permitted Refinancing” means, with respect to any Person, any Indebtedness issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund (collectively, to “Refinance”), the Indebtedness being Refinanced; provided, that (a) such Permitted Refinancing does not increase the principal amount or interest rate (other than to the then-prevailing customary interest rate for Indebtedness of such type) of the Indebtedness being refinanced, (b) the weighted average life to maturity of such Permitted Refinancing is greater than or equal to the weighted average life to maturity of the Indebtedness being Refinanced, (c) such Permitted Refinancing shall not require any scheduled principal payments due prior to the Maturity Date in excess of, or prior to, the scheduled principal payments due prior to such Maturity Date for the Indebtedness being Refinanced, (d) if the Indebtedness being Refinanced is subordinated in right of payment to the Obligations under this Agreement, such Permitted Refinancing shall be subordinated in right of payment to such Obligations on terms at least as favorable to the Secured Parties as those contained in the documentation governing the Indebtedness being Refinanced, (e) no Permitted Refinancing shall have direct or indirect obligors who were not also obligors of the Indebtedness being Refinanced, or greater guarantees or security, than the Indebtedness being Refinanced, (f) such Permitted Refinancing shall be otherwise on terms not materially less favorable to the Secured Parties than those contained in the documentation governing the Indebtedness being Refinanced, (g) the holders of such Permitted Refinancing have executed such disclaimer of interest or no-interest letters in favor of the Agent (unless the Agent determines, in its discretion, that none is required), and (h) at the time thereof, no Default or Event of Default shall have occurred and be continuing.

“Permitted Third Party Equipment Financing” means Indebtedness incurred after the Closing Date to finance the acquisition of fixed or capital assets (including equipment); provided, (i) at the time of such financing, no Default or Event of Default shall exist or would result from such financing, (ii) at the request of the Agent, the Agent shall have received such disclaimer of interest or no-interest letters as the Agent shall require from the holders of such Indebtedness to demonstrate that any Liens in favor of the holders of such Indebtedness are limited to the specific financed assets (and any Lien in favor of the holders of such Indebtedness does not apply to any other property or assets of any Loan Party), and (iii) any UCC or PPSA financing statement filed by or on behalf of such holder of such Indebtedness shall list only the specific financed assets as the collateral.

“Permitted Protest” means the right of any Loan Party or any of its Subsidiaries to protest any Lien (other than any Lien that secures the Obligations), Taxes (other than payroll Taxes or Taxes that are the subject of a United States or Canada federal tax lien), or payment obligations (other than for borrowed money); provided, that (a) a reserve with respect to such obligation is established on such Loan Party’s or its Subsidiaries’ books and records in such amount as is required under GAAP, (b) any such protest is instituted promptly and prosecuted diligently by such Loan Party or its Subsidiary, as applicable, in good faith and by appropriate proceedings, and (c) Agent is satisfied that, while any such protest is pending, there will be no impairment of the enforceability, validity, or priority of any of Agent’s Liens.

“Person” means any individual, sole proprietorship, partnership, joint venture, limited liability company, unlimited liability company, unlimited company, trust, unincorporated organization, association, corporation, government or any agency or political division thereof, or any other entity.

“PIK Interest” shall mean, with respect to any Loan and any interest payment, that amount of interest not paid in cash and capitalized and added to the unpaid principal amount of such Loan on the applicable interest payment date, whereupon from and after such date such additional amounts shall be treated as principal.

“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan) maintained for employees of any Loan Party or any such plan to which any Loan Party (or with respect to any plan subject to Section 412 of the Code or Section 302 or Title IV of ERISA, any ERISA Affiliate) is required to contribute on behalf of any of its employees.

“Pledged Equity” means the Equity Interests listed on Sections 1(h) and 1(i) of the Perfection Certificate, together with any other Equity Interests, certificates, options, or rights or instruments of any nature whatsoever in respect of the equity interests of any Person that may be issued or granted to, or held by, any Loan Party while this Agreement is in effect, and including, to the extent attributable to, or otherwise related to, such pledged Equity Interests, all of such Loan Party’s (a) interests in the profits and losses of each Issuer, (b) rights and interests to receive distributions of each Issuer’s assets and properties and (c) rights and interests, if any, to participate in the management of each Issuer related to such pledged Equity Interests.

“Pledged ULC Shares” means the Equity Interests which are shares in the capital stock of a ULC.

“PPSA” means the Personal Property Security Act (Ontario), including the regulations thereto, provided that if perfection or the effect of perfection or non-perfection or the priority of any Lien created hereunder or under any other Loan Document on the Collateral is governed by the personal property security legislation or other applicable legislation with respect to personal property security in effect in a jurisdiction in Canada other than the Province of Ontario, “PPSA” means the Personal Property Security Act or such other applicable legislation (including the Civil Code of Quebec) in effect from time to time in such other jurisdiction in Canada for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“Project” means the project, work or job (or other analogous or similar term) under any contract entered into in the Ordinary Course of Business by any Loan Party and any counterparties thereto.

“Pro Rata Share” means with respect to all matters relating to any Lender the percentage obtained by dividing (i) the outstanding principal amount of the Loans and Commitments of that Lender by (ii) the aggregate outstanding principal amount of the Loans and Commitments of all Lenders, in each case as any such percentages may be adjusted by assignments pursuant to an Assignment and Assumption.

“Qualified Appraisal” means, with respect to any Equipment, an appraisal of such Equipment, as applicable, conducted in a manner and with such scope and using such methods as are acceptable to Agent in its Permitted Discretion by an appraiser selected by, or acceptable to, Agent, the results of which are acceptable to Agent in its Permitted Discretion.

“Qualified Cash” means the Loan Parties’ unrestricted cash and Cash Equivalents on the balance sheet of the Loan Parties and which is held in Deposit Accounts subject to a Blocked Account Agreement in favor of Agent (or such other arrangement acceptable to the Agent in its sole discretion) and that are not subject to any Lien, other than Permitted Liens described in clause (a) of the definition of “Permitted Liens”.

“Qualified Equity Interests” shall mean, with respect to any Person, all Equity Interests of such Person that are not Disqualified Equity Interests.

“Real Property” means, collectively, all right, title and interest in and to any and all parcels of or interests in Real Property owned or leased by any Person, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures and equipment, all general intangibles and contract rights and other property and rights incidental to the ownership thereof.

“Recipient” means any Agent, any Lender, or any other recipient of any payment to be made by or on account of any Obligation of any Loan Party under this Agreement or any other Loan Document, as applicable.

“Register” has the meaning set forth in Section 15.9(c).

“Reinstatement Date” means the earliest date on which any Reinstatement Event first occurs; provided, that, from and after a Reinstatement Rescission Date, if a subsequent Reinstatement Event occurs, “Reinstatement Date” means the date on which such subsequent Reinstatement Event occurs.

“Reinstatement Event” means the occurrence of a Permanent Reinstatement Event or a Rescindable Reinstatement Event.

“Reinstatement Rescission Cap” means two (2).

“Reinstatement Rescission Date” means, with respect to any Reinstatement Date arising solely from the occurrence of one or more Rescindable Reinstatement Events (and not from any Permanent Reinstatement Event), the date on which each of the conditions set forth in Section 2.5(e) is satisfied, as confirmed in writing by Agent (acting at the direction of Required Lenders).

“Released Parties” has the meaning set forth in Section 10.3.

“Relevant Percentage” has the meaning set forth in Section 12.10.

“Replacement Lender” has the meaning set forth in Section 3.8.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the thirty-day notice period has been waived.

“Required Eligible Change Order Claim Mandatory Prepayment Amount” has the meaning set forth in Section 2.6(b)(iv).

“Required Lenders” means at any time Lenders then holding at least fifty-one (51%) percent of the aggregate outstanding principal amount of the Loans and Commitments then in effect; provided, that if there are two or more Lenders, then Required Lenders shall include at least two Lenders (Lenders that are Affiliates or Approved Funds of one another being considered as one Lender for purposes of this proviso).

“Rescindable Reinstatement Event” means the occurrence of any Event of Default described in Section 11.1(a), (d), (e), (f), (i), (j), (k), (l), (m), (n), (o), (q), or (r).

“Reserves” has the meaning set forth in Section 2.1(c).

“Responsible Officer” means the chief executive officer, the president, the chief financial officer or other Financial Officer or the treasurer of Borrower Representative, or any other officer having substantially the same authority and responsibility.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Restricted Accounts” means (a) any Deposit Account the funds in which shall be used solely to fund payroll and tax obligations of the Loan Parties, so long as all such funds shall be deposited in such accounts (i) no more than three Business Days prior to the date on which such funds shall be used to pay such payroll and tax obligations and (ii) in amounts not to exceed such tax and payroll obligations, (b) any Deposit Account the funds in which shall be used solely to segregate 401(k) contributions or contributions to an employee stock purchase plan and other health and benefit plan, in each case in accordance with any applicable laws (collectively, “Segregated Benefit Plan Funds”), so long as all funds shall be deposited in such accounts in amounts not to exceed all payment obligations in respect of such Segregated Benefit Plan Funds, (c) any Deposit Account the funds in which consist solely of funds held by the Loan Parties on behalf of or in trust for the benefit of any third party that is not an Affiliate of the Loan Parties, and (d) any Deposit Account the funds in which the average daily balance does not exceed $100,000 individually or $2,500,000 in the aggregate for all such Restricted Accounts pursuant to this clause (d).

“Restricted Payment” means (a) Dividends, (b) loans to any Affiliate by any Loan Party or Subsidiary thereof, (c) any payment of director, management, consulting, investment banking or similar fees payable by any Loan Party or any Subsidiary of a Loan Party to any Affiliate of a Loan Party or such Subsidiary and (d) any redemption, purchase, retirement, defeasance, acquisition, sinking fund or similar payment or any claim of rescission with respect to any Equity Interest of any Loan Party or Subsidiary thereof.

“Restricted Purchase” means any payment on account of the purchase, redemption, or other acquisition or retirement of any Equity Interests of a Loan Party or a Subsidiary thereof.

“Sanctions” means any sanction administered or enforced by the United States Government (including, without limitation, OFAC), the United Nations Security Council, the European Union, the Canadian Government or other relevant sanctions authority.

“Scheduled Maturity Date” means September 30, 2028.

“Secured Parties” means Agent, the Lenders and any other holder from time to time of the Obligations.

“Securities Act” means the Securities of Act of 1933, as amended.

“Shareholder Subordination Agreements” means, collectively, each subordination agreement dated on or about the Closing Date between each holder of Subordinated Shareholder Debt and the Agent, in each case in form and substance reasonably satisfactory to the Agent.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Loan” means a Loan that bears interest at a rate based on Adjusted Term SOFR, other than pursuant to clause (a) of the definition of “Base Rate”.

“Stated Rate” has the meaning set forth in Section 3.5.

“Subordinated Debt” means Indebtedness which is subordinated to the Obligations on terms and conditions reasonable acceptable to Agent in all material respects.

“Subordinated Shareholder Debt” means that certain unsecured Indebtedness evidenced by the promissory notes set forth on Schedule 1(e) by the Borrower Representative and/or the Parent in favor of certain shareholders of the Loan Parties, in each case subject to a Shareholder Subordination Agreement.

“Subordination Provisions” has the meaning set forth in Section 11.1(q).

“Subsidiary” means any corporation or other entity of which a Person owns, directly or indirectly, through one or more intermediaries, more than 50% of the capital stock or other equity interest at the time of determination. Unless the context indicates otherwise, references to a Subsidiary shall be deemed to refer to a Subsidiary of a Borrower.

“Surety Credit Documents” means, with respect to any General Indemnity Agreement, such General Indemnity Agreement and each document entered into in connection therewith.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Loan Commitment” means (a) as to any Lender, the aggregate commitment of such Lender to make a Term Loan to the Borrowers on the Closing Date as set forth in the Commitment Schedule or in the most recent Assignment and Assumption to which it is a party (as adjusted to reflect any assignments as permitted hereunder) and (b) as to all Lenders, the aggregate commitment of all Lenders to make Term Loans to the Borrowers on the Closing Date, which aggregate commitment shall be in an amount equal to $140,000,000.

“Term Loans” has the meaning set forth in Section 2.1(a), in each case, including any PIK Interest capitalized and added to the principal amount thereof.

“Term SOFR” means, for any day in any calendar month, the Term SOFR Reference Rate for a tenor of three (3) months on such day (such day, the “Determination Day”), in each case, that is two (2) U.S. Government Securities Business Days prior to the first day of such calendar month, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 4:00 p.m., Boston, Massachusetts time, on any Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Determination Day. Notwithstanding the foregoing, if the Agent has made the reasonable determination that adequate and reasonable means do not exist for determining the Term SOFR (or any component of the foregoing definition), and the Agent has made the same determination in relation to other similarly situated borrowers, the Agent, in consultation with the Borrower Representative, may establish a reasonably equivalent alternative interest rate for the Loans (using a methodology substantially consistent with the methodology the Agent has used (or is using) with respect to similarly situated borrowers) and giving due consideration to the then prevailing market convention for determining a rate of interest for similar loans in the U.S. at such time and the feasibility of administering such alternative rate, in which case, such alternative rates of interest shall apply with respect to the Loans (which rate of interest shall be deemed to be the “Term SOFR Successor Rate” for all purposes of this Agreement).

“Term SOFR Adjustment” a percentage equal to fifteen hundredths of one percent (0.15%) per annum.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Agent in its reasonable discretion).

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Term SOFR Successor Rate” shall have the meaning set forth in the last sentence of the definition of Term SOFR.

“Termination Date” means the date on which all of the Obligations have been Paid in Full.

“Test Period” means, on any date of determination, the period of four consecutive Fiscal Quarters of the Parent then most recently ended for which financial statements were required to have been delivered pursuant to Sections 7.15(a) or (b) (or, prior to the first such delivery, the financial statements delivered prior to the Closing Date), taken as one accounting period.

“Transactions” means, collectively, (a) the execution and delivery by the Loan Parties of the Loan Documents to which they are a party and the making of the Loans on the Closing Date, (b) the repayment of all amounts due or outstanding under or in respect of, and the termination of the commitments (if any) under, the Existing Indebtedness, and (c) the payment of the Transaction Expenses.

“Transaction Expenses” shall mean any fees or expenses incurred or paid by the Loan Parties or any of their Subsidiaries in connection with the Transactions to occur on the Closing Date (including in connection with this Agreement and the other Loan Documents).

“UCC” means, at any given time, the Uniform Commercial Code as adopted and in effect at such time in the State of New York or other applicable jurisdiction.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“ULC” means any unlimited company, unlimited liability company or unlimited liability corporation or any similar entity existing under the laws of any province or territory of Canada and any successor to any such entity.

“Unsecured Existing Notes” means that certain unsecured Indebtedness evidenced by the promissory notes set forth on Schedule 1(f) by the Parent and/or Oscar Renda Contracting, Inc.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

1.2. Accounting Terms and Determinations.

Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder (including determinations made pursuant to the exhibits hereto) shall be made, and all financial statements required to be delivered hereunder shall be prepared on a consolidated basis in accordance with GAAP consistently applied. If at any time any change in GAAP would affect the computation of any financial ratio or financial requirement set forth in any Loan Document, and either Borrower Representative or Agent shall so request, Required Lenders and Borrower Representative shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP; provided that, until so amended, (a) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (b) Borrower Representative shall provide to Agent and Lenders financial statements and other documents required under this Agreement and the other Loan Documents which include a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Statement of Financial Accounting Standards 159 (Codification of Accounting Standards 825-10) to value any Indebtedness or other liabilities of any Loan Party at “fair value”, as defined therein.

1.3. Other Definitional Provisions and References.

References in this Agreement to “Articles”, “Sections”, “Annexes”, “Exhibits” or “Schedules” shall be to Articles, Sections, Annexes, Exhibits or Schedules of or to this Agreement unless otherwise specifically provided. Any term defined herein may be used in the singular or plural. “Include”, “includes” and “including” shall be deemed to be followed by “without limitation”. “Or” shall be construed to mean “and/or”. Except as otherwise specified or limited herein, references to any Person include the successors and assigns of such Person. References “from” or “through” any date mean, unless otherwise specified, “from and including” or “through and including”, respectively. No provision of any Loan Documents shall be construed against any party by reason of such party having, or being deemed to have, drafted the provision. Unless otherwise specified herein, the settlement of all payments and fundings hereunder between or among the parties hereto shall be made in lawful money of the United States and in immediately available funds. All amounts used for purposes of financial calculations required to be made herein shall be without duplication. References to any statute or act shall include all related current regulations and all amendments and any successor statutes, acts and regulations. References to any agreement, instrument or document (a) shall include all schedules, exhibits, annexes and other attachments thereto and (b) shall be construed as referring to such agreement, instrument or other document as from time to time amended, amended and restated, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein or in any other Loan Document). The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. Unless otherwise specified herein, Dollar ($) baskets set forth in the representations and warranty, covenants and event of default provisions of this Agreement (and other similar baskets and amounts included in the Borrowing Base (or any component thereof)) are calculated as of each date of measurement by the Dollar Equivalent Amount thereof as of such date of measurement. Reference to a Loan Party’s “knowledge” or similar concept means actual knowledge of a senior officer, or knowledge that a senior officer would have obtained if he or she had engaged in good faith and diligent performance of his or her duties, including reasonably specific inquiries of employees or agents and a good faith attempt to ascertain the matter. All certifications and representations executed by any officer or director of Parent or any of its Subsidiaries is deemed to have been executed solely by any such person solely in their capacity as such director or officer and not in any individual or personal capacity.

1.4. Rates.

Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Term SOFR Reference Rate or Term SOFR, any component definition thereof or rates referred to in the definition thereof, or with respect to any alternative, successor or replacement rate thereto, including whether the composition or characteristics of any such alternative, successor or replacement rate will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Term SOFR Reference Rate or Term SOFR, prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. Agent and its affiliates or other related entities may engage in transactions that affect the calculation of the Term SOFR Reference Rate, Term SOFR, any alternative, successor or replacement rate or any relevant adjustments thereto and such transactions may be adverse to a Borrower. Agent may select information sources or services in its reasonable discretion to ascertain the Term SOFR Reference Rate or Term SOFR, any component definition thereof or rates referred to in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to any Borrower, any Lender or any other Person for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

1.5. Canadian Interpretive Provisions.

(a) General. (i) Any term defined in this Agreement by reference to the UCC shall also have any extended, alternative or analogous meaning given to such term in the PPSA and under other Canadian laws (including, without limitation, the Securities Transfer Act, 2006 (Ontario), the Bills of Exchange Act (Canada) and the Depository Bills and Notes Act (Canada)), in all cases for the extension, preservation or betterment of the security and rights of the Agent and the other Secured Parties, (ii) all references in this Agreement to a financing statement, continuation statement, amendment or termination statement shall be deemed to refer also to the analogous documents used under PPSA, including, without limitation, where applicable, financing change statements, (iii) all references to federal or state securities law of the United States shall be deemed to refer also to analogous federal, provincial and territorial securities laws in Canada, (iv) any reference herein to “state” includes “province” and any reference herein to “province” includes “territory”, and any reference to “provincial” will have a corresponding meaning, (v) any reference herein to a “receiver” will include, as applicable, an “interim receiver”, a “receiver and manager”, and a “monitor”, and (vi) any reference herein to a “merger” will include, as applicable, an “amalgamation”.

(b) Quebec Interpretation. To the extent applicable, for purposes of any Collateral located in the Province of Quebec or charged by any hypothec and for all other purposes pursuant to which the interpretation or construction of this Agreement or any other Loan Document may be subject to the laws of the Province of Quebec or a court or tribunal exercising jurisdiction in the Province of Quebec, (i) “personal property” includes “movable property”, (ii) “real property” includes “immovable property”, (iii) “tangible property” includes “corporeal property”, (iv) “intangible property” includes “incorporeal property”, (v) “security interest”, “mortgage”, and “lien” include a “hypothec”, “prior claim”, and a “resolutory clause”, (vi) all references to filing, registering, or recording under the Uniform Commercial Code or the PPSA include publication under the Civil Code of Quebec, (vii) all references to “perfection” of or “perfected” Liens include a reference to “opposable” or “set up” Liens as against third parties, (viii) any “right of offset”, “right of setoff”, or similar expression includes a “right of compensation”, (ix) “goods” includes “corporeal movable property” other than chattel paper, documents of title, instruments, money, and securities, (x) an “agent” includes a “mandatary”, (xi) “construction liens” include “legal hypothecs in favour of persons having taken part in the construction or renovation of an immovable”, (xii) “joint and several” includes solidary and “jointly and severally” includes “solidarily”, (xiii) “gross negligence or willful misconduct” will be deemed to be “intentional or gross fault”, (xiv) “beneficial ownership” includes “ownership on behalf of another as mandatary”, (xv) “easement” includes “servitude”, (xvi) “priority” includes “prior claim” or rank, as applicable, (xvii) “survey” includes “certificate of location and plan” and “surveyor” or “land surveyor” includes an “arpenteur-géomètre”, (xviii) “fee simple title” or “fee owned” include “absolute ownership” and “ownership” (including ownership under a right of superficies), (xix) “ground lease” includes an “emphyteusis” or a “lease with a right of superficies”, as applicable, (xx) “account” and “accounts receivable” include “claims” and “monetary claims”, (xxi) “guarantee” and “guarantor” include “suretyship” and “surety”, respectively, (xxii) “foreclosure” includes “the exercise of a hypothecary right of taking in payment”, (xxiii) “leasehold interest” includes “rights resulting from a lease”, (xxiv) “lease” includes a “leasing contract (crédit-bail)”, and (xxv) “deposit account” includes a “financial account” as defined in Article 2713.6 of the Civil Code of Quebec. The parties hereto confirm that it is their wish that this Agreement and any other document executed in connection with the transactions contemplated herein be drawn up in the English language only (except if another language is required under any applicable law) and that all other documents contemplated thereunder or relating thereto, including notices, may also be drawn up in the English language only (except if another language is required under any applicable law). Each party hereto hereby confirms that it was represented by legal counsel and has had the opportunity to negotiate the terms of this Agreement and any other Loan Documents, including the essential stipulations thereof, with the assistance of its legal counsel. Les parties aux présentes confirment que c’est leur volonté que cette convention et les autres documents de crédit soient rédigés en langue anglaise seulement (sauf si une autre langue est requise en vertu d’une loi applicable) et que tous les documents, y compris tous avis, envisagés par cette convention et les autres documents peuvent être rédigés en langue anglaise seulement (sauf si une autre langue est requise en vertu d’une loi applicable). Chaque partie aux présentes confirme qu’elle a été représentée par des conseillers juridiques et a eu l’opportunité de négocier les termes de cette convention et des autres documents de crédit, y compris leurs stipulations essentielles, avec l’aide de ses conseillers juridiques.

2. LOANS.

2.1. Amount of Loans.

(a) Term Loans. Subject to the terms and conditions of this Agreement, each Lender with a Term Loan Commitment severally (and not jointly with any other Lender) agrees to make a term loan to Borrowers on the Closing Date, in the amount set forth opposite such Lender’s name in Annex III under the heading “Term Loan Commitments” (such loans, the “Term Loans”) available to Borrowers; provided, that after giving effect to each such Term Loan, (A) the outstanding balance of all Term Loans will not exceed the Borrowing Base and (B) the sum of each Lender’s outstanding balance of Term Loans will not exceed such Lender’s Term Loan Commitment. All Term Loans shall be made in and repayable in Dollars. The Term Loan Commitments shall terminate immediately and without further action on the Closing Date upon the funding of the Term Loans by the Lenders. The Term Loans are not a revolving credit facility and if repaid, may not be redrawn, and any repayments or prepayments of principal on the Term Loans shall permanently reduce the Term Loans.

(b) Delayed Draw Term Loans. Subject to the terms and conditions of this Agreement, prior to the Delayed Draw Expiration Date, each Lender with a Delayed Draw Term Loan Commitment severally (and not jointly with any other Lender) agrees to make a term loan to Borrowers in accordance with Section 2.2, in its pro rata share of such requested Delayed Draw Term Loans; provided, that after giving effect to each such Delayed Draw Term Loan, (A) the outstanding balance of all Loans will not exceed the Borrowing Base and (B) the sum of each Lender’s outstanding balance of Delayed Draw Term Loans will not exceed such Lender’s Delayed Draw Term Loan Commitment. All Delayed Draw Term Loans shall be made in and repayable in Dollars. The Delayed Draw Term Loan Commitments shall expire on the Delayed Draw Expiration Date; provided that the applicable portion of the Delayed Draw Term Loan Commitment will terminate upon the funding of the corresponding Delayed Draw Term Loans by the Lenders. The Delayed Draw Term Loans are not a revolving credit facility and if repaid, may not be redrawn, and any repayments or prepayments of principal on the Delayed Draw Term Loans shall permanently reduce the Delayed Draw Term Loans.

(c) Reserves. Agent may from time to time prior to the Callodine Assignment Date establish and revise reserves against the Borrowing Base in such amounts and of such types as Agent deems appropriate in its Permitted Discretion (“Reserves”), including to reflect (i) events, conditions, circumstances, contingencies or risks which affect or may affect (A) the Collateral or its value, or the enforceability, perfection or priority of the security interests and other rights of Agent in the Collateral or (B) the assets or financial condition of the Loan Parties, taken as a whole, (ii) Agent’s good faith concern that any Collateral report (including any Borrowing Base Certificate), information related to any Collateral or financial information furnished by or on behalf of any Borrower or any Loan Party to Agent is or may have been incomplete, inaccurate or misleading in any material respect, (iii) any fact or circumstance which Agent determines in good faith constitutes, or could reasonably be expected to constitute or result in, a Default or Event of Default, (iv) past due Taxes or other amounts, or (v) any other events, conditions or circumstances which Agent determines in good faith make the establishment or revision of a Reserve prudent, and “Reserves” shall include, without limitation, any Canadian Priority Payable Reserve, as applicable. The implementation of any Reserve by the Agent against the Borrowing Base shall take effect immediately. In no event shall the establishment of a Reserve in respect of a particular actual or contingent liability obligate Agent to make advances to pay such liability or otherwise obligate Agent with respect thereto. Agent shall provide the Borrower Representative with written notice (which may be by email) of the implementation of any new Reserve and shall endeavor to consult with Borrower Representative promptly following the imposition of any Reserve.

2.2. Notice of Borrowing for Delayed Draw Term Loans. Borrower Representative shall request each Delayed Draw Term Loan by submitting, in writing or by an Approved Electronic Communication (as required by the Agent), a Notice of Borrowing substantially in the form of Exhibit A hereto (each such request, a “Notice of Borrowing”) not less than twelve (12) Business Days prior to the requested funding date of such each Delayed Draw Term Loan; provided that (i) any such request shall be in a minimum amount of $2,500,000, and (ii) the Borrower Representative may make a maximum of one (1) such request per Fiscal Quarter prior to the Delayed Draw Expiration Date.

2.3. Reserved.

2.4. Reserved.

2.5. Repayments.

(a) Term Loan Overadvance. If at any time for any reason whatsoever prior to the Callodine Assignment Date the outstanding balance of all Loans (including the Term Loans and all Delayed Draw Term Loans) exceeds the Borrowing Base, then, Borrowers shall immediately pay to Agent such amounts as shall cause Borrowers to eliminate such excess. Any payment of the Loans under this clause (a) shall be accompanied by all accrued interest on the amount prepaid and the Early Termination Premium (if applicable).

(b) Maturity Date Payments. All remaining outstanding monetary Obligations (including all Loans and all accrued and unpaid interest and fees described in Section 3) shall be Paid in Full on the Maturity Date.

(c) Amortization Payments.

(i) Principal payable on account of the Original Principal Amount of Term Loans shall be due and payable by Borrowers quarterly commencing on January 1, 2025 and continuing on the first day of each January, April, July, and October thereafter in individual installments equal to (x) for each of the first four quarterly installments after the Closing Date, 1.25% of the Original Principal Amount, (y) for each of the next four quarterly installments following the quarterly installments described in clause (x), 2.50% of the Original Principal Amount and (z) for each quarterly installment thereafter, 3.75% of the Original Principal Amount; provided that, during the period commencing on the Callodine Assignment Date and ending immediately prior to the Reinstatement Date, no such quarterly installment shall be due or payable. On and after the Reinstatement Date, all repayment provisions of this Section 2.5(c) shall be reinstated prospectively, subject to rescission in accordance with Section 2.5(e), and the next quarterly installment shall be due on the first day of the next January, April, July, or October following the Reinstatement Date. The entire remaining Original Principal Amount of the Term Loans then outstanding, together with any and all other amounts due in respect of the Term Loans and all other Obligations, shall be due and payable on the Maturity Date. Each such payment shall be applied pro rata among the Lenders holding Original Principal Amount of Term Loans. Any payment of the Term Loans under this clause (c)(i) shall be accompanied by all accrued interest on the amount prepaid.

(ii) Principal payable on account of the Delayed Draw Term Loans shall be due and payable by Borrowers to Lenders quarterly commencing on the first day of the Fiscal Quarter following the first full Fiscal Quarter after the making of the applicable Delayed Draw Term Loans and continuing on the first day of each January, April, July, and October thereafter occurring prior to the Callodine Assignment Date in individual installments equal to the then prevailing percentage applicable under clause (i) of this Section 2.5(c) above of the Delayed Draw Principal Amount. The entire remaining Delayed Draw Principal Amount of the Delayed Draw Term Loans then outstanding, together with any and all other amounts due in respect of the Delayed Draw Term Loans and all other Obligations, shall be due and payable on the Maturity Date. Each such payment shall be applied pro rata among the Lenders holding Delayed Draw Principal Amount of Delayed Draw Term Loans. Any payment of the Term Loans under this clause (c)(ii) shall be accompanied by all accrued interest on the amount prepaid.

(iii) All amounts received pursuant to the mandatory prepayments required under Section 2.6(b)(iv) that are in excess of the applicable Required Eligible Change Order Claim Mandatory Prepayment Amount shall be applied to reduce the quarterly amortization payments required by Section 2.5(c)(i) and Section 2.5(c)(ii), if any, with such amounts being applied to reduce the immediately succeeding quarterly amortization payment(s) on a pro rata basis.

(d) General. Once repaid, whether such payment is voluntary, scheduled or mandatory, no portion of the Loans may be reborrowed.

(e) Reinstatement Rescission. If the Reinstatement Date has occurred solely as a result of the occurrence of one or more Rescindable Reinstatement Events (and not as a result of any Permanent Reinstatement Event), then, subject to the Reinstatement Rescission Cap, upon the occurrence of the Reinstatement Rescission Date, the reinstatement of the Early Termination Premium, the interest rate under Section 3.1, and the amortization payments under Section 2.5(c) shall be rescinded on a prospective basis only; provided, that (i) no such rescission shall affect, reduce, or require the refund of any amount of interest, Early Termination Premium, or amortization payment that became due and payable, or that was capitalized as PIK Interest, prior to the Reinstatement Rescission Date, all of which shall remain due and owing (or, if capitalized, remain added to the outstanding principal amount of the applicable Loan) notwithstanding such rescission, and (ii) the Reinstatement Date shall not be rescinded pursuant to this Section 2.5(e) on more than the number of occasions set forth in the Reinstatement Rescission Cap during the term of this Agreement. A Reinstatement Rescission Date shall occur upon satisfaction of each of the following conditions, as confirmed in writing by Agent acting at the direction of Required Lenders:

(i) The Rescindable Reinstatement Event(s) giving rise to the Reinstatement Date have been cured in accordance with the terms of Section 11.1 or have been waived in writing by Required Lenders;

(ii) No other Default or Event of Default has occurred and is continuing; and

(iii) Agent has not, prior to the date such cure or waiver becomes effective under clause (i) above, delivered a notice of acceleration or demand for Payment in Full of the Obligations, or commenced any Enforcement Action with respect to the Collateral, in each case, in connection with any Event of Default then outstanding.

2.6. Prepayments / Voluntary Termination / Application of Prepayments.

(a) Voluntary Prepayments. Upon at least five (5) Business Days’ prior written notice to Agent, the Loans may be voluntarily prepaid from time to time (subject to the payment of the Early Termination Premium (if applicable)). Amounts repaid in respect of the Loans may not be reborrowed. Except as otherwise specified herein, all voluntary repayments and prepayments of the Loans shall be applied first, to accrued and unpaid interest on, and Early Termination Premium (if applicable) in respect of, the principal amount of the Loans being so repaid or prepaid, and then to the principal amount of the Loans being so repaid or prepaid. Each partial prepayment of Loans shall be in an integral multiple of $1,000,000 (but in no event less than $10,000,000, unless otherwise agreed by Required Lenders).

(b) Mandatory Prepayments. The outstanding Obligations shall be subject to prepayment as follows:

(i) Unless otherwise agreed by Required Lenders, the Borrowers shall prepay the Obligations with 100% of the net cash proceeds received by the Borrowers or any other Loan Party in connection with any Disposition of any Collateral (excluding, for the avoidance of doubt, any settlement of an Eligible Change Order Claim, which is the subject of clause (b)(iv) below), such prepayment to be made upon the earlier to occur of (A) the first day of each January, April, July, and October and (B) the date that the aggregate amount of unapplied net cash proceeds that are required to be applied to prepay the Obligations pursuant to this Section 2.5(b)(i) exceeds $1,000,000. Notwithstanding the foregoing and provided no Default or Event of Default has occurred and is continuing or would result therefrom, but subject to Section 2.5(a), such prepayment shall not be required to the extent a Loan Party elects to reinvest the net cash proceeds of a Disposition permitted under Section 8.7(b) in assets of a kind then used or usable in the business of the Loan Parties; provided that Borrower Representative promptly notifies Agent of the applicable Loan Party’s intent to reinvest such net cash proceeds and the Loan Parties complete such reinvestment within 180 days after such permitted Disposition (it being understood that, prior to such reinvestment, such net cash proceeds shall be distributed to Agent and held by Agent during such reinvestment period in a Deposit Account maintained by Agent).

(ii) Unless otherwise agreed by Required Lenders or required to be paid to an Approved Surety pursuant to the terms of any applicable Surety Credit Documents, the Borrowers shall prepay the Obligations with 100% of the net cash proceeds received by the Borrowers or any other Loan Party from any casualty, condemnation or other similar loss with respect to any Collateral, such prepayment to be made contemporaneously with the receipt of such proceeds. Notwithstanding the foregoing and provided no Default or Event of Default has occurred and is continuing or would result therefrom, subject to Section 2.5(a), such prepayment shall not be required to the extent a Loan Party elects to reinvest the net cash proceeds in an amount not exceeding $2,000,000 in any Fiscal Year of any such casualty, condemnation or other loss with respect to any Eligible M&E in productive in Equipment which constitutes Eligible M&E; provided that Borrower Representative promptly notifies Agent of such Loan Party’s intent to reinvest such net cash proceeds and the Loan Parties complete such reinvestment within 180 days after such casualty, condemnation or other loss event (it being understood that, prior to such reinvestment, such net cash proceeds shall be distributed to Agent and held by Agent during such reinvestment period in a Deposit Account maintained by Agent).

(iii) Unless otherwise agreed by Required Lenders, the Borrowers shall prepay the Obligations with 100% of the net cash proceeds received by the Borrowers or any other Loan Party from any incurrence or issuance by any Loan Party of any Indebtedness (other than Permitted Indebtedness), such prepayment to be made contemporaneously with the receipt of such net cash proceeds.

(iv) Unless otherwise agreed by Required Lenders, the Borrowers shall prepay the Obligations with 100% of the cash proceeds received as a result of a collection or other receipt of funds by Loan Parties on account of any Eligible Change Order Claim (the “Required Eligible Change Order Claim Mandatory Prepayment Amount”). In the event that the Loan Parties receive cash proceeds as a result of a collection or other receipt of funds by Loan Parties on account of any Eligible Change Order Claim in excess of the Required Eligible Change Order Claim Mandatory Prepayment Amount, unless otherwise agreed by Required Lenders, the Loan Parties shall apply 50% of such excess cash proceeds (net of all accounts payable on such Eligible Change Order Claim) to prepay the Obligations (with the Loan Parties retaining the other 50% of such excess cash proceeds for general corporate purposes). The Borrowers shall make the prepayments contemplated by this Section 2.6(b)(iv) contemporaneously with the receipt of such cash proceeds.

(c) Any prepayment of the Loans shall be accompanied by all accrued interest on the amount prepaid and the Early Termination Premium (if applicable). Except as otherwise specified herein, all repayments and prepayments of the Loans under this Section 2.6 shall be applied first, to accrued and unpaid interest on, and the Early Termination Premium (if applicable) in respect of, the principal amount of the Loans being so repaid or prepaid, and then to the principal amount of the Loans being so repaid or prepaid.

2.7. Obligations Unconditional.

(a) The payment and performance of all Obligations shall constitute the absolute and unconditional obligations of each Loan Party, and shall be independent of any defense or right of set-off, recoupment or counterclaim that any Loan Party or any other Person might otherwise have against Agent, any Lender or any other Person. All payments required by this Agreement or the other Loan Documents shall be made in Dollars (unless payment in a different currency is expressly provided otherwise in the applicable Loan Document) and paid free of any deductions or withholdings for any taxes or other amounts and without abatement, diminution or set-off. Without duplication of Section 13 hereof, if any Loan Party is required by applicable law to make such a deduction or withholding (other than in respect of Taxes) from a payment under this Agreement or under any other Loan Document, such Loan Party shall pay to Agent such additional amount as shall be necessary to ensure that, after the making of such deduction or withholding, Agent receives (free from any liability in respect of any such deduction or withholding) a net sum equal to the sum which it would have received and so retained had no such deduction or withholding been made or required to be made. Each Loan Party shall (a) pay the full amount of any deduction or withholding that it is required to make by law, to the relevant authority within the payment period set by applicable law and (b) promptly after any such payment, deliver to Agent an original (or certified copy) official receipt issued by the relevant authority in respect of the amount withheld or deducted or, if the relevant authority does not issue such official receipts, such other evidence of payment of the amount withheld or deducted as is reasonably acceptable to Agent.

(b) If any Change in Law on or after the date hereof (i) shall subject Agent or any Lender to any tax, duty or other charge with respect to its Loans or its obligation to make Loans, or shall change the basis of taxation of payments to Agent or any Lender of the principal of or interest on its Loans or any other amounts due under this Agreement in respect of its Loans or its obligation to make Loans (except for the introduction of, or change in the rate of, tax on the overall net income of Agent or any Lender or franchise taxes, imposed by the jurisdiction (or any political subdivision or taxing authority thereof) under the laws of which Agent or any Lender is organized or in which Agent’s or such Lender’s principal executive office is located); or (ii) shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the FRB) against assets of, deposits with or for the account of, or credit extended by, Agent or any Lender or shall impose on Agent or any Lender or any other condition affecting its Loans or its obligation to make Loans; and the result of any of the foregoing in clause (i) or (ii) is to increase the cost to Agent or any Lender of making or maintaining any Loan, or to reduce the amount of any sum received or receivable by Agent or any Lender under this Agreement with respect thereto, then, within fifteen (15) days after demand by Agent or such Lender, Borrowers shall pay to Agent, for its own account or the account of the applicable Lender, such additional amount or amounts as will compensate Agent or such Lender for such increased cost or reduction. Each such notice of additional amounts payable pursuant to this Section 2.7(b) submitted by Agent or any Lender, as applicable, to Borrower Representative shall, absent manifest error, be final, conclusive and binding for all purposes.

(c) This Section 2.7 shall remain operative even after the Termination Date and shall survive the Payment in Full of all of the Loans.

2.8. Reversal of Payments.

To the extent that any payment or payments made to or received by Agent or any Lender pursuant to this Agreement or any other Loan Document are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to any trustee, receiver or other Person under any bankruptcy or other Debtor Relief Laws, then, to the extent thereof, such amounts (and all Liens, rights and remedies relating thereto) shall be revived as Obligations (secured by all such Liens) and continue in full force and effect under this Agreement and under the other Loan Documents as if such payment or payments had not been received by Agent or such Lender. This Section 2.8 shall remain operative even after the Termination Date and shall survive the Payment in Full of the Obligations.

2.9. Notes.

The Loans shall be evidenced solely by entries upon the books and records maintained by Agent. However, the Loans shall, at the request of any Lender, be evidenced by one or more promissory notes substantially in the form of Exhibit C attached hereto, in addition to the books and records maintained by Agent.

2.10. Reserved.

2.11. Appointment of Borrower Representative.

(a) Each Borrower hereby irrevocably appoints and constitutes Borrower Representative as its agent and attorney-in-fact to request and receive Loans in the name or on behalf of such Borrower and any other Borrowers, deliver Borrowing Base Certificates, give instructions with respect to the disbursement of the proceeds of the Loans, giving and receiving all other notices and consents hereunder or under any of the other Loan Documents and taking all other actions (including in respect of compliance with covenants) in the name or on behalf of any Borrower or Borrowers pursuant to this Agreement and the other Loan Documents. Agent may disburse the Loans to such bank account of Borrower Representative or a Borrower or otherwise make such Loans to a Borrower, in each case as Borrower Representative may designate or direct, without notice to any other Borrower. Notwithstanding anything to the contrary contained herein, Agent may at any time and from time to time require that Loans to or for the account of any Borrower be disbursed directly to an operating account of such Borrower.

(b) Borrower Representative hereby accepts the appointment by Borrowers to act as the agent and attorney-in-fact of Borrowers pursuant to this Section 2.11. Borrower Representative shall ensure that the disbursement of any Loans that are at any time requested by or to be remitted to or for the account of a Borrower requested on behalf of a Borrower hereunder, shall be remitted or issued to or for the account of such Borrower.

(c) Each Borrower hereby irrevocably appoints and constitutes Borrower Representative as its agent to receive statements on account and all other notices from Agent and Lenders with respect to the Obligations or otherwise under or in connection with this Agreement and the other Loan Documents.

(d) Any notice, election, representation, warranty, agreement or undertaking made or delivered by or on behalf of any Borrower by Borrower Representative shall be deemed for all purposes to have been made or delivered by such Borrower, as the case may be, and shall be binding upon and enforceable against such Borrower to the same extent as if made or delivered directly by such Borrower.

(e) No resignation by or termination of the appointment of Borrower Representative as agent and attorney-in-fact as aforesaid shall be effective, except after ten (10) Business Days’ prior written notice to Agent. If the Borrower Representative resigns under this Agreement, Borrowers shall be entitled to appoint a successor Borrower Representative (which shall be a Borrower and shall be reasonably acceptable to Agent as such successor). Upon the acceptance of its appointment as successor Borrower Representative hereunder, such successor Borrower Representative shall succeed to all the rights, powers and duties of the resigning Borrower Representative and the term “Borrower Representative” shall mean such successor Borrower Representative for all purposes of this Agreement and the other Loan Documents, and the resigning or terminated Borrower Representative’s appointment, powers and duties as Borrower Representative shall be thereupon terminated.

2.12. Joint and Several Liability.

(a) Joint and Several. Each Borrower hereby agrees that such Borrower is jointly and severally liable for, and guarantees on a joint and several basis, the full and prompt payment (whether at stated maturity, by acceleration or otherwise) and performance of all Obligations owed or hereafter owing to Agent and Lenders. Each Borrower agrees that its obligation hereunder shall not be discharged until payment and performance, in full, of the Obligations has occurred, and that its obligations under this Section 2.12 shall be absolute and unconditional, irrespective of, and unaffected by,

(i) the genuineness, validity, regularity, enforceability or any future amendment of, or change in, this Agreement, any other Loan Document or any other agreement, document or instrument to which any Borrower is or may become a party;

(ii) the absence of any action to enforce this Agreement (including this Section 2.12) or any other Loan Document or the waiver or consent by Agent or any Lender with respect to any of the provisions thereof;

(iii) the existence, value or condition of, or failure to perfect Agent’s Lien against, any security for the Obligations or any action, or the absence of any action, by Agent in respect thereof (including the release of any such security);

(iv) the bankruptcy or insolvency of any Loan Party; or

(v) any other action or circumstances that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor.

(b) Waivers by Borrowers. Without limiting the generality of the foregoing and except as otherwise expressly provided in this Agreement, each Borrower hereby waives presentments, demands for performance, protests and notices, including notices of acceptance of its joint and several liability, notice of the Loans under or pursuant to this Agreement, notice of the occurrence of any Default, Event of Default, notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Agreement, notices of the existence, creation, or incurring of new or additional Obligations or other financial accommodations or of any demand for any payment under this Agreement, notice of any action at any time taken or omitted by Agent or Lenders under or in respect of any of the Obligations, any right to proceed against any other Borrower or any other Person, to proceed against or exhaust any security held from any other Borrower or any other Person, to protect, secure, perfect, or insure any security interest or Lien on any property subject thereto or exhaust any right to take any action against any other Borrower, any other Person, or any collateral, to pursue any other remedy in any Secured Party’s power whatsoever, any requirement of diligence or to mitigate damages and, generally, to the extent permitted by applicable law, all demands, notices and other formalities of every kind in connection with this Agreement (except as otherwise provided in this Agreement), any right to assert against any Secured Party, any defense (legal or equitable), set-off, counterclaim, or claim which each Borrower may now or at any time hereafter have against any other Borrower or any other party liable to any Secured Party, any defense, set-off, counterclaim, or claim, of any kind or nature, arising directly or indirectly from the present or future lack of perfection, sufficiency, validity, or enforceability of the Obligations or any security therefor, and any right or defense arising by reason of any claim or defense based upon an election of remedies by any Secured Party including any defense based upon an impairment or elimination of such Borrower’s rights of subrogation, reimbursement, contribution, or indemnity of such Borrower against any other Borrower. Without limiting the generality of the foregoing, each Borrower hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the Obligations, the acceptance of any payment of any of the Obligations, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by Agent or Lenders at any time or times in respect of any default by any Borrower in the performance or satisfaction of any term, covenant, condition or provision of this Agreement, any and all other indulgences whatsoever by Agent or Lenders in respect of any of the Obligations, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of the Obligations or the addition, substitution or release, in whole or in part, of any Borrower. Without limiting the generality of the foregoing, each Borrower assents to any other action or delay in acting or failure to act on the part of any Agent or Lender with respect to the failure by any Borrower to comply with any of its respective Obligations, including any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with applicable laws or regulations thereunder, which might, but for the provisions of this Section 2.12 afford grounds for terminating, discharging or relieving any Borrower, in whole or in part, from any of its Obligations under this Section 2.12, it being the intention of each Borrower that, so long as any of the Obligations hereunder remain unsatisfied, the Obligations of each Borrower under this Section 2.12 shall not be discharged except by performance and then only to the extent of such performance. The Obligations of each Borrower under this Section 2.12 shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to any other Borrower or any Agent or Lender. Each of the Borrowers waives, to the fullest extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement hereof. Any payment by any Borrower or other circumstance which operates to toll any statute of limitations as to any Borrower shall operate to toll the statute of limitations as to each of the Borrowers. Each of the Borrowers waives any defense based on or arising out of any defense of any Borrower or any other Person, other than payment of the Obligations to the extent of such payment, based on or arising out of the disability of any Borrower or any other Person, or the validity, legality, or unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any Borrower other than payment of the Obligations to the extent of such payment. Agent may, at the election of the Required Lenders, foreclose upon any Collateral held by Agent by one or more judicial or nonjudicial sales or other dispositions, whether or not every aspect of any such sale is commercially reasonable or otherwise fails to comply with applicable law or may exercise any other right or remedy Agent or any other Secured Party may have against any Borrower or any other Person, or any security, in each case, without affecting or impairing in any way the liability of any of the Borrowers hereunder except to the extent the Obligations have been Paid in Full. It is agreed among each Borrower, Agent and Lenders that the foregoing waivers are of the essence of the transaction contemplated by this Agreement and the other Loan Documents and that, but for the provisions of this Section 2.12 and such waivers, Agent and Lenders would decline to enter into this Agreement.

(c) Benefit of Joint and Several Obligations. Each Borrower agrees that the provisions of this Section 2.12 are made for the benefit of Agent, each Secured Party, and their respective successors and assigns, and may be enforced by it or them from time to time against any or all Borrowers as often as occasion therefor may arise and without requirement on the part of Agent, any Secured Party, or any of their successors or assigns first to marshal any of its or their claims or to exercise any of its or their rights against any Borrower or to exhaust any remedies available to it or them against any Borrower or to resort to any other source or means of obtaining payment of any of the Obligations hereunder or to elect any other remedy. The provisions of this Section 2.12 shall remain in effect until all of the Obligations shall have been Paid in Full. If at any time, any payment, or any part thereof, made in respect of any of the Obligations, is rescinded or must otherwise be restored or returned by Agent or any Lender upon the insolvency, bankruptcy, arrangement or reorganization of any Borrower, or otherwise, the provisions of this Section 2.12 will forthwith be reinstated in effect, as though such payment had not been made.

(d) Subordination of Subrogation, Etc. Each Borrower hereby agrees that it will not enforce any of its rights that arise from the existence, payment, performance or enforcement of the provisions of this Section 2.12, including rights of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of Agent or any Secured Party against any Borrower, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including the right to take or receive from any Borrower, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security solely on account of such claim, remedy or right, unless and until such time as all of the Obligations have been Paid in Full. Any claim which any Borrower may have against any other Borrower with respect to any payments to any Agent or any Secured Party hereunder are hereby expressly made subordinate and junior in right of payment, without limitation as to any increases in the Obligations arising hereunder or thereunder, to the prior Payment in Full of the Obligations and, in the event of any insolvency, bankruptcy, arrangement, receivership, liquidation, reorganization or other similar proceeding under the laws of any jurisdiction relating to any Borrower, its debts or its assets, whether voluntary or involuntary, all such Obligations shall be Paid in Full in cash before any payment or distribution of any character, whether in cash, securities or other property, shall be made to any other Borrower therefor. If any amount shall be paid to any Borrower in violation of the immediately preceding sentence, such amount shall be held in trust for the benefit of Agent, for the benefit of the Secured Parties, and shall forthwith be paid to Agent to be credited and applied to the Obligations and all other amounts payable under this Agreement, whether matured or unmatured, in accordance with the terms of this Agreement, or to be held as Collateral for any Obligations or other amounts payable under this Agreement thereafter arising. Notwithstanding anything to the contrary contained in this Agreement, no Borrower may exercise any rights of subrogation, contribution, indemnity, reimbursement or other similar rights against, and may not proceed or seek recourse against or with respect to any property or asset of, any other Borrower (the “Foreclosed Borrower”), including after Payment in Full of the Obligations, if all or any portion of the Obligations have been satisfied in connection with an exercise of remedies in respect of the Equity Interests of such Foreclosed Borrower whether pursuant to this Agreement or otherwise.

(e) Contribution with Respect to Guaranty Obligations:

(i) To the extent that any Borrower shall make a payment under this Section 2.12 of all or any of the Obligations (other than Loans made to that Borrower for which it is primarily liable) (a “Guarantor Payment”) that, taking into account all other Guarantor Payments then previously or concurrently made by any other Borrower, exceeds the amount that such Borrower would otherwise have paid if each Borrower had paid the aggregate Obligations satisfied by such Guarantor Payment in the same proportion that such Borrower’s “Allocable Amount” (as defined below) (as determined immediately prior to such Guarantor Payment) bore to the aggregate Allocable Amounts of each of the Borrowers as determined immediately prior to the making of such Guarantor Payment, then, following Payment in Full, such Borrower shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, each other Borrower for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment.

(ii) As of any date of determination, the “Allocable Amount” of any Borrower shall be equal to the maximum amount of the claim that could then be recovered from such Borrower under this Section 2.12 without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law.

(iii) This Section 2.12(e) is intended only to define the relative rights of Borrowers and nothing set forth in this Section 2.12(e) is intended to or shall impair the obligations of Borrowers, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Agreement, including Section 2.12(a). Nothing contained in this Section 2.12(e) shall limit the liability of any Borrower to pay the Loans made directly or indirectly to that Borrower and accrued interest, fees and expenses with respect thereto for which such Borrower shall be primarily liable.

(iv) The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of each Borrower to which such contribution and indemnification is owing.

(v) The rights of the indemnifying Borrowers against other Loan Parties under this Section 2.12(e) shall be exercisable upon the Payment in Full of the Obligations.

(f) Liability Cumulative. The liability of Borrowers under this Section 2.12 is in addition to and shall be cumulative with all liabilities of each Borrower to Agent and Lenders under this Agreement and the other Loan Documents to which such Borrower is a party or in respect of any Obligations or obligation of the other Borrower, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

2.13. Pro Rata Sharing of Payments by Lenders.

If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Loans made by it resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Loans or participations and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and the provisions of this Section shall not be construed to apply to any payment made by or on behalf of the Borrowers pursuant to and in accordance with the express terms of this Agreement. Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.

3. INTEREST AND FEES; LOAN ACCOUNT.

3.1. Interest.

All Loans and other monetary Obligations shall bear interest at a rate per annum equal to (a) prior to the Callodine Assignment Date, Adjusted Term SOFR plus the Applicable Margin; (b) from and after the Callodine Assignment Date and ending immediately prior to the Reinstatement Date, the Fixed Rate; provided, however, that if the Reinstatement Date is triggered, then the interest rate shall be re-calculated retroactively at a rate per annum equal to Adjusted Term SOFR plus the Applicable Margin; and (c) from and after the Reinstatement Date, Adjusted Term SOFR plus the Applicable Margin, plus any applicable Default Rate, in each case subject to rescission in accordance with Section 2.5(e). All accrued interest shall be payable (i)(A) in the case of interest accrued prior to the Callodine Assignment Date or after the Reinstatement Date, on the first day of each month in arrears, and (B) in the case of interest accrued from and after the Callodine Assignment Date, on the first day of each calendar year, (ii) upon a payment or prepayment of the Loans as provided herein and (iii) on the Maturity Date; provided, that (x) after the occurrence and during the continuation of an Event of Default, all Loans and other monetary Obligations may, at the option of Agent or the discretion of the Required Lender, bear interest at a rate per annum equal to (A) if such Event of Default occurs during the period commencing on the Callodine Assignment Date and ending immediately prior to the Reinstatement Date, four (4) percentage points (4.00%) in excess of the rate per annum equal to Adjusted Term SOFR plus the Applicable Margin, without regard to the Fixed Rate that would otherwise be applicable during such period pursuant to clause (b) above, or (B) at any other time, four (4) percentage points (4.00%) in excess of the rate otherwise applicable thereto pursuant to clause (a) or (c) above, as applicable (in each case, the “Default Rate”), and all such interest shall be payable on demand and (y) all interest accruing on the Loans and other monetary Obligations from and after the Callodine Assignment Date but before the Reinstatement Date (including, for the avoidance of doubt, any interest accruing based on the retroactively re-calculated interest rate resulting from the triggering of the Reinstatement Date, as specified above, and any interest accruing at the Default Rate pursuant to clause (x)(A) above) shall not be required to be paid in cash and shall instead be capitalized on the date of the applicable interest payment as PIK Interest and added to the unpaid principal amount of such Loan or other monetary obligation, as applicable. Changes in the interest rate shall be effective as of the first day of each month based on Term SOFR or the Base Rate, as applicable, in effect on such date. Subject to Sections 3.6 and 3.7 and so long as no Event of Default shall have occurred and be continuing, all Loans shall constitute SOFR Loans. Upon the occurrence and during the continuance of an Event of Default, at the election of Agent or Required Lenders, all Loans shall constitute Base Rate Loans.

3.2. Fees.

Borrowers shall pay to Agent, for the account of the Lenders (as applicable), the fees set forth in the Fee Letter, all of which shall be due and payable in the amounts and at the times set forth therein, which fees are in addition to all fees and other sums payable by Borrowers or any other Person to Agent under this Agreement or under any other Loan Document and, in each case, are not refundable once paid; provided that, notwithstanding anything to the contrary in the Fee Letter, during the period commencing on the Callodine Assignment Date and ending immediately prior to the Reinstatement Date, the Early Termination Premium is suspended and shall have no force or effect. On and after the Reinstatement Date, the Early Termination Premium shall be automatically reinstated and enforceable as provided in this Section 3.2 and Section 1.1, in each case subject to rescission in accordance with Section 2.5(e).

3.3. Computation of Interest and Fees.

All interest and fees shall be calculated daily on the outstanding monetary Obligations based on the actual number of days elapsed in a year of 360 days (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided that any Loan that is repaid on the same day on which it is made shall bear interest for one day. Each determination by Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

3.4. Loan Account; Monthly Accountings.

Agent shall maintain a loan account for Borrowers reflecting all outstanding Loans, along with interest accrued thereon and such other items reflected therein (the “Loan Account”), and shall provide Borrower Representative with a monthly accounting reflecting the activity in the Loan Account. Absent manifest error, each accounting shall be deemed correct, accurate and binding on each Borrower and an account stated (except for reverses and reapplications of payments made and corrections of errors discovered by Lender). However, Lender’s failure to maintain the Loan Account or to provide any such accounting shall not affect the legality or binding nature of any of the Obligations. To the extent not paid when due, interest, fees and other monetary Obligations (other than principal amounts) due and owing under this Agreement may, in Agent’s sole discretion, be charged (with notice to Borrower Representative) to the Loan Account, and the Lenders, following notice to the Borrower Representative, may capitalize and add to the principal balance of any Loans any interest, fee (including, the Early Termination Premium (if applicable)), service charge (including direct wire fees), expenses, or other payment to which Agent or any Lender is entitled from the Loan Parties pursuant hereto or any other Loan Document and may charge the same to the Loan Account. Agent shall advise the Borrower Representative of any such capitalization or charge promptly after the making thereof. Any amount which is added to the principal balance of the Loan Account as provided in this Section 3.4 shall bear interest at the interest rate then and thereafter applicable to the Loans (including the Default Rate (if applicable)). In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of Agent in respect of such matters, the accounts and records of Agent shall control in the absence of manifest error. If any Lender requests a promissory note, such Lender’s Loans shall also be evidenced by such promissory note substantially in the form of Exhibit C attached hereto, in addition to the accounts and records referenced above.

3.5. Further Obligations; Maximum Lawful Rate.

With respect to all monetary Obligations for which the interest rate is not otherwise specified herein (whether such Obligations arise hereunder or under any other Loan Document, or otherwise), such Obligations shall bear interest at the rate(s) in effect from time to time with respect to such Loans and shall be payable upon demand by Agent. In no event shall the interest charged with respect to any Loan or any other Obligation exceed the maximum amount permitted under applicable law. Notwithstanding anything to the contrary herein or elsewhere, if at any time the rate of interest payable or other amounts hereunder or under any other Loan Document (the “Stated Rate”) would exceed the highest rate of interest or other amount permitted under any applicable law to be charged (the “Maximum Lawful Rate”), then for so long as the Maximum Lawful Rate would be so exceeded, the rate of interest and other amounts payable shall be equal to the Maximum Lawful Rate; provided, that if at any time thereafter the Stated Rate is less than the Maximum Lawful Rate, Borrowers shall, to the extent permitted by applicable law, continue to pay interest and such other amounts at the Maximum Lawful Rate until such time as the total interest and other such amounts received is equal to the total interest and other such amounts which would have been received had the Stated Rate been (but for the operation of this provision) the interest rate payable or such other amounts payable. Thereafter, the interest rate and such other amounts payable shall be the Stated Rate unless and until the Stated Rate again would exceed the Maximum Lawful Rate, in which event this provision shall again apply. In no event shall the total interest or other such amounts received by Agent exceed the amount which it could lawfully have received had the interest and other such amounts been calculated for the full term hereof at the Maximum Lawful Rate. If, notwithstanding the prior sentence, Agent has received interest or other such amounts hereunder in excess of the Maximum Lawful Rate, such excess amount shall be applied to the reduction of the principal balance of the Loans or to other Obligations (other than interest) payable hereunder, and if no such principal or other Obligations are then outstanding, such excess or part thereof remaining shall be paid to Borrowers. In computing interest payable with reference to the Maximum Lawful Rate applicable to any Lender, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made.

Without limiting the generality of the foregoing, if any provision of any of the Loan Documents would obligate any Canadian Loan Party to make any payment of interest with respect to the Obligations in an amount or calculated at a rate which would be prohibited by applicable law or would result in the receipt of interest with respect to the Obligations at a criminal rate (as such terms are construed under the Criminal Code (Canada)), then notwithstanding such provision, such amount or rates shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by law or so result in a receipt by the applicable recipient of interest with respect to the Obligations at a criminal rate, such adjustment to be effected, to the extent necessary, as follows: (i) first, by reducing the amount or rates of interest required to be paid by such Canadian Loan Party to the Lenders under the Loan Documents; and (ii) thereafter, by reducing any fees, commissions, premiums and other amounts required to be paid by such Canadian Loan Party to the Lenders and the Agent which would constitute interest with respect to the Obligations for purposes of Section 347 of the Criminal Code (Canada).

3.6. Inability to Determine Rates; Term SOFR Successor Rate Conforming Changes.

In the event that the Agent or any Lender shall have determined prior to the Callodine Assignment Date (a) that reasonable means do not exist for ascertaining Term SOFR or (b) that there has occurred a public statement or other publication by or on behalf of the Term SOFR Administrator that (i) such administrator has ceased or will cease to provide the three-month tenor of such rate permanently or indefinitely or (ii) the three-month tenor of such rate is or will no longer be representative of the underlying market and economic reality that such rate is intended to measure and that representativeness will not be restored, then the Agent or such Lender shall give Borrowers prompt written, telephonic or electronic notice of the determination of such effect. Upon receipt of such notice, any outstanding affected Loans bearing interest prior to the Callodine Assignment Date at a rate based on Term SOFR will be deemed to have been converted into Loans bearing interest at a rate equal to the Base Rate plus the Applicable Margin until the Agent or such Lender revokes such notice, or otherwise implements any Term SOFR Successor Rate. In connection with the implementation of a Term SOFR Successor Rate, the Agent will have the right to make Conforming Changes from time to time in consultation with the Borrower Representative and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement (following consultation with the Borrower Representative).

3.7. Illegality.

If any Lender determines prior to the Callodine Assignment Date that any Applicable Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its Lending Office to perform any of its obligations hereunder or to determine or charge interest rates based upon Term SOFR, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, then, on notice thereof by such Lender to the Borrower Representative through the Agent, any obligation of such Lender to determine interest based on Term SOFR shall be suspended until such Lender notifies the Agent and the Borrower Representative that the circumstances giving rise to such determination no longer exist. Immediately upon receipt of such notice prior to the Callodine Assignment Date, interest on the Loans shall accrue and be payable at the Base Rate plus the Applicable Margin until such notice is revoked or the Agent implements a Term SOFR Successor Rate.

3.8. Replacement of Lenders.

If any Borrower becomes obligated to pay additional amounts to any Lender pursuant to Section 2.7(b) or Section 13, or any Lender gives notice of the occurrence of any circumstances described in Section 2.7(b) or that would require the payment of additional amounts under Section 13, Borrowers may designate another Person engaged in the making of commercial loans in the ordinary course of business which is acceptable to Agent in its sole discretion (such other Person being called a “Replacement Lender”) to purchase the Loans of such Lender and such Lender’s rights hereunder, without recourse to or warranty by, or expense to, such Lender, for a purchase price equal to the outstanding principal amount of the Loans payable to such Lender plus any accrued but unpaid interest on such Loans and all accrued but unpaid fees owed to such Lender and any other amounts payable to such Lender under this Agreement, and to assume all the obligations of such Lender hereunder, and, upon such purchase and assumption (pursuant to an Assignment and Assumption), such Lender shall no longer be a party hereto or have any rights hereunder (other than rights with respect to indemnities and similar rights applicable to such Lender prior to the date of such purchase and assumption) and shall be relieved from all obligations to Borrowers hereunder, and the Replacement Lender shall succeed to the rights and obligations of such Lender hereunder.

3.9. Canadian Interest Act Provisions.

Notwithstanding anything to the contrary herein or in any other Loan Document, solely to the extent that: (x) a court of competent jurisdiction finally determines that the calculation or determination of interest payable by any Canadian Loan Party in respect of any Obligations shall be governed by the laws of any province or territory of Canada and the federal laws of Canada applicable therein; or (y) the Interest Act (Canada) otherwise applies:

(i) for the purposes of the Interest Act (Canada) and disclosure thereunder, whenever any interest or any fee to be paid by any such Canadian Loan Party hereunder or in connection herewith is to be calculated on the basis of a 360-day or 365-day year, the yearly rate of interest to which the rate used in such calculation is equivalent is the rate so used multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by 360 or 365, as applicable. The rates of interest under this Agreement are nominal rates, and not effective rates or yields. The principle of deemed reinvestment of interest does not apply to any interest calculation under this Agreement; and

(ii) such Canadian Loan Party hereby acknowledges and confirms that it fully understands and is able to calculate the rate of interest applicable to the Loans based on the methodology for calculating per annum rates provided for in this Agreement. Agent agrees that if requested in writing by such Canadian Loan Party it shall calculate the nominal and effective per annum rate of interest on any Loan outstanding at any time and provide such information to such Canadian Loan Party promptly following such request, provided that any error in any such calculation, or any failure to provide such information on request, shall not relieve such Canadian Loan Party of any of its obligations under this Agreement or any other Loan Document, nor result in any liability to Agent or any other Secured Party. Such Canadian Loan Party hereby irrevocably agrees not to plead or assert, whether by way of defence or otherwise, in any proceeding relating to the Loan Documents, that the interest payable under the Loan Documents and the calculation thereof has not been adequately disclosed to such Canadian Loan Party, whether pursuant to Section 4 of the Interest Act (Canada) or any other applicable law or legal principle.

3.10. Preservation of Surety’s Rights Under Indemnity Agreements and Rights of Equitable Subrogation.

Notwithstanding anything to the contrary contained herein, this Agreement is not intended to alter, amend, change, modify or supersede any of the rights afforded to any surety pursuant to the Financial Assistance Agreement, any General Indemnity Agreement or any other Surety Credit Document or as authorized by law under the principles of equitable subrogation, all of which shall remain in full force and effect.

4. CONDITIONS PRECEDENT.

4.1. Conditions to Loans.

Each Lender’s obligation to fund the initial Loans to be issued under this Agreement on the Closing Date is subject to the following conditions precedent (as well as any other conditions set forth in this Agreement or any other Loan Document), all of which must be satisfied in a manner acceptable to Agent (and as applicable, pursuant to documentation which in each case is in form and substance acceptable to Agent):

(a) each Loan Party shall have duly executed and/or delivered, or, as applicable, shall have caused such other applicable Persons to have duly executed and or delivered, to Agent such agreements, instruments, documents, proxies, financial statements, projections, lien searches, legal opinions, title insurances, assessments, appraisals, and certificates as Agent may require, including such other agreements, instruments, documents, proxies, financial statements, projections, lien searches, legal opinions, title insurance, assessments, appraisals, any assignment agreements, and certificates listed on the closing checklist attached hereto as Exhibit B;

(b) Agent shall have completed its business and legal due diligence pertaining to the Loan Parties and their respective businesses and assets, with results thereof satisfactory to Agent in its sole discretion;

(c) Agent shall have received satisfactory evidence that upon execution and delivery of this Agreement and the other Loan Documents, the Agent shall have a legal, valid and binding first priority perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Collateral, subject only to Permitted Liens;

(d) (i) Liquidity shall not be less than $50,000,000 immediately after giving effect to the Transactions, and Agent shall have received evidence satisfactory to it thereof and (ii) the Agent shall have received a Borrowing Base Certificate acceptable to it, dated as of the Closing Date, and executed by a Financial Officer of the Borrower Representative demonstrating that the outstanding balance of all Loans on the Closing Date will not exceed the Borrowing Base;

(e) since December 31, 2023 no event shall have occurred which has had, or could reasonably be expected to have, a Material Adverse Effect on any Loan Party;

(f) Agent shall have received intercreditor or subordination agreements, lien releases and such other documents and agreement, in form and substance satisfactory to the Agent with respect to any continuing Indebtedness, equipment financings and surety bonds with respect to change order claims held by Zurich Insurance (or any other bonding companies, as applicable));

(g) Agent shall have received (i) an authorization letter, permitting the Agent to prefile all UCC financing statements and take all steps reasonably necessary to perfect the Agent’s first priority perfected security interest in the Collateral no less than fourteen (14) days prior to the Closing Date, (ii) evidence satisfactory to the Agent of the filing of all necessary UCC financing statements, including without limitation, file stamped UCC financing statements and lien searches confirming the Agent’s filing of such UCC financing statements, and (iii) evidence satisfactory to Agent of the filing of all necessary PPSA financing statements, including without limitation, certified PPSA verification statements and certified lien searches confirming the filing of such PPSA financing statements;

(h) Agent shall have received a payoff letter from Frost Bank and Texas Capital Bank in respect of the Existing Indebtedness, in form and substance satisfactory to Agent, evidencing that the Existing Indebtedness has been or concurrently with the Closing Date is being terminated, all obligations thereunder have been or concurrently with the Closing Date are being paid in full, and all Liens securing obligations thereunder have been or concurrently with the Closing Date are being released;

(i) Agent be satisfied with any Indebtedness and Liens continuing after the Closing Date;

(j) Borrowers shall have paid to Agent and Lenders all fees due on the date hereof, and shall have paid or reimbursed Agent for all of Agent’s reasonable and documented out-of-pocket costs, charges and expenses incurred through the Closing Date;

(k) Borrower Representative shall have provided to Agent, in each case, in scope, and with results, satisfactory to Agent (i) such information as Agent may require in order to determine the Borrowing Base (including the items set forth in Section 7.15(a), (b) and (c) (as applicable)), as of such borrowing or issue date, after giving effect to such Loans and (ii) the results of all Collateral appraisals (including but not limited to appraisals of the Loan Parties’ Equipment) and commercial finance examinations (including, without limitation, a field examination) reasonably requested by Agent for the Closing Date;

(l) Agent shall have received all such financial statements and projections reasonably requested by Agent (including, without limitation, such pro forma financial statements as may be reasonably requested, giving pro forma effect to the Transactions on the Closing Date, Financial Performance Projections covering each Fiscal Month for the first full twelve-Fiscal Month period following the Closing Date and each of the two (2) next succeeding Fiscal Years after such twelve-Fiscal Month period and the Initial Quality of Earnings Report) and the capital structure of the Loan Parties and their respective Subsidiaries shall be satisfactory to Agent and the Lenders;

(m) all representations and warranties contained in this Agreement and the other Loan Documents or otherwise made in writing in connection herewith or therewith shall be true and correct in all material respects (except in the case of any representation and warranty qualified by materiality, in which case they shall be true and correct in all respects) with the same effect as if made on and as of the Closing Date, other than representations and warranties that relate solely to an earlier date, which shall be true and correct in all material respects (or all respects, as applicable) as of such earlier date;

(n) both before and after giving effect to the Loans, no Default or Event of Default shall have occurred and be continuing; and

(o) Agent shall have received all documentation and other information about the Loan Parties required under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the USA PATRIOT Act and to the extent applicable, Canadian Anti-Money Laundering & Anti-Terrorism Legislation.

The request (or deemed request) by Borrowers for funding of the Loans on the Closing Date shall constitute a representation by each Borrower that the foregoing conditions are satisfied on the date of such request and on the Closing Date. As an additional condition to any funding, issuance or grant on the Closing Date, Agent shall have received such other information, documents, instruments and agreements as it deems appropriate in connection therewith in its Permitted Discretion.

4.2. Conditions Precedent to Delayed Draw Term Loans. The obligation of the Lenders to make a Delayed Draw Term Loan is subject to the satisfaction by the Loan Parties of each of the following conditions precedent (in addition to those conditions set forth in Section 4.1):

(a) The date for the requested Delayed Draw Term Loan shall occur after the thirty (30) day anniversary of the Closing Date and on or before the Delayed Draw Expiration Date and the Borrower Representative shall have provided a Notice of Borrowing to the Agent requesting the advance of the requested Delayed Draw Term Loan to be funded not less than twelve (12) Business Days prior to the requested funding date;

(b) Each of the representations and warranties set forth in this Agreement and in the other Loan Documents shall be true and correct in all respects as of the date such Loan is made (or, to the extent any representations or warranties are expressly made solely as of an earlier date, such representations and warranties shall be true and correct as of such earlier date), both before and after giving effect thereto;

(c) after giving effect to any such Delayed Draw Term Loan, the outstanding balance of all Loans (including the requested Delayed Draw Term Loan) will not exceed the Borrowing Base;

(d) No Default or Event of Default shall be in existence, both before and after giving effect thereto;

(e) The Borrowers will have delivered fully executed a promissory note for the Delayed Draw Term Loan substantially in the form of Exhibit C attached hereto, for Lender requesting the same, regarding the Delayed Draw Term Loans and the Guarantors will have delivered confirmation, in writing of their guarantee therefor;

(f) The Agent shall have received an acceptable Borrowing Base Certificate dated as of the requested Delayed Draw Term Loan, and executed by a Financial Officer of the Borrower Representative, updated to reflect the making of such Delayed Draw Term Loan and demonstrating that the Borrowers are in compliance with the Borrowing Base before and on a pro forma basis after giving effect to the advance of such Delayed Draw Term Loan; and

(g) The Agent shall have received a personal guaranty by Frank Renda to guaranty the principal amount of all outstanding Delayed Draw Term Loans (including the requested Delayed Draw Term Loans), plus all accrued and unpaid interest and fees thereon, in form, scope and substance satisfactory to the Agent, and all related execution formalities reasonably required by the Agent shall be satisfied.

Each request (or deemed request) by Borrower Representative for funding of a Loan shall constitute a representation by each Borrower, and a certification by the officer of the Borrower Representative signing any Notice of Borrowing, that the foregoing conditions are satisfied on the date of such request and on the date of such funding or issuance.

Notwithstanding anything to the contrary contained herein, the Delayed Draw Term Loan Commitment was terminated by Borrowers and the Lenders on the Callodine Assignment Date pursuant to the Callodine Assignment.

5. COLLATERAL.

5.1. Grant of Security Interest.

To secure the full payment and performance of all of the Obligations, each Loan Party hereby collaterally assigns to Agent and grants to Agent for the benefit of the Secured Parties, a continuing security interest in any and all right, title and interest of such Loan Party in and to all of the property of such Loan Party, whether tangible or intangible, real or personal, now or hereafter owned, existing, acquired or arising and wherever now or hereafter located, and whether or not eligible for lending purposes, including: (a) all Accounts and all Goods whose sale, lease or other disposition by any Loan Party has given rise to Accounts and have been returned to, or repossessed or stopped in transit by, any Loan Party; (b) all Chattel Paper (including Electronic Chattel Paper), Instruments, Documents, Documents of Title, Intangibles, and General Intangibles (including all patents, patent applications, trademarks, trademark applications, trade names, trade secrets, goodwill, copyrights, copyright applications, registrations, licenses, software, franchises, customer lists, Tax refund claims, claims against carriers and shippers, guaranty claims, contracts rights, claims under contracts, payment intangibles, security interests, security deposits and rights to indemnification); (c) all Inventory; (d) all Goods, including Equipment (including all Eligible M&E), machinery, vehicles, and Fixtures; (e) all Investment Property, including all rights, privileges, authority, and powers of each Loan Party as an owner or as a holder of Pledged Equity, including all economic rights, all control rights, authority and powers, and all status rights of each Loan Party as a member, equity holder or shareholder, as applicable, of each Issuer and any rights related to any Loan Party’s capital account within the Issuer in respect of Investment Property; (f) all Deposit Accounts, Securities Accounts, Commodity Accounts, Futures Accounts, bank accounts, deposits, money and cash; (g) all Letter-of-Credit Rights; (h) all Commercial Tort Claims, including those listed in Section 2 of the Perfection Certificate (if any); (i) all Supporting Obligations; (j) all life insurance policies and business interruption insurance policies; (k) all leases; (l) Real Property; (m) any other property of any Loan Party now or hereafter in the possession, custody or control of Agent, any Secured Party or any agent or any parent, Affiliate or Subsidiary thereof or any Participant with Lender in the Loans, for any purpose (whether for safekeeping, deposit, collection, custody, pledge, transmission or otherwise); (n) all Eligible Change Order Claims (including (x) all actions, causes of actions, claims, and demands whatsoever in respect thereof (including changed condition claims; wrongful termination claims; and all claims against any architect, subcontractor, contractor, or Project obligee), (y) any increases in contract amounts and (z) all proceeds thereof in whatever form (including progress payments, retainage, and payments made as a result of any affirmative claims), (o) all additions and accessions to, substitutions for, and replacements, products and Proceeds of the foregoing property, including proceeds of all insurance policies insuring the foregoing property (including hazard, flood and credit insurance), and (p) all other personal property of any kind or type whatsoever as to which such Loan Party now or hereafter has rights or the power to transfer rights therein, and all of each Loan Party’s books and records relating to any of the foregoing and to any Loan Party’s business. Notwithstanding the foregoing or anything to the contrary contained herein or in any other Loan Document, no collateral assignment or continuing security interest is hereby granted on, and the term “Collateral” shall not include, any monetary recovery or other funds received in connection with American Bridge Co. v. City of New York, Index. No. 651423/2026, a civil action filed on or about March 9, 2026, in the Supreme Court of the State of New York for the County of New York, to the extent such funds are applied toward the resolution of civil litigation consolidated into Cause No. 22-2-19603-3 SEA in King County Superior Court in the State of Washington.

5.2. Possessory Collateral.

Promptly, but in any event no later than five Business Days after any Loan Party’s receipt of any portion of the Collateral evidenced by an agreement, Instrument, Document or Document of Title (other than payment performance bonds or letters of credit supporting a Project issued on behalf of a third party in favor of a Loan Party) in each individual case in excess of $250,000 or in the aggregate in excess of $1,000,000, such Loan Party shall notify Agent thereof, and upon request of Agent, deliver the original thereof to Agent together with an appropriate endorsement or other specific evidence of assignment thereof to Agent (in form and substance reasonably acceptable to Agent). If an endorsement or assignment of any such items shall not be made for any reason, Agent is hereby irrevocably authorized, as attorney and agent-in-fact (coupled with an interest) for each Loan Party, to endorse or assign the same on such Loan Party’s behalf.

5.3. Further Assurances.

Each Loan Party shall, at its own cost and expense, promptly and duly take, execute, acknowledge and deliver (or cause each other applicable Person to take, execute, acknowledge and deliver) all such further acts, documents, agreements and instruments as Agent may from time to time reasonably require in order to (a) carry out the intent and purposes of the Loan Documents and the transactions contemplated thereby, (b) establish, create, preserve, protect and perfect a first priority lien in favor of Agent in all the Collateral (wherever located) from time to time owned by the Loan Parties (including without limitation, the delivery of any assignment agreements, notices of assignment and each other action required for compliance with the Assignment of Claims Act (or analogous state or local applicable law)), subject to no Liens other than Permitted Liens, (c) cause Parent and each Subsidiary (other than a Foreign Subsidiary) of Parent to guaranty all of the Obligations and be Loan Parties hereunder, all pursuant to documentation that is in form and substance reasonably satisfactory to Agent and (d) facilitate the collection of the Collateral. Without limiting the foregoing, each Loan Party shall, at its own cost and expense, promptly and duly take, execute, acknowledge and deliver to Agent all promissory notes, security agreements, Collateral Access Agreements with landlords, mortgagees and processors and other bailees, subordination and intercreditor agreements, no interest letters, mutual disclaimer of interest letters and other agreements, instruments and documents, in each case in form and substance reasonably acceptable to Agent, as Agent may reasonably request from time to time to perfect, protect and maintain Agent’s security interests in the Collateral, including the required priority thereof, and to fully carry out the transactions contemplated by the Loan Documents. Notwithstanding the terms hereof or of any Loan Document to the contrary, no actions or documentation shall be required to perfect security interests in any Collateral to the extent determined by Agent (in its sole discretion based on good faith consultation with Borrower Representative) that the costs thereof outweigh the benefits afforded to the Lenders as a result thereof. The Loan Parties hereby authorize the Agent, in its Permitted Discretion, to conduct periodic public record searches (including, title investigations and public records searches, pending litigation and Tax lien searches and searches of applicable corporate, limited liability company, partnership and related records concerning the continued existence, organization and good standing of certain Persons).

5.4. UCC and PPSA Financing Statements.

Each Loan Party authorizes Agent to file, transmit or communicate, as applicable, from time to time, UCC and PPSA Financing Statements, along with amendments and modifications thereto (including financing change statements), in all filing offices selected by Agent, listing such Loan Party as the Debtor and Agent as the Secured Party, and describing the collateral covered thereby in such manner as Agent may elect, including using descriptions such as “all personal property of debtor” or “all assets of debtor,” or words of similar effect, in each case without such Loan Party signature. Each Loan Party also hereby ratifies its authorization for Agent to have filed, in any filing office, any UCC or PPSA Financing Statements filed prior to the date hereof.

5.5. Pledge of Joint Venture Interests.

(a) Each of Southland Contracting, Inc. and Oscar Renda Contracting, Inc. consents to the pledge of the Equity Interests in Southland Renda JV to the Agent, the exercise of the Agent’s rights and remedies under this Agreement and any other Loan Documents, including without limitation the transfer of the Equity Interests to itself, its Affiliates and/or any other person, and upon such transfer, the exercise of the transferee of all rights and remedies in connection with the Equity Interests for all purposes under the joint venture agreement of Southland Renda JV and irrevocably waives any rights in connection therewith. Each of Southland Contracting, Inc. and Oscar Renda Contracting, Inc. hereby waives any and all notice and other procedural requirements set forth in the joint venture agreement of Southland Renda JV with respect to the pledge set forth in this clause (a) and the Agent’s rights and remedies under this Agreement and any other Loan Document, including without limitation the transfer of the Equity Interests of Southland Renda JV to itself, its Affiliates and/or any other person. In furtherance of the foregoing, each of Southland Contracting, Inc. and Oscar Renda Contracting, Inc. hereby acknowledge and agree that upon the transfer of Equity Interests, such transferee shall be admitted as a member to the joint venture agreement of Southland Renda JV.

(b) Each of Southland Contracting, Inc. and Mole Constructors, Inc. consents to the pledge of the Equity Interests in Southland Mole JV to the Agent, the exercise of the Agent’s rights and remedies under this Agreement and any other Loan Documents, including without limitation the transfer of the Equity Interests to itself, its Affiliates and/or any other person, and upon such transfer, the exercise of the transferee of all rights and remedies in connection with the Equity Interests for all purposes under the joint venture agreement of Southland Mole JV and irrevocably waives any rights in connection therewith. Each of Southland Contracting, Inc. and Mole Constructors, Inc. hereby waives any and all notice and other procedural requirements set forth in the joint venture agreement of Southland Mole JV with respect to the pledge set forth in this clause (b) and the Agent’s rights and remedies under this Agreement and any other Loan Document, including without limitation the transfer of the Equity Interests of Southland Mole JV to itself, its Affiliates and/or any other person. In furtherance of the foregoing, each of Southland Contracting, Inc. and Mole Constructors, Inc. hereby acknowledge and agree that upon the transfer of Equity Interests, such transferee shall be admitted as a member to the joint venture agreement of Southland Mole JV.

(c) Each of Oscar Renda Contracting, Inc. and Johnson Bros. Corporation, a Southland Company consents to the pledge of the Equity Interests in Renda-JBros Joint Venture to the Agent, the exercise of the Agent’s rights and remedies under this Agreement and any other Loan Documents, including without limitation the transfer of the Equity Interests to itself, its Affiliates and/or any other person, and upon such transfer, the exercise of the transferee of all rights and remedies in connection with the Equity Interests for all purposes under the joint venture agreement of Renda-JBros Joint Venture and irrevocably waives any rights in connection therewith. Each of Oscar Renda Contracting, Inc. and Johnson Bros. Corporation, a Southland Company hereby waives any and all notice and other procedural requirements set forth in the joint venture agreement of Renda-JBros Joint Venture with respect to the pledge set forth in this clause (c) and the Agent’s rights and remedies under this Agreement and any other Loan Document, including without limitation the transfer of the Equity Interests of Renda-JBros Joint Venture to itself, its Affiliates and/or any other person. In furtherance of the foregoing, each of Oscar Renda Contracting, Inc. and Johnson Bros. Corporation, a Southland Company hereby acknowledge and agree that upon the transfer of Equity Interests, such transferee shall be admitted as a member to the joint venture agreement of Renda-JBros Joint Venture.

(d) Each of Southland Contracting, Inc., Oscar Renda Contracting, Inc., Mole Constructors, Inc. and Johnson Bros. Corporation, a Southland Company hereby acknowledges and agrees that the agreements set forth in this Section 5.5 shall survive the termination of any termination of the joint venture agreements of any of Southland Renda JV, Southland Mole JV and/or Renda-JBros Joint Venture, and each of Southland Contracting, Inc., Oscar Renda Contracting, Inc., Mole Constructors, Inc. and Johnson Bros. Corporation, a Southland Company shall take all steps requested by the Agent in furtherance of the pledges set forth in this Section 5.5.

5.6. [Reserved].

5.7. Updates to Perfection Certificates.

Within thirty (30) days following any written request therefor from Required Lenders (which request may be made no more frequently than once in any twelve month period), an updated Perfection Certificate as to each Loan Party in substantially the same form as the Perfection Certificate most recently delivered to Agent (with such scope and detail as Agent’s may reasonably require) or a certificate confirming that there has been no change in such information since the Perfection Certificate delivered on the Closing Date or the most recent Perfection Certificate delivered pursuant to this Section 5.7.

5.8. License and Access to Collateral.

Without limiting the rights of the Agent as the holder of a Lien on any Collateral (including, without limitation, Intellectual Property Collateral and Equipment), for the purpose of enabling the Agent, during the continuance of an Event of Default, to exercise rights and remedies under this Agreement at such time as the Agent shall be lawfully entitled to exercise such rights and remedies, each Loan Party hereby grants to the Agent, an irrevocable, non-exclusive license (exercisable without payment of royalty, rent or other compensation to such Loan Party or any other Person) to use, assign, license or sublicense any of the Intellectual Property now owned or hereafter acquired by such Loan Party, to access and occupy any Real Estate now or hereafter owned, leased or otherwise occupied (including any job sites or locations) by such Loan Party or as to which such Loan Party is permitted access to such Real Estate, and to access, use, assign, license or sublicense any other assets now owned or leased or hereafter acquired by such Loan Party, in each case wherever the same may be located, including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout hereof.

5.9. ULC Limitation.

Notwithstanding any provisions to the contrary contained in this Agreement or any other Loan Document, as regards each applicable Loan Party who is a registered and beneficial owner of Pledged ULC Shares, such Loan Party owns, and will remain the owner of, such Pledged ULC Shares until such time as such Pledged ULC Shares are fully and effectively transferred into the name of the Agent or any other person on the books and records of such ULC. Nothing in this Agreement or any other Loan Document is intended to or shall constitute the Agent or any person other than a Loan Party to be a member or shareholder of any ULC until such time as written notice is given to the applicable Loan Party and all further steps are taken so as to register the Agent or other person as holder of the Pledged ULC Shares. The granting of the pledge and security interest pursuant to this Agreement or any other Loan Document does not make the Agent a successor to any Loan Party as a member or shareholder of any ULC, and neither the Agent nor any of its respective successors or assigns hereunder shall be deemed to become a member or shareholder of any ULC by accepting this Agreement or any other Loan Document or exercising any right granted herein unless and until such time, if any, when the Agent or any successor or assign expressly becomes a registered member or shareholder of any ULC. Each applicable Loan Party shall be entitled to receive and retain for its own account any dividends or other distributions if any, in respect of the Pledged ULC Shares, and shall have the right to vote such Pledged ULC Shares and to control the direction, management and policies of the ULC issuing such Pledged ULC Shares to the same extent as such Loan Party would if such Pledged ULC Shares were not pledged to the Agent or to any other person pursuant hereto. To the extent any provision herein or in any other Loan Document would have the effect of constituting the Agent to be a member or shareholder of any ULC prior to such time, such provision shall be severed herefrom and therefrom and ineffective with respect to the relevant Pledged ULC Shares without otherwise invalidating or rendering unenforceable this Agreement or any other Loan Document or invalidating or rendering unenforceable such provision insofar as it relates to Collateral other than Pledged ULC Shares. Notwithstanding anything herein or in any other Loan Document to the contrary (except to the extent, if any, that the Agent or any of its successors or assigns hereafter expressly becomes a registered member or shareholder of any ULC), neither the Agent nor any of its respective successors or assigns shall be deemed to have assumed or otherwise become liable for any debts or obligations of any ULC. Except upon the exercise by the Agent or other persons of rights to sell or otherwise dispose of Pledged ULC Shares or other remedies following the occurrence and during the continuance of an Event of Default, each applicable Loan Party shall not cause or permit, or enable any ULC in which it holds Pledged ULC Shares to cause or permit, the Agent to: (a) be registered as member or shareholder of such ULC; (b) have any notation entered in its favour in the share register of such ULC; (c) be held out as member or shareholder of such ULC; (d) receive, directly or indirectly, any dividends, property or other distributions from such ULC by reason of the Agent or other person holding a security interest in the Pledged ULC Shares; or (e) act as a member or shareholder of such ULC, or exercise any rights of a member or shareholder of such ULC, including the right to attend a meeting of such ULC or vote the shares of such ULC.

6. CERTAIN PROVISIONS REGARDING ACCOUNTS, EQUIPMENT, COLLECTIONS AND APPLICATIONS OF PAYMENTS.

6.1. Blocked Accounts.

The Loan Parties shall, at all times prior to the Callodine Assignment Date, maintain cash management arrangements and procedures reasonably satisfactory to Agent. Each Loan Party hereby represents and warrants that all Deposit Accounts, Securities Accounts, Commodity Accounts, Futures Accounts and all other depositary and other accounts maintained by such Loan Party as of the Closing Date are described in Section 3 of the Perfection Certificate, which description includes for each such account the name of the Loan Party maintaining the account, the name of the financial institution or intermediary at which the account is maintained, the account number and the purpose of the account. After the Closing Date and prior to the Callodine Assignment Date, no Loan Party shall open any new post office box, Deposit Account, Securities Account, Commodity Account, Futures Account or any other depositary or other account without prior notice to Agent and without updating Section 3 of the Perfection Certificate to reflect such Deposit Account or such other account. No Deposit Account or other account of any Loan Party shall at any time constitute a Restricted Account other than accounts expressly indicated on Section 3 of the Perfection Certificate as being Restricted Accounts (and each Loan Party hereby represents and warrants that each such account shall at all times meet the requirements set forth in the definition of Restricted Account to qualify as a Restricted Account). With respect to periods prior to the Callodine Assignment Date, each Loan Party will, at its expense, establish (and revise from time to time as Agent may require) procedures acceptable to Agent, in Agent’s reasonable discretion, for the collection of checks, wire transfers and all other proceeds of all of such Loan Party’s Accounts and other Collateral (“Collections”), which shall include (for the avoidance of doubt, prior to the Callodine Assignment Date) depositing all Collections received by such Loan Party into one or more Deposit Accounts of such Loan Party that is subject to a “springing” Blocked Account Agreement (each, a “Blocked Account”), under an arrangement reasonably acceptable to Agent with a depository bank reasonably acceptable to Agent, pursuant to which all funds deposited into each Blocked Account are continuously held in a Blocked Account. With respect to periods prior to the Callodine Assignment Date, each Loan Party agrees to execute, and to cause its depository banks, intermediaries and other account holders to execute “springing” Blocked Account Agreements or other control agreements and other documentation as Agent shall reasonably require from time to time prior to the Callodine Assignment Date in connection with the foregoing, all in form and substance reasonably acceptable to Agent, in each case excluding Restricted Accounts. With respect to Blocked Accounts and any other accounts subject to “springing” control agreements, the Agent shall not deliver to the relevant depository, securities intermediary or commodities (or futures) intermediary a notice or other instruction which provides for exclusive control over such account by the Agent unless an Event of Default has occurred and is continuing. Not later than one hundred and twenty (120) days after the Closing Date (or such later date as the Agent may agree in its sole discretion), Borrowers shall deliver to Agent a complete and executed Authorized Accounts Form regarding each Borrower’s operating account(s) into which the proceeds of Loans are to be paid in the form of Exhibit D annexed hereto. Notwithstanding anything to the contrary contained herein, except to the extent otherwise agreed by Agent, any proceeds or other amounts received by the Loan Parties from, or on account of, the disposition of, or casualty or losses of Collateral that are permitted to be reinvested by the Loan Parties as provided in Section 2.6(b)(i) or (ii) shall, at all times prior to the application of such amounts to the Loans or such reinvestment, be held in a Deposit Account maintained by Agent.

6.2. Application of Payments.

After the exercise of remedies provided for in Section 11.3 (or after the Loans have automatically become immediately due and payable as set forth in the last sentence to Section 11.3), any amounts received on account of the Obligations or on account of any Collateral shall be applied by the Agent in the following order:

(a) FIRST, to reimburse Agent for all out-of-pocket costs and expenses, and all indemnified losses, incurred by Agent which are reimbursable to Agent in accordance with this Agreement or any of the other Loan Documents;

(b) SECOND, to any accrued but unpaid fees owing to Agent and Lenders under this Agreement and/or any other Loan Documents, ratably among them in proportion to the respective amounts payable to them;

(c) THIRD, to any unpaid accrued interest on the Obligations, ratably among them in proportion to the respective amounts payable to them;

(d) FOURTH, to the outstanding principal of the Loans, ratably among them in proportion to the respective amounts payable to them; and

(e) FIFTH, to the payment of any other outstanding Obligations; and after Payment in Full, any further amounts paid to or received by Agent in respect of the Obligations (so long as no monetary Obligations are outstanding and all commitments to extend credit have been terminated) shall be paid over to Borrowers or such other Person(s) as may be legally entitled thereto.

6.3. Notification; Verification.

Agent or its designee may, from time to time: (a) in connection with any field examination (with prior notice from Agent to Borrower Representative) or otherwise following the occurrence and during the continuance of an Event of Default, verify directly with the Account Debtors of the Loan Parties (or by any manner and through any medium Agent considers advisable) the validity, amount and other matters relating to the Accounts and Chattel Paper of the Loan Parties, by means of mail, telephone or otherwise, either in the name of the applicable Loan Party or Agent or such other name as Agent may choose; (b) during the continuation of an Event of Default, notify Account Debtors of the Loan Parties that Agent has a security interest in the Accounts of the Loan Parties and direct such Account Debtors to make payment thereof directly to Agent; each such notification may be sent on the letterhead of such Loan Party and substantially in the form of Exhibit E annexed hereto; and (c) following the occurrence and during the continuance of a Default or Event of Default, demand, collect or enforce payment of any Accounts and Chattel Paper (but without any duty to do so) and, in furtherance of the foregoing, each Loan Party hereby authorizes Account Debtors to make payments directly to Agent and to rely on notice from Agent without further inquiry. Agent may on behalf of each Loan Party endorse all items of payment received by Agent that are payable to such Loan Party for the purposes described above.

6.4. Power of Attorney.

Without limiting any of Agent’s and the other Lenders’ other rights under this Agreement or any other Loan Document, each Loan Party hereby grants to Agent an irrevocable power of attorney, coupled with an interest, authorizing and permitting Agent (acting through any of its officers, employees, attorneys or agents), at Agent’s option but without obligation, with or without notice to such Loan Party, and at each Loan Party’s expense, to do any or all of the following, in such Loan Party’s name or otherwise:

(a) at any time, after the occurrence and during the continuance of an Event of Default, (i) execute on behalf of such Loan Party any documents that Agent may, in its sole discretion, deem advisable in order to perfect, protect and maintain Agent’s security interests, and priority thereof, in the Collateral and to fully consummate all the transactions contemplated by this Agreement and the other Loan Documents (including such UCC and PPSA Financing Statements and continuation Financing Statements, and amendments, financing change statements or other modifications thereto, as Agent shall deem necessary or appropriate) and to notify Account Debtors of the Loan Parties in the manner contemplated by Section 6.3, (ii) endorse such Loan Party’s name on all checks and other forms of remittances received by Agent, (iii) pay any sums required on account of such Loan Party’s Taxes or to secure the release of any Liens therefor, (iv) pay any amounts necessary to obtain, or maintain in effect, any of the insurance described in Section 7.14, (v) receive and otherwise take control in any manner of any cash or non-cash items of payment or Proceeds of Collateral, (vi) receive, open and dispose of all mail addressed to such Loan Party at any post office box or lockbox maintained by Agent for such Loan Party or at any other business premises of Agent and (vii) endorse or assign to Agent on such Loan Party’s behalf any portion of Collateral evidenced by an agreement, Instrument or Document if an endorsement or assignment of any such items is not made by such Loan Party pursuant to Section 5.2; and

(b) at any time, after the occurrence and during the continuance of an Event of Default, (i) execute on behalf of such Loan Party any document exercising, transferring or assigning any option to purchase, sell or otherwise dispose of or lease (as lessor or lessee) any real or personal property, (ii) execute on behalf of such Loan Party any invoices relating to any Accounts, any draft against any Account Debtor, any proof of claim in bankruptcy, any notice of Lien or claim, and any assignment or satisfaction of mechanic’s, materialman’s or other Lien, (iii) execute on behalf of such Loan Party any notice to any Account Debtor, (iv) pay, contest or settle any Lien, charge, encumbrance, security interest and adverse claim, or any judgment based thereon, or otherwise take any action to terminate or discharge the same, (v) grant extensions of time to pay, compromise claims relating to, and settle Accounts, Chattel Paper, Intangibles and General Intangibles for less than face value and execute all releases and other documents in connection therewith, (vi) settle and adjust, and give releases of, any insurance claim and obtain payment therefor, (vii) instruct any third party having custody or control of any Collateral or books or records belonging to, or relating to, such Loan Party to give Agent the same rights of access and other rights with respect thereto as Agent has under this Agreement or any other Loan Document, (viii) change the address for delivery of such Loan Party’s mail, (ix) vote any right or interest with respect to any Investment Property, and (x) instruct any Account Debtor to make all payments due to any Loan Party directly to Agent.

Any and all sums paid, and any and all costs, expenses, liabilities, obligations and reasonable attorneys’ and legal fees (internal and external counsel) of Agent with respect to the foregoing shall be added to and become part of the Obligations, shall be payable on demand, and shall bear interest at a rate equal to the highest interest rate applicable to any of the Obligations. Each Loan Party agrees that Agent’s rights under the foregoing power of attorney and any of Agent’s other rights under this Agreement or the other Loan Documents shall not be construed to indicate that Agent or any Lender is in control of the business, management or properties of any Loan Party.

6.5. Disputes.

Each Loan Party agrees that it will not, without Agent’s prior written consent, compromise or settle any of its Accounts or Chattel Paper for less than the full amount thereof, grant any extension of time for payment of any of its Accounts or Chattel Paper, release (in whole or in part) any Account Debtor or other person liable for the payment of any of its Accounts or Chattel Paper or grant any credits, discounts, allowances, deductions, return authorizations or the like with respect to any of its Accounts or Chattel Paper; except (unless otherwise directed by Agent during the existence of a Default or an Event of Default) such Loan Party may take any of such actions in the Ordinary Course of Business in accordance with its reasonable business judgment, provided, that Borrower Representative promptly reports the same to Agent to the extent involving any individual amount in excess of $1,000,000. Notwithstanding the foregoing or anything to the contrary in the Loan Documents, each Loan Party covenants and agrees that it will not, without Agent’s prior written consent, (a) release (in whole or in part) any Person liable for the payment of any Eligible Change Order Claim, (b) assign, participate an interest in or otherwise transfer any interest in any Eligible Change Order Claim to any Person or (c) grant any credits, discounts, setoff, allowances, deductions, return authorizations or the like with respect to, or otherwise effect a reduction of the value of or the amount owing with respect to, any Eligible Change Order Claim.

6.6. Invoices.

At Agent’s request during the continuation of an Event of Default, each Loan Party will cause all unbonded invoices and statements that it sends to Account Debtors or other third parties to be marked and authenticated, in a manner reasonably satisfactory to Agent, to reflect Agent’s security interest therein and payment instructions (including, but not limited to, in a manner to meet the requirements of Section 9-404(a)(2) of the UCC).

6.7. Equipment.

(a) Records of Equipment. Each Loan Party shall (i) keep records that are accurate and complete in all material respects of its Equipment, including kind, quality, quantity, cost, acquisitions, and dispositions thereof; (ii) simultaneously with the delivery of each Borrowing Base Certificate and, at any other time requested by the Agent if a Default or Event of Default has occurred and is continuing, submit to Agent a current schedule of such Equipment and its location, in form reasonably satisfactory to Agent; and (iii) promptly upon the written request by Agent, deliver to Agent evidence of Loan Parties’ or Subsidiaries’ ownership or interests in any Equipment.

(b) Condition of Equipment. Each Loan Party shall keep all Equipment in good operating condition and repair, and make all necessary and economically reasonable replacements and repairs so that the value and operating efficiency of the Equipment is preserved at all times, reasonable wear and tear excepted.

6.8. Real Property.

(a) Upon the acquisition after the Closing Date by any Loan Party of any owned Real Property or if any Real Property becomes owned Real Property after the Closing Date, in each case, with a fair market value in excess of $500,000 in the aggregate for all such owned Real Property not subject to a Mortgage, the Borrower Representative shall notify the Agent within two (2) Business Days, setting forth with specificity a description of such owned Real Property, including the location thereof, any structures or improvements thereon and, a Qualified Appraisal of such owned Real Property. Within 45 days of the delivery of such notice and unless Agent in its Permitted Discretion determines not to require a Mortgage on such owned Real Property:

(i) the Loan Party that owns such owned Real Property shall have satisfied each of the Mortgage Requirements, and

(ii) the Borrowers shall, or shall cause such Loan Party to, pay all reasonable fees and expenses, including attorney’s (legal) fees, mortgage recording taxes and all title insurances charges and premiums, in connection with each Loan Party’s obligations under this Section.

7. REPRESENTATIONS, WARRANTIES AND AFFIRMATIVE COVENANTS.

To induce Agent and the Lenders to enter into this Agreement, each Loan Party represents, warrants and covenants as follows (it being understood and agreed that each such covenant shall continuously apply with respect to all times commencing on the date hereof and continuing until the Termination Date):

7.1. Existence and Authority.

Each Loan Party is (a) duly organized, validly existing and in good standing under the laws of its jurisdiction of organization (which jurisdiction is identified in Section 1(a) of the Perfection Certificate) and (b) is qualified to do business in each jurisdiction in which the operation of its business requires that it be qualified (which each such jurisdiction is identified in Section 1(a) of the Perfection Certificate), except with respect to this clause (b), where the failure to qualify, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Each Loan Party has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Loan Documents to which it is a party and to carry out the transactions contemplated thereby. The execution, delivery and performance by each Loan Party of this Agreement and all of the other Loan Documents to which such Loan Party is a party have been duly and validly authorized, (a) do not violate (i) such Loan Party’s Governing Documents (ii) any applicable law, except, with respect to this clause (ii), where any such violation, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, (iii) any Material Contract to which a Loan Party is a party or by which a Loan Party or any of its property is bound except, with respect to this clause (iii), where any such violation, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect or (iv) any court order which is binding upon any Loan Party or its property except, with respect to this clause (iv), where any such violation, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, (b) do not constitute grounds for acceleration of any Indebtedness or obligation under any material Contract which is binding upon any Loan Party or its property, and (c) do not require the consent of any Person, except, with respect to this clause (c), where the failure to obtain such consent, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Each Loan Party shall reserve and maintain all of its leases, licenses, permits, franchises qualifications, and rights that are necessary and desirable in the Ordinary Course of Business, except where the failure so maintain, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. No Loan Party is required to obtain any government approval, consent, or authorization from, or to file any declaration or statement with, any Governmental Authority in connection with or as a condition to the execution, delivery or performance of any of the Loan Documents, except for any approvals, consents, authorizations or fillings that have been obtained or made and are in full force and effect on the Closing Date and those the failure to obtain could not reasonably be expected to have a Material Adverse Effect. This Agreement and each of the other Loan Documents have been duly executed and delivered by, and are enforceable against, each of the Loan Parties who have signed them, in accordance with their respective terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, arrangement, reorganization or similar laws affecting the enforcement of creditor’s rights generally or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law). Section 1(h) of the Perfection Certificate sets forth the ownership of each Loan Party and their Subsidiaries.

7.2. Names; Trade Names and Styles.

The name of each Loan Party set forth on Section 1(b) of the Perfection Certificate is its correct and complete legal name as of the date hereof, and no Loan Party has used any other name (including in any United States or Canadian federal income Tax filing) at any time in the past five years. Listed in Section 1(b) of the Perfection Certificate are all prior legal names used by each Loan Party at any time in the past five years. Borrower Representative shall give Agent at least ten (10) days’ prior written notice (and will deliver an updated Section 1(b) of the Perfection Certificate to reflect the same) before it or any other Loan Party changes its legal name.

7.3. Title to Collateral; Third Party Locations; Permitted Liens.

Each Loan Party has, and at all times will continue to have, good and legal title to all of the Collateral and good and marketable title in fee simple to, or valid leasehold interests in all Real Property for the conduct of its business in all material respects. The Collateral now is, and at all times will remain, free and clear of any and all Liens, except for Permitted Liens. Agent now has, and will at all times continue to have (as and to the extent applicable perfection steps are required by the Loan Documents and such steps have been taken), a first priority perfected and enforceable security interest in all of the Collateral, subject to no other Liens other than Permitted Liens. None of the Collateral which is Equipment will at any time following the date hereof be affixed to any Real Property in such a manner, or with such intent, as to become a fixture, except as otherwise notified to Agent. Except for leases or subleases as to which the applicable Loan Parties have delivered to Agent a Collateral Access Agreement (unless Agent (i) has implemented a Reserve equivalent to two (2) months’ rent for such leased location or (ii) otherwise consents in writing in its Permitted Discretion), no Loan Party is or will be a lessee or sublessee under any Real Property lease or sublease. Except for warehouses as to which the applicable Loan Parties have delivered to Agent a Collateral Access Agreement (unless Agent (i) has implemented a Reserve equivalent to two (2) months’ rent and charges for such leased location or (ii) otherwise consents in writing in its Permitted Discretion; provided, that no Reserve shall be implemented with respect to equipment storage yards where equipment is located with a fair market value of less than $1,000,000 individually (up to an aggregate of $5,000,000 for all such equipment yards that are not subject to a rent Reserve)), no Loan Party is or will at any time be a bailor of any Goods at any warehouse or otherwise. Prior to causing or permitting any Collateral having a value in excess of $250,000 to at any time be located upon any third party premises, Borrower Representative shall notify Agent and the applicable Loan Party shall cause each such third party to execute and deliver to Agent a Collateral Access Agreement (unless (i) Agent has established a Reserve in the amount of two (2) months’ rent and charges for such location or (ii) otherwise consents in writing in its Permitted Discretion; provided, that (A) no Reserve shall be implemented with respect to equipment storage yards where equipment is located with a fair market value of less than $1,000,000 individually (up to an aggregate of $5,000,000 for all such equipment yards that are not subject to a rent Reserve)) and (B) Collateral used in connection with a Project may be located at a “job site” controlled by the Loan Parties to which the applicable Loan Parties have granted the Agent access. Except as could not reasonably be expected to have a Material Adverse Effect, each applicable Loan Party will keep at all times in full force and effect, and will comply at all times in all material respects with the terms of, any lease of Real Property where any of the Collateral now or in the future may be located subject to Permitted Protests.

7.4. Accounts and Chattel Paper.

All such Accounts, and all Chattel Paper owned by any Loan Party, are genuine and in all respects what they purport to be, arise out of a completed, bona fide and unconditional and non-contingent sale and delivery of goods or rendition of services by a Loan Party in the Ordinary Course of Business and in accordance with the terms and conditions of all purchase orders, contracts or other documents relating thereto, each Account Debtor thereunder had the capacity to contract at the time any contract or other document giving rise to such Accounts and Chattel Paper were executed, and the transactions giving rise to such Accounts and Chattel Paper comply in all material respects with all applicable laws and governmental rules and regulations.

7.5. Electronic Chattel Paper.

To the extent that any Loan Party obtains or maintains any Electronic Chattel Paper having a value in excess of $250,000, such Loan Party shall at all times create, store and assign the record or records comprising the Electronic Chattel Paper in such a manner that (a) a single authoritative copy of the record or records exists which is unique, identifiable and except as otherwise provided below, unalterable, (b) the authoritative copy identifies Agent as the assignee of the record or records, (c) the authoritative copy is communicated to and maintained by Agent or its designated custodian, (d) copies or revisions that add or change an identified assignee of the authoritative copy can only be made with the participation of Agent, (e) each copy of the authoritative copy and any copy of a copy is readily identifiable as a copy that is not the authoritative copy and (f) any revision of the authoritative copy is readily identifiable as an authorized or unauthorized revision.

7.6. Capitalization; Investment Property.

(a) No Loan Party, directly or indirectly, owns, or shall at any time own, any capital stock or other equity interests of any other Person except as set forth in Sections 1(h) and 1(i) of the Perfection Certificate (as updated by Borrower Representative from time to time), which Sections list all Equity Interest of each Subsidiary directly owned by each Loan Party and all other material Investment Property owned by each Loan Party as of the Closing Date, or as permitted by Section 8.5.

(b) None of the Pledged Equity issued by a Subsidiary of Parent has been issued or otherwise transferred in violation in any material respect of the Securities Act, or other applicable laws of any jurisdiction to which such issuance or transfer may be subject. The Pledged Equity pledged by each Loan Party hereunder constitutes all of the issued and outstanding equity interests of each Issuer owned by such Loan Party.

(c) All of the Pledged Equity issued by a Subsidiary of Parent has been duly and validly issued and is fully paid and non-assessable, and the holders thereof are not entitled to any preemptive, first refusal or other similar rights. There are no outstanding options, warrants or similar agreements, documents, or instruments with respect to any of the Pledged Equity issued by a Subsidiary of Parent.

(d) Each Loan Party, to the extent reasonably requested by Agent, has caused each Issuer which is a Subsidiary of Parent to amend or otherwise modify its Governing Documents, books, records, and related agreements, documents and instruments, as applicable, to reflect the rights and interests of Agent hereunder, and to the extent required to enable and empower Agent to exercise and enforce its rights and remedies hereunder in respect of the Pledged Equity and other Investment Property.

(e) Each Loan Party will take any and all actions reasonably required or requested by Agent, from time to time, to (i) cause Agent to obtain exclusive control of any Investment Property in a manner reasonably acceptable to Agent and (ii) obtain from any Issuers and such other Persons as Agent shall specify, for the benefit of Agent, written confirmation of Agent’s exclusive control over such Investment Property and take such other actions as Agent may request to perfect Agent’s security interest in any Investment Property. For purposes of this Section 7.6, Agent shall have exclusive control of Investment Property if (A) pursuant to Section 5.2, such Investment Property consists of certificated securities and the applicable Loan Party delivers such certificated securities to Agent (with all appropriate endorsements), (B) such Investment Property consists of uncertificated securities and either (x) the applicable Loan Party delivers such uncertificated securities to Agent or (y) the Issuer thereof agrees, pursuant to documentation in form and substance reasonably satisfactory to Agent, that it will comply with instructions originated by Agent without further consent by the applicable Loan Party and (C) such Investment Property consists of security entitlements and either (x) Agent becomes the entitlement holder thereof or (y) the appropriate securities intermediary agrees, pursuant to documentation in form and substance reasonably satisfactory to Agent, that it will comply with entitlement orders originated by Agent without further consent by the applicable Loan Party. Except as set forth in the Perfection Certificate, each Loan Party that is a limited liability company or a partnership hereby represents and warrants that it has not, and at no time will, elect pursuant to the provisions of Section 8-103 of the UCC, or the Securities Transfer Act 2006 (Ontario) (or equivalent legislation of any other Canadian province or territory), as applicable, to provide that its equity interests are securities governed by Article 8 of the UCC or the Securities Transfer Act 2006 (Ontario) (or equivalent legislation of any other Canadian province or territory), as applicable.

(f) No Loan Party owns, or has any present intention of acquiring, any “margin security” or any “margin stock” within the meaning of Regulations T, U or X of the FRB (herein called “margin security” and “margin stock”). None of the proceeds of the Loans will be used, directly or indirectly, for the purpose of purchasing or carrying, or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry, any margin security or margin stock or for any other purpose which might constitute the transactions contemplated hereby a “purpose credit” within the meaning of said Regulations T, U or X, or cause this Agreement to violate any other regulation of the FRB or the Exchange Act, or any rules or regulations promulgated under such statutes.

(g) [Reserved].

(h) No Loan Party shall take, or fail to take, any action that would in any manner impair the enforceability of Agent’s Lien on any of the Investment Property, or any of Agent’s rights or remedies under this Agreement or any other Loan Document with respect to any of the Investment Property.

(i) In the case of any Loan Party which is an Issuer, such Issuer agrees that the terms of Section 11.3(g)(iii) shall apply to such Loan Party with respect to all actions that may be required of it pursuant to such Section 11.3(g)(iii) regarding the Investment Property issued by it.

7.7. Commercial Tort Claims.

No Loan Party has any Commercial Tort Claims having a value in excess of $1,000,000 pending as of the Closing Date other than (i) those listed in Section 2 of the Perfection Certificate (which shall include, for the avoidance of doubt, each Eligible Change Order Claim) and (ii) claims related to on-going Projects which are not subject to any formal dispute or litigation, and each Loan Party shall promptly (but in any case, no later than five Business Days thereafter) notify Agent in writing upon incurring or otherwise obtaining a Commercial Tort Claim after the date hereof against any third party with a value reasonably expected to exceed $1,000,000. Such notice shall constitute such Loan Party’s authorization to amend such Section 2 to add such Commercial Tort Claim and shall automatically be deemed to amend such Section 2 to include such Commercial Tort Claim.

7.8. Jurisdiction of Organization; Location of Collateral.

Sections 1(c) and 1(d) of the Perfection Certificate set forth as of the Closing Date and as of each date as the Borrower Representative may update the Perfection Certificate from time to time following the Closing Date (a) each place of business of each Loan Party (including its chief executive office and, in the case of each Canadian Loan Party, its registered office), (b) all locations where all Inventory, Equipment, and other Collateral owned by each Loan Party and in respect of any Loan Party (other than any Canadian Loan Party) having a value in excess of $250,000 is kept and (c) whether each such Collateral location and place of business (including each Loan Party’s chief executive office and, in the case of each Canadian Loan Party, its registered office) is owned by a Loan Party or leased (and if leased, specifies the complete name and notice address of each lessor). At the request of the Agent, the Loan Parties shall promptly provide updated location information for all Eligible M&E. Except as otherwise permitted by this Agreement, no Collateral having a value in excess of $250,000 is located outside the United States or Canada or in the possession of any lessor, bailee, warehouseman or consignee, except as expressly indicated in Sections 1(c) and 1(d) of the Perfection Certificate or as otherwise in transit, out for repair or refurbishment or otherwise in the hands of customers, employees, representatives or other agents in the ordinary course of business or to the extent having a value of less than $250,000. Each Loan Party will give Agent (i) at least ten (10) Business Days’ prior written notice before changing its jurisdiction of organization, its chief executive office, its registered office or the location of its books and records and, in the case of any Canadian Loan Party, opening any additional place of business, field offices or locations or (ii) for any Loan Party other than a Canadian Loan Party, written notice contemporaneously with the delivery of the next Borrowing Base Certificate delivered after opening any additional place of business, field offices or locations opened to support a specific project, and, in each case, will execute and deliver all Financing Statements, Collateral Access Agreement, mortgages, and all other agreements, instruments and documents which Agent shall reasonably require in connection therewith prior to making such change, all in form and substance reasonably satisfactory to Agent.

7.9. Financial Statements and Reports; Solvency.

(a) All financial statements delivered to Agent and Lenders by or on behalf of any Loan Party have been, and at all times will be, prepared in conformity with GAAP and fairly reflect in all material respects the financial condition of each Loan Party covered thereby, at the times and for the periods therein stated.

(b) As of the date hereof (after giving effect to the Loans to be made or issued on the date hereof, and the consummation of the transactions contemplated hereby), and as of each other day that any Loan is made (after giving effect thereof), (i) the fair saleable value of all of the assets and properties of each Loan Party, taken as a whole, exceeds the aggregate liabilities and Indebtedness of each such Loan Party (including contingent liabilities), (ii) each Loan Party, taken as a whole, is solvent and able to pay its debts as they come due, (iii) each Loan Party, taken as a whole, has sufficient capital to carry on its business as now conducted and as proposed to be conducted, (iv) no Loan Party is contemplating either the liquidation of all or any substantial portion of its assets or property, or the filing of any petition under any state, federal, provincial or other bankruptcy or insolvency law or other Debtor Relief Laws and (v) no Loan Party has knowledge of any Person contemplating the filing of any such petition against any Loan Party. For purposes of this Section 7.9(b), the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).

7.10. Tax Returns and Payments; Pension Contributions.

Each Loan Party has timely filed all material tax returns and reports required by applicable law, has timely paid all applicable material Taxes, owing by such Loan Party and will timely pay all such items in the future as they became due and payable. Each Loan Party may, however, defer payment of any contested taxes pursuant to a Permitted Protest. Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other applicable laws. Each Plan that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter or opinion letter from the Internal Revenue Service to the effect that the form of such Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the Internal Revenue Service to be exempt from federal income tax under Section 501(a) of the Code, or an application for such a letter is currently being processed by the Internal Revenue Service. There are no pending or, to the best knowledge of any Loan Party, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in liabilities individually or in the aggregate of any Loan Party in excess of $1,000,000. No ERISA Event has occurred, and no Loan Party is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan, in each case that could reasonably be expected to result in liabilities individually or in the aggregate in excess of $1,000,000. Each Loan Party and each ERISA Affiliate has met all applicable requirements under the Pension Funding Rules in respect of each Pension Plan, and no waiver of the minimum funding standards under the Pension Funding Rules has been applied for or obtained, in each case except as could not reasonably be expected to result in liabilities individually or in the aggregate to the Loan Parties in excess of $1,000,000. As of the most recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is sixty percent (60%) or higher and no Loan Party knows of any facts or circumstances that could reasonably be expected to cause the funding target attainment percentage for any such plan to drop below sixty percent (60%) as of the most recent valuation date. No Loan Party or any ERISA Affiliate has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due that are unpaid, except as could not reasonably be expected to result in liabilities individually or in the aggregate to the Loan Parties in excess of $1,000,000. No Loan Party or any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA except as could not reasonably be expected to result in liabilities individually or in the aggregate to the Loan Parties in excess of $1,000,000. No Pension Plan has been terminated by the plan administrator thereof or by the PBGC, and no event or circumstance has occurred or exists that could reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Plan, except as could not reasonably be expected to result in liabilities individually or in the aggregate to the Loan Parties in excess of $1,000,000. Each Canadian Pension Plan is duly registered under the ITA and under all other applicable laws which require registration and no event has occurred which would reasonably be expected to cause the loss of such registered status. Each Loan Party has complied with the ITA and all applicable Laws regarding each Canadian Pension Plan. No Loan Party maintains, sponsors, administers, contributes to, participates in or has any liability in respect of any Canadian Defined Benefit Plan, nor has any such Person ever maintained, sponsored, administered, contributed or participated in any Canadian Defined Benefit Plan. All obligations of the Loan Parties (including fiduciary, funding, investment and administration obligations) required to be performed in connection with the Canadian Pension Plans and the funding agreements relating thereto have been performed on a timely basis. No Canadian Loan Party nor any of its Subsidiaries has any liability for any Canadian Pension Plan which has been terminated or discontinued. No Canadian Pension Event has occurred, and no Lien has arisen, choate or inchoate, in connection with any Canadian Pension Plan (save for contribution amounts not yet due).

7.11. Compliance with Laws; Intellectual Property; Licenses.

(a) Except as could not reasonably be expected to have a Material Adverse Effect, each Loan Party has complied, and will continue at all times to comply, in all material respects with all provisions of all applicable laws and regulations, including those relating to the ownership of real or personal property, the conduct and licensing of each Loan Party’s business, the payment and withholding of Taxes, ERISA and other employee matters, and safety and environmental matters.

(b) No Loan Party has received written notice of default or violation, or is in default or violation, with respect to any judgment, order, writ, injunction, decree, demand or assessment issued by any court or any federal, state, provincial, territorial, local, municipal or other Governmental Authority relating to any aspect of any Loan Party’s business, affairs, properties or assets, in each case, which could reasonably be expected to have a Material Adverse Effect. No Loan Party has received written notice of or been charged with, or is, to the knowledge of any Loan Party, under investigation with respect to, any violation in any material respect of any provision of any applicable law, in each case, which could reasonably be expected to have a Material Adverse Effect.

(c) As of the date hereof no Loan Party owns any United States and Canadian federally registered or application pending for such registration for Intellectual Property, except as set forth in Section 4 of the Perfection Certificate. Each Loan Party shall promptly (but in any event within thirty (30) days thereafter) notify Agent in writing of any additional registered or pending Intellectual Property rights acquired or arising after the Closing Date and shall submit to Agent a supplement to Section 4 of the Perfection Certificate to reflect such additional rights; provided, that such Loan Party’s failure to do so shall not impair Agent’s security interest therein. Each Loan Party shall execute a separate security agreement granting Agent a security interest in such Intellectual Property (whether owned on the Closing Date or thereafter), in form and substance reasonably acceptable to Agent and suitable for registering such security interest in such Intellectual Property with the United States Patent and Trademark Office and/or United States Copyright Office and/or the Canadian Intellectual Property Office, as applicable; provided, that such Loan Party’s failure to do so shall not impair Agent’s security interest therein. Each Loan Party owns or has, and will at all times continue to own or have, the valid right to use all material patents, trademarks, copyrights, software, computer programs, equipment designs, network designs, equipment configurations, technology and other Intellectual Property necessary for the conduct of such Loan Party’s business, and, except as could not reasonably be expected to have a Material Adverse Effect, each Loan Party is in compliance, and will continue at all times to comply with all licenses, user agreements and other such agreements regarding the use of Intellectual Property. No Loan Party has any knowledge that, or has received any written notice claiming that, any of such Intellectual Property materially infringes upon or violates the rights of any other Person, in each case, which could reasonably be expected to have a Material Adverse Effect. To any Loan Party’s knowledge, no licensed third party Intellectual Property is necessary for Agent to exercise its rights to enforce Agent’s Liens with respect to the Collateral, including the right to dispose of it, during the existence of an Event of Default.

(d) Each Loan Party has and will continue at all times to have, all federal, state, local and other licenses and permits required to be maintained in connection with such Loan Party’s business operations, and all such licenses and permits are valid and in full force and effect, except for any licenses or permits the failure of which to maintain or be in full force and effect, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Except as could not reasonably be expected to have a Material Adverse Effect, each Loan Party has, and will continue at all times to have, complied with the requirements of such licenses and permits in all material respects, and has received no written notice of any pending or threatened proceedings for the suspension, termination, revocation or limitation thereof. No Loan Party is aware of any facts or conditions that could reasonably be expected to cause or permit any of such licenses or permits to be voided, revoked or withdrawn, in each case, which could reasonably be expected to have a Material Adverse Effect.

7.12. Litigation.

Section 1(g) of the Perfection Certificate discloses all claims, proceedings, litigation or investigations pending or (to the best of each Loan Party’s knowledge) threatened in writing against any Loan Party as of the Closing Date which could reasonably be expected to result in any judgment against or liability of such Loan Party in excess of $1,000,000 (other than a money judgment or judgments fully covered (except for customary deductibles, copayments, or self-insured retentions in an amount not to exceed $500,000 individually or $1,000,000 in the aggregate) by insurance as to which the insurance company has accepted coverage) individually or in the aggregate with respect to all Loan Parties. There is no claim, suit, litigation, proceeding or investigation pending or (to the best of each Loan Party’s knowledge) threatened in writing against or affecting any Loan Party in any court or before any Governmental Authority (or any basis therefor known to any Loan Party) which may result, either separately or in the aggregate, in any Material Adverse Effect.

7.13. Use of Proceeds.

All proceeds of all Loans shall be used by Borrowers solely (a) to repay in full the Existing Indebtedness, (b) to pay the fees, costs, and expenses incurred in connection with this Agreement, the other Loan Documents and the transactions contemplated hereby and thereby, (c) for Borrowers’ working capital and general corporate purposes and (d) for such other purposes as specifically permitted pursuant to the terms of this Agreement. All proceeds of all Loans will be used solely for lawful business purposes.

7.14. Insurance.

(a) Each Loan Party will at all times carry property, liability and other insurance, with insurers reasonably acceptable to Agent (it being hereby confirmed that the insurance in place as of the date hereof is acceptable to Agent), in such form and amounts, and with such deductibles and other provisions, as Agent shall reasonably require, but in any event, in such amounts and against such risks as is usually carried by companies engaged in similar business and owning similar properties in the same general areas in which such Loan Party operates, and each Borrower will provide Agent with evidence reasonably satisfactory to Agent that such insurance is, at all times, in full force and effect. Each property insurance policy shall name Agent as lender loss payee and mortgagee, if applicable, and shall contain a lender’s loss payable endorsement, and a mortgagee endorsement, if applicable, and each liability insurance policy shall name Agent as an additional insured, and each business interruption insurance policy shall be collaterally assigned to Agent, all in form and substance reasonably satisfactory to Agent. All policies of insurance shall provide that they may not be cancelled or changed without at least thirty (30) days’ (or, with respect to nonpayment of premiums, ten (10) days’) prior written notice to Agent, and shall otherwise be in form and substance reasonably satisfactory to Agent. Borrower Representative shall advise Agent promptly of any policy cancellation, non-renewal, reduction, or material amendment with respect to any insurance policies maintained by any Loan Party or any receipt by any Loan Party of any notice from any insurance carrier regarding any intended or threatened cancellation, non-renewal, reduction or material amendment of any of such policies, and Borrower Representative shall promptly deliver to Agent copies of all notices and related documentation received by any Loan Party in connection with the same.

(b) With respect to any portion of any Real Property subject to a Mortgage that is located in a Flood Zone within a community participating in the Flood Program, each Loan Party shall maintain through the Flood Program or through private insurance policies, with financially sound and reputable insurance companies (except to the extent that any insurance company insuring such Real Property of the Borrowers and each other Loan Party ceases to be financially sound and reputable after the Closing Date, in which case, such Loan Party shall promptly replace such insurance company with a financially sound and reputable insurance company), (A) such flood insurance coverage under policies issued pursuant to and in compliance with the Flood Insurance Laws (“Flood Insurance Policies”) in an amount equal to the maximum limit of coverage available for such Real Property under Flood Insurance Laws, subject only to deductibles consistent in scope and amount with those permitted under the Flood Program and (B) such additional coverage as required by Agent, if any, under supplemental private insurance policies in an amount so required by the Agent.

(c) Borrower Representative shall deliver to Agent no later than fifteen (15) days prior to the expiration of any then current insurance policies, insurance certificates evidencing renewal of all such insurance policies required by this Section 7.14. Borrower Representative shall deliver to Agent, upon Agent’s request, certificates evidencing such insurance coverage in such form as Agent shall specify.

(d) IF ANY LOAN PARTY AT ANY TIME OR TIMES HEREAFTER SHALL FAIL TO OBTAIN OR MAINTAIN ANY OF THE POLICIES OF INSURANCE REQUIRED ABOVE (AND PROVIDE EVIDENCE THEREOF TO AGENT) OR TO PAY ANY PREMIUM RELATING THERETO, THEN AGENT, WITHOUT WAIVING OR RELEASING ANY OBLIGATION OR DEFAULT BY ANY BORROWER HEREUNDER, MAY (BUT SHALL BE UNDER NO OBLIGATION TO) OBTAIN AND MAINTAIN SUCH POLICIES OF INSURANCE AND PAY SUCH PREMIUMS AND TAKE SUCH OTHER ACTIONS WITH RESPECT THERETO AS AGENT DEEMS ADVISABLE UPON NOTICE TO BORROWER REPRESENTATIVE. SUCH INSURANCE, IF OBTAINED BY AGENT, MAY, BUT NEED NOT, PROTECT ANY LOAN PARTY’S INTERESTS OR PAY ANY CLAIM MADE BY OR AGAINST ANY LOAN PARTY WITH RESPECT TO THE COLLATERAL. SUCH INSURANCE MAY BE MORE EXPENSIVE THAN THE COST OF INSURANCE ANY LOAN PARTY MAY BE ABLE TO OBTAIN ON ITS OWN AND MAY BE CANCELLED ONLY UPON THE APPLICABLE LOAN PARTY PROVIDING EVIDENCE THAT IT HAS OBTAINED THE INSURANCE AS REQUIRED ABOVE. ALL SUMS DISBURSED BY AGENT IN CONNECTION WITH ANY SUCH ACTIONS, INCLUDING COURT COSTS, EXPENSES, OTHER CHARGES RELATING THERETO AND REASONABLE INTERNAL AND EXTERNAL ATTORNEY (LEGAL) COSTS, SHALL CONSTITUTE LOANS HEREUNDER, SHALL BE PAYABLE ON DEMAND BY BORROWERS TO AGENT AND, UNTIL PAID, SHALL BEAR INTEREST AT THE HIGHEST RATE THEN APPLICABLE TO LOANS HEREUNDER.

7.15. Financial, Collateral and Other Reporting / Notices.

Each Loan Party has kept, and will at all times keep, adequate records and books of account with respect to its business activities and the Collateral in which proper entries are made in accordance with GAAP reflecting all its financial transactions. The information provided in the Perfection Certificate is correct and complete in all respects. Each Loan Party will cause to be prepared and furnished to Agent, in each case in a form and in such detail as is reasonably acceptable to Agent the following items (the items to be provided under this Section 7.15 shall be delivered to Agent by Approved Electronic Communication or in writing):

(a) Annual Financial Statements. Within ninety (90) days after the close of each Fiscal Year, unqualified as to scope or going concern audited financial statements of each Loan Party as of the end of such Fiscal Year, including balance sheet, income statement, and statement of cash flow for such Fiscal Year, in each case on a consolidated and consolidating basis, certified by a firm of independent certified public accountants of recognized standing selected by Borrowers but reasonably acceptable to Agent, together with a copy of any management letter issued in connection therewith. Concurrently with any delivery of such financial statements prior to the Callodine Assignment Date, Borrower Representative shall deliver to Agent a Compliance Certificate, indicating whether (i) Borrowers are in compliance with each of the covenants specified in Section 9, and setting forth a detailed calculation of such covenants and (ii) any Default or Event of Default is then in existence;

(b) Interim Quarterly Financial Statements. Within forty-five (45) days after the end of each Fiscal Quarter hereafter, including the last Fiscal Quarter of each Fiscal Year, unaudited interim financial statements of each Loan Party as of the end of such Fiscal Quarter and of the portion of such Fiscal Year then elapsed, including balance sheet, income statement, statement of cash flow, and results of their respective operations during such Fiscal Quarter and the then-elapsed portion of the Fiscal Year, together with comparative figures for the same periods in the immediately preceding Fiscal Year and the corresponding figures from the budget for the Fiscal Year covered by such financial statements, in each case on a consolidated and consolidating basis, certified by the principal financial officer of Borrower Representative as prepared in accordance with GAAP and fairly presenting in all material respects the consolidated financial position and results of operations (including management discussion and analysis of such results) of each Loan Party for such Fiscal Quarter and period subject only to changes from ordinary course year-end audit adjustments and except that such statements need not contain footnotes. Concurrently with any delivery of such financial statements prior to Callodine Assignment Date, Borrower Representative shall deliver to Agent a Compliance Certificate, indicating whether (i) Borrowers are in compliance with each of the covenants specified in Section 9 and setting forth a detailed calculation of the covenant specified in Section 9.1 and (ii) any Default or Event of Default is then in existence;

(c) Borrowing Base Certificates; Liquidity. As soon as available, and in any event, (i) no later than fifteen (15) days after the end of each Fiscal Month occurring prior to the Callodine Assignment Date, a Borrowing Base Certificate, which shall include a detailed calculation of the Borrowing Base, and reflecting the outstanding principal balance of the Loans as of the last day of such Fiscal Month, (ii) concurrently with the delivery of each Borrowing Base Certificate delivered pursuant to clause (i) above, (x) a Liquidity snapshot reflecting Liquidity of the Borrower prepared by the Borrower in form and substance satisfactory to the Agent as of the date of delivery of such Borrowing Base Certificate and (y) a Liquidity report prepared in a manner consistent with historical past reporting previously provided to the Agent and as of the last day of such Fiscal Month for which such Borrowing Base Certificate is being delivered (it being understood and agreed that the Loan Parties shall use good faith efforts to provide the Agent with daily Liquidity snapshot reporting for the entirety of each Fiscal Month as promptly as practicable after the Closing Date), (iii) concurrently with each Borrowing Base Certificate delivery pursuant to clause (i) above, a certificate indicating whether Borrowers were in compliance with the covenant specified in Section 9.2 at all times during such Fiscal Month and for the period ending on the date referred to in clause (ii)(x) above, in each case, in such detail and with such other supporting information as the Agent may reasonably request; and (iv) no later than five (5) days after the end of each Fiscal Month occurring prior to the Callodine Assignment Date, a Liquidity snapshot reflecting Liquidity of the Borrower prepared by Borrower in form and substance satisfactory to the Agent as of the last day of such Fiscal Month, certifying compliance with the covenant specified in Section 9.2;

(d) Projections, Etc. Within thirty (30) days after the end of each Fiscal Year, monthly business projections for the following Fiscal Year for the Loan Parties on a consolidated basis, which projections shall include for each such period Borrowing Base projections, profit and loss projections, balance sheet projections, income statement projections and cash flow projections, all in form and substance reasonably acceptable to the Agent;

(e) Collateral Reports. As soon as available, and in any event no later than the respective dates set forth on Annex II hereto (to the extent applicable), the items described on Annex II hereto.

(f) ERISA Reports. Copies of any annual report to be filed pursuant to the requirements of ERISA in connection with each plan subject thereto promptly upon request by Agent and in addition, each Loan Party shall promptly notify Agent upon having knowledge of any ERISA Event or Canadian Pension Event which could reasonably be expected to result in a payment in excess of $1,000,000; and

(g) Notices of Default, Etc. under General Indemnity Agreement. Promptly upon any Loan Party or any of their Subsidiaries becoming aware of the occurrence of any breach, default, event of default (or any similar term) or any obligation to make a payment or reimbursement under any General Indemnity Agreement or of any action by any applicable surety to perfect any Lien granted under any General Indemnity Agreement, and description of the events giving rise thereto.

(h) Notification of Certain Changes. Promptly (and in no case later than the earlier of (i) three Business Days after the occurrence of any of the following and (ii) such other date that such information is required to be delivered pursuant to this Agreement or any other Loan Document) notification to Agent in writing of (A) the occurrence of any Default or Event of Default, (B) the occurrence of any event that has had, or could reasonably be expected to have, a Material Adverse Effect, (C) any loss, damage or transaction (whether a single transaction or a series of related transactions) resulting in a loss, damage or transfer of any assets included in the Borrowing Base in an amount in excess of $3,500,000, (D) any investigation, action, suit, proceeding or claim (or any material development with respect to any existing investigation, action, suit, proceeding or claim) relating to any Loan Party, any officer or director of a Loan Party, the Collateral or which could reasonably be expected to result in a Material Adverse Effect, (E) any material loss or damage to the Collateral, (F) any event or the existence of any circumstance that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect, (G) the receipt of written notice received from any Person regarding any actual or alleged breaches of any Material Contract or termination or threat to terminate any Material Contract or any material amendment to or modification of a Material Contract, or the execution of any new Material Contract by any Loan Party, (H) any change in any Loan Party’s certified independent accountant. In the event of each such notice under this Section 7.15(h), Borrower Representative shall give notice to Agent of the action or actions that each Loan Party has taken, is taking, or proposes to take with respect to the event or events giving rise to such notice obligation and (I) any material notice, filing or change with respect to any litigation, arbitration or other action relating to an Eligible Change Order Claim.

(i) Other Information. Promptly upon request, such other data and information (financial and otherwise) as Agent or the Required Lenders, from time to time, may reasonably request.

(j) Notices Under Material Contracts. Promptly upon any delivery to Loan Party or any of their Subsidiaries of any material notices under any Material Contract, a written statement describing such event, with copies of such amendments, notices or new contracts, delivered to Agent, and a description of any actions being taken pursuant thereto.

(k) Information relating to Eligible Change Order Claims. Promptly upon any delivery to Loan Party or any of their Subsidiaries of any material information, case updates (including settlement proposals made in writing) or notices received in connection with any Eligible Change Order Claims, which shall include a written statement describing such event, its impact on the Eligible Change Order Claims (whether as to value of the claim or otherwise) and a description of any actions being taken pursuant thereto or in connection therewith.

(l) Notices related to Sureties. Promptly upon any delivery to any surety of any notices or other information delivered to or received from any surety, copies of such notices or other information delivered to Agent.

Each notice pursuant to this Section 7.15 shall be accompanied by a statement of a Financial Officer of the Borrower Representative setting forth details of the occurrence referred to therein and stating what action the Borrower Representative or its Subsidiaries have taken and propose to take with respect thereto. Each notice shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached by the Borrower Representative or its Subsidiaries. Upon receipt of financials, reports or notices pursuant to this Section 7.15, the Agent shall furnish to the Lenders such financials, reports or notices to the Lenders, but any failure of the Agent to so provide shall not in any case give rise to any claim, cause of action or liability by the Agent.

7.16. Litigation Cooperation.

Should any third-party suit, regulatory action, or any other judicial, administrative, or similar proceeding be instituted by or against Agent or any Lender with respect to any Collateral or in any manner relating to any Loan Party, this Agreement, any other Loan Document or the transactions contemplated hereby, each Loan Party shall, without expense to Agent or any Lender, use commercially reasonable efforts to make available each Loan Party, such Loan Party’s officers, employees and agents, and any Loan Party’s books and records, without charge, to the extent that Agent or such Lender may reasonably deem them necessary in order to prosecute or defend any such suit or proceeding.

7.17. Maintenance of Collateral, Etc..

Each Loan Party will maintain all of the Collateral in good working condition in all material respects, casualty, condemnation and ordinary wear and tear excepted.

7.18. Material Contracts.

Except as expressly disclosed in Section 1(j) of the Perfection Certificate, no Loan Party is (a) a party, as of the Closing Date, to any contract which has had or could reasonably be expected to have a Material Adverse Effect or (b) in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any contract to which it is a party or by which any of its assets or properties is bound, which default, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Except for (i) each Surety Credit Document and (ii) the contracts and other agreements listed in Section 1(j) of the Perfection Certificate, no Loan Party is party, as of the Closing Date, to any contract the breach, nonperformance or cancellation of which, could reasonably be expected to have a Material Adverse Effect (each such contract and agreement, described in this Section 7.18 (including those contracts and agreements listed in Section 1(j) of the Perfection Certificate), a “Material Contract”; it is expressly agreed that each Surety Credit Document constitutes a Material Contract).

Each Loan Party shall perform and observe all the terms and provisions (or, solely with respect to each Surety Credit Document, all the material terms and provisions) of each Material Contract to be performed or observed by it, maintain each such Material Contract in full force and effect, enforce each such Material Contract in accordance with its terms, take all such action to such end as may be from time to time requested by the Agent and, upon request of the Agent, make to each other party to each such Material Contract such demands and requests for information and reports or for action as any Loan Party or any of its Subsidiaries is entitled to make under such Material Contract, and cause each of its Subsidiaries to do so.

7.19. No Default.

No Default or Event of Default has occurred and is continuing.

7.20. No Material Adverse Change.

Since December 31, 2023 no event has occurred which has had, or could reasonably be expected to have, a Material Adverse Effect.

7.21. Full Disclosure.

Excluding projections and other forward-looking information, pro forma financial information and information of a general economic or industry nature, no written report, notice, certificate, information or other statement delivered or made (including, in electronic form) by or on behalf of any Loan Party or any of their respective Affiliates to Agent or Lender in connection with this Agreement or any other Loan Document contains or will at any time contain, when taken as a whole, any untrue statement of a material fact, or omits or will at any time omit to state any material fact necessary to make any statements contained herein or therein, when taken as a whole, not misleading in any material respect. Except for matters of a general economic or political nature which do not affect any Loan Party uniquely, there is no fact presently known to any Loan Party which has not been disclosed to Agent, which has had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Any projections and other forward-looking information and pro forma financial information contained in such materials were prepared in good faith based upon assumptions that were believed by such Loan Party to be reasonable at the time prepared and at the time furnished in light of conditions and facts then known (it being recognized that such projections and other forward-looking information and pro forma financial information are not to be viewed as facts and that actual results during the period or periods covered by any such projections or information may differ from the projected results, and such differences may be material).

7.22. Sensitive Payments.

No Loan Party (a) has made or will at any time make any contributions, payments or gifts to or for the private use of any governmental official, employee or agent where either the payment or the purpose of such contribution, payment or gift is illegal under the applicable laws of the United States or the jurisdiction in which made or any other applicable jurisdiction, (b) has established or maintained or will at any time establish or maintain any unrecorded fund or asset for any purpose or made any false or artificial entries on its books, (c) has made or will at any time make any payments to any Person with the intention that any part of such payment was to be used for any purpose other than that described in the documents supporting the payment or (d) has engaged in or will at any time engage in any “trading with the enemy” or other transactions violating any rules or regulations of the Office of Foreign Assets Control or Global Affairs Canada or any similar applicable laws, rules or regulations.

7.23. Investment Company Act.

No Loan Party or any Subsidiary is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

7.24. Access to Collateral, Books and Records.

At reasonable times and subject to reasonable prior notice, Agent and its representatives or agents shall have the right to inspect the Collateral and to examine and copy each Loan Party’s books and records. Any Lender, at its sole cost and expense, shall have the authority to participate in such examinations upon not less than three (3) Business Days’ (or such other lesser notice as is reasonable under the circumstances unless such Lender has received notice of such inspection sufficiently in advance of such required three (3) Business Days’) written notice to the Agent. Each Loan Party agrees to give Agent access to any or all of such Loan Party’s, and each of its Subsidiaries’ premises to enable Agent to conduct such inspections and examinations. Such inspections and examinations shall be at Borrowers’ expense. Agent may, at Borrowers’ reasonable expense, use each Loan Party’s personnel, computer and other equipment, programs, printed output and computer readable media, supplies and premises for the collection, sale or other disposition of Collateral to the extent Agent, in its reasonable discretion, deems appropriate. Each Loan Party hereby irrevocably authorizes all accountants and third parties to disclose and deliver to Agent, at Borrowers’ expense, all financial information, books and records, work papers, management reports and other information in their possession regarding the Loan Parties; provided a representative of the Borrowers shall be able to attend all such exchanges of information and materials and to review all such requests prior to commencement thereof. Notwithstanding the foregoing, so long as no Event of Default has occurred and is continuing, the Loan Parties shall not be required to reimburse the expenses for more than (assuming the Loan Parties fully cooperate with field examiners and provide all data requests promptly) one (1) field examination and visit in any twelve (12) month period; provided, however, that (x) if a field examination is initiated during the existence of a Default or Event of Default, all reasonable out-of-pocket charges, costs, and expenses therefor shall be reimbursed by Borrowers without regard to such frequency limits, and (y) Agent may conduct field examinations at the Lenders’ expense. This Section shall not be construed to limit the Agent’s right to conduct field examinations at any time in its discretion, or use third parties for such purposes. Each Loan Party acknowledges and agrees that the Agent shall be authorized to run periodic UCC and PPSA lien searches with respect to each Loan Party, at the Borrowers’ cost and expense, as frequently as the Agent determines necessary in its Permitted Discretion; provided, however, that, unless a Default or Event of Default has occurred and is ongoing, such searches shall be run no more frequently than once per Fiscal Quarter. The Agent shall furnish to the Lenders such reports received pursuant to this Section 7.24, but any failure of the Agent to so provide shall not in any case give rise to any claim, cause of action or liability by the Agent.

7.25. Appraisals.

Each Loan Party will permit Agent and each of its representatives or agents to conduct appraisals and valuations of the Collateral at such times and intervals as Agent may designate. Such appraisals and valuations shall be at Borrowers’ expense. Notwithstanding the foregoing, so long as no Event of Default has occurred and is continuing, the Loan Parties shall not be required to reimburse expenses for more than one (1) instance of such appraisals and valuations in any twelve (12) month period with respect to the Equipment of the Loan Parties; provided, however, that (x) if an appraisal is initiated during the existence of a Default or Event of Default, all reasonable out-of-pocket charges, costs, and expenses therefor shall be reimbursed by Borrowers without regard to such frequency limits and (y) Agent may conduct appraisals at the Lenders’ expense. This Section shall not be construed to limit Agent’s right to obtain appraisals at any time in its discretion, or use third parties for such purposes. The Agent shall furnish such appraisals received pursuant to this Section 7.25, but any failure of the Agent to so provide shall not in any case give rise to any claim, cause of action or liability by the Agent.

7.26. Lender Meetings.

Upon the request of Agent or the Required Lenders (which request, so long as no Event of Default shall have occurred and be continuing, shall not be made more than once during each Fiscal Month), participate in a telephonic meeting with Agent and the Lenders at such time as may be agreed to by Borrower Representative, Agent and the Required Lenders.

7.27. Borrowing Base.

As to each item of Equipment and each change order claim that is identified by the Borrower Representative as Eligible M&E or an Eligible Change Order Claim, as applicable, in a Borrowing Base Certificate submitted to the Agent prior to the Callodine Assignment Date, at the time of inclusion in such Borrowing Base Certificate, such Equipment or change order claim, as applicable, is not excluded as ineligible by virtue of one or more of the excluding criteria (other than any Agent-discretionary criteria) set forth in the definition of Eligible M&E or Eligible Change Order Claim, as applicable. The Agent shall furnish such Borrowing Base Certificates received pursuant to this Section 7.27, but any failure of the Agent to so provide shall not in any case give rise to any claim, cause of action or liability by the Agent.

7.28. Parent.

Parent shall not: (a) engage in any activities other than acting as a holding company and transactions incidental thereto, maintaining its corporate existence, and entering into and performing its obligations under the Loan Documents; (b) hold any assets other than (i) all of the issued and outstanding equity interests of any Borrower or other Parent, (ii) contractual rights pursuant to the Loan Documents, and (iii) cash in an amount not to exceed the amount required for the purpose of promptly paying general operating expenses (including without limitation audit fees, reasonable and customary director and officer compensation and indemnification obligations pursuant to its Governing Documents); and (c) incur any liabilities other than under the Loan Documents, and obligations incurred in the Ordinary Course of Business related to its existence, including Taxes, franchise or other entity existence taxes and fees payable to its state of incorporation or organization, payment of reasonable and customary director fees and expenses, and indemnification obligations pursuant to its Governing Documents.

7.29. Eligible Change Order Claims.

(a) Loan Parties shall ensure that all cash proceeds received as a result of a collection, settlement, judgment or other receipt of funds by Loan Parties on account of any Eligible Change Order Claim are applied in accordance with Section 2.6 and, as to any amounts that are permitted to be retained by the Loan Parties, deposited into a Blocked Account.

(b) Loan Parties confirm that the portion of proceeds received by Southland on account of any collections on any Eligible Change Order Claim that is necessary to pay valid accounts payable for work performed by third parties on such Eligible Change Order Claim (including retainage owed to third parties) shall not exceed the amounts set forth across from the applicable Eligible Change Order Claim on Schedule 7.29(b).

(c) Loan Parties confirm that Schedule 1(a) contains a listing of the only surety bonds or other credit support with respect to the Eligible Change Order Claims and the Projects related thereto.

7.30. Post-Closing Matters.

Loan Parties shall satisfy the requirements set forth on Schedule 7.30 hereof on or before the dates specified therein or such later date to be determined by Agent, at its sole option, each of which shall be completed or provided in form and substance reasonably satisfactory to Agent. The failure to satisfy any such requirement on or before the date when due (or within such longer period as Agent may agree at its sole option) shall be an Event of Default, except as otherwise agreed to by Agent at its sole option.

7.31. Canadian Pension Plans.

The Loan Parties shall cause each Canadian Pension Plan to be duly qualified, registered and administered in all respects in compliance with, as applicable, the ITA, the Pension Benefits Act (Ontario) (or any similar or equivalent provincial legislation), and the terms of the Canadian Pension Plans and any agreements relating thereto. The Loan Parties shall ensure that they do not engage in a prohibited transaction or violation of the fiduciary responsibility rules with respect to any Canadian Pension Plan. The Loan Parties shall duly and timely observe and perform all obligations (including fiduciary, funding, investment and administration obligations) required to be observed and performed in connection with any Canadian Pension Plans.

8. NEGATIVE COVENANTS.

No Loan Party shall, nor shall any Loan Party permit any Subsidiary of a Loan Party to:

8.1. Indebtedness; Certain Equity Interests.

Incur any Indebtedness other than Permitted Indebtedness.

Notwithstanding the foregoing, Indebtedness of the Borrowers or any Loan Party owing to any Subsidiary that is not a Loan Party shall be unsecured and subordinated in right of payment to the Obligations and any guarantee by any Loan Party in favor of a Subsidiary that is not a Loan Party shall be unsecured and subordinated in right of payment to the Obligations.

8.2. Guaranties.

Other than Guaranties of the Obligations, at any time Guaranty or enter into or assume any Guaranty, or be obligated with respect to, or permit to be outstanding, any Guaranty, other than, (a) Guaranties by a Loan Party or any Subsidiary thereof of obligations under agreements of any other Loan Party entered into in connection with the acquisition of services, supplies, and equipment in the Ordinary Course of Business (other than with respect to any Indebtedness), (b) endorsements of negotiable instruments for deposit and (c) Guaranties of any Indebtedness permitted by Section 8.1.

8.3. Liens.

Create, assume, incur, or permit or suffer to exist or to be created, assumed, or permitted or suffered to exist, directly or indirectly, any Lien on any of its property, real or personal, now owned or hereafter acquired by it, or assign or sell any income or revenues (including Accounts) or rights in respect of any thereof, except for Permitted Liens.

8.4. Restricted Payments and Purchases.

Directly or indirectly declare or make any Restricted Payment or Restricted Purchase, or set aside any funds for any such purpose, other than Dividends on common stock which accrue (but are not paid in cash) or are paid in kind or Dividends on preferred stock which accrue (but are not paid in cash) or are paid in kind; provided, that:

(a) any wholly owned Subsidiary of a Borrower may make Restricted Payments to such Borrower;

(b) a Loan Party may, and may permit any of its Subsidiaries to, pay reasonable and customary directors’ fees and expenses and indemnities, provided, that the amount of such fees and expenses for directors, in their capacity as directors, does not exceed $1,000,000 in the aggregate for the Loan Parties and their Subsidiaries collectively during any Fiscal Year;

(c) a Loan Party may, and may permit any of its Subsidiaries to, make distributions to Parent which are immediately used by Parent (or sent by Parent to its direct or indirect parent company) to redeem from current or former directors, officers, employees, members of management, managers or consultants of Parent or any other Loan Party (or their respective immediate family members) Equity Interests provided, that (A) no Default or Event of Default has occurred and is continuing or would arise as a result of the making of such Restricted Payment and (B) the aggregate Restricted Payments permitted under this clause (c) in any Fiscal Year of the Loan Parties shall not exceed $1,000,000;

(d) Parent may make distributions to former employees, officers, or directors of Parent or any Borrower (or any spouses, ex-spouses, or estates of any of the foregoing), solely in the form of forgiveness of Indebtedness of such Persons owing to Parent on account of repurchases of the Equity Interests of Parent held by such Persons; provided that such Indebtedness was incurred by such Persons solely to acquire Equity Interests of Parent;

(e) Parent may make cash distributions to former employees, officers, or directors of Parent or any Borrower (or any spouses, ex-spouses, estates or Permitted Transferees (as defined in the Operating Agreement) of any of the foregoing) on account of redemptions of Equity Interests of Parent held by such Persons; provided, that (A) the payments made pursuant to this clauses (e) by Parent satisfy the Payment Conditions and (B) the aggregate amount of such redemptions and payments made pursuant to this clause (e) during the term of this Agreement plus the amount of Indebtedness outstanding under clause (l) of the definition of Permitted Indebtedness, does not exceed $2,500,000 in the aggregate;

(f) Other Restricted Payments by the Loan Parties and their Subsidiaries not to exceed $2,500,000 in the aggregate, so long as the Payment Conditions are satisfied with respect thereto; and

(g) Restricted Payments and Restricted Purchases made pursuant to, or otherwise contemplated by, the Financial Assistance Agreement.

Notwithstanding the foregoing, no Restricted Payment, Restricted Purchase or Investment shall include the transfer of any Intellectual Property that is necessary to the operations of the Loan Parties to any Person (other than a Loan Party).

8.5. Investments.

Make Investments, except that:

(a) the Loan Parties may hold the Investments in existence on the Closing Date and described in Sections 1(h) and (i) of the Perfection Certificate;

(b) the Loan Parties and their Subsidiaries may hold the Equity Interests of their respective Subsidiaries to the extent such Subsidiaries are Subsidiaries as of the Closing Date or become Subsidiaries following the Closing Date in accordance with the remaining terms of this Section 8.5;

(c) the Loan Parties may (A) extend trade credit in the Ordinary Course of Business and (B) acquire and hold accounts receivables owing to any of them if created or acquired in the Ordinary Course of Business and payable or dischargeable in accordance with customary terms;

(d) (i) cash and non-cash loans and advances to employees, officers, and directors of a Parent or any of its Subsidiaries for the purpose of purchasing newly issued Equity Interests in Parent so long as the proceeds of such loans are used in their entirety to purchase such newly issued Equity Interests in Parent (and the Parent promptly receives the cash so loaned from such employee, officer or director in exchange for the newly issued Equity Interests), which, in the case of cash, in an aggregate amount not to exceed $1,000,000 at any one time, and (ii) loans and advances to employees and officers of Parent or any of its Subsidiaries in the Ordinary Course of Business for any other business purpose and in an aggregate amount not to exceed $500,000 at any one time;

(e) (i) to the extent constituting Investments, the Loan Parties and their Subsidiaries may make (A) earnest money deposits made in connection with the acquisition of property or assets not prohibited hereunder and (B) deposits made in the Ordinary Course of Business to the extent constituting a Lien permitted under Section 8.3; and

(f) Other Investments by the Loan Parties and their Subsidiaries not to exceed $2,500,000 in the aggregate at any time outstanding, so long as the Payment Conditions are satisfied with respect thereto.

Notwithstanding the foregoing, no Restricted Payment, Restricted Purchase or Investment shall include the transfer of any Intellectual Property that is necessary to the operations of the Loan Parties to any Person (other than a Loan Party).

8.6. Affiliate Transactions.

Enter into or be a party to any agreement or transaction with any Affiliate (other than a Loan Party) except to the extent such agreement or transaction:

(a) if entered into on or prior to the Closing Date, is described on Schedule 8.6 attached hereto;

(b) if entered into after the Closing Date, is fully disclosed in writing to Agent and is expressly approved by Agent and the Required Lenders in writing, prior to the entry of a Loan Party or the applicable Subsidiary thereof into such agreement or transaction;

(c) occurs upon fair and reasonable terms that are no less favorable to such Loan Party or such Subsidiary than it would obtain in a comparable arm’s length transaction with a Person not an Affiliate of such Loan Party or such Subsidiary;

(d) constitutes a payment of customary fees, reasonable out-of-pocket costs and customary indemnities to directors, officers, consultants and employees of a Loan Party in the Ordinary Course of Business;

(e) (A) is an employment agreement entered into by a Loan Party or any of the Subsidiaries in the Ordinary Course of Business, and (B) is an employee compensation, benefit plan or arrangement, any health, disability or similar insurance plan which covers employees, in any such case approved by a Loan Party’s Board of Directors, and any reasonable and customary employment contract and transactions pursuant thereto;

(f) constitutes payments of loans (or cancellations of loans) to employees that are (A) approved by a majority of the Board of Directors of a Loan Party in good faith, (B) made in compliance with applicable law, and (C) otherwise permitted under this Agreement; or

(g) transactions amongst the Loan Parties that are permitted under Sections 8.1, 8.4 or 8.5.

Notwithstanding the foregoing, no transaction involving any Affiliate shall include the disposition or transfer or Investment of any Intellectual Property that is necessary to the operations of the Loan Parties to any Person (other than a Loan Party).

8.7. Liquidation; Change in Ownership, Name, or Year; Disposition or Acquisition of Assets; Etc..

At any time:

(a) Liquidate or dissolve itself (or suffer any liquidation or dissolution) or otherwise wind up its business, except any Subsidiary may liquidate or dissolve into another Subsidiary so long as (i) if a Loan Party is involved in such transaction a Loan Party survives such transaction, (ii) if a Borrower is involved in such transaction, such Borrower survives such transaction and (iii) if a wholly-owned Subsidiary is involved in such transaction a Loan Party survives such transaction (provided, that, in any case, no Domestic Subsidiary may liquidate or dissolve into any Foreign Subsidiary);

(b) Sell, Divide, lease, abandon, transfer or otherwise dispose of, in a single transaction or a series of related transactions (including pursuant to or in connection with any “plan of division” as contemplated under the Delaware Limited Liability Company Act or otherwise), any assets, property or business (including any Equity Interests it holds) (each an “Asset Sale”), except for (i) the sale of Inventory in the Ordinary Course of Business, (ii) the use or consumption by such Loan Party or such Subsidiary of physical assets in the Ordinary Course of Business, (iii) the sale of no longer useful, obsolete or worn out property (other than Eligible M&E) in the Ordinary Course of Business, (iv) [reserved], (v) sales, abandonment, or other dispositions of Equipment (other than Eligible M&E) that is substantially worn, damaged, or obsolete or no longer used or useful in the Ordinary Course of Business or (vi) the Disposition of any other assets so long as (A) no Event of Default has occurred and is continuing at the time of consummation, (B) the purchase price therefor is paid solely in the form of cash consideration, (C) the Loan Parties receive not less than fair market value for such assets (as determined in good faith by the Borrower Representative), and (D) to the extent constituting Collateral, the net cash proceeds of such Disposition are (I) applied to prepay the Obligations in accordance with Section 2.6(b)(i) or 2.6(b)(iv), as applicable, or (II) except to the extent resulting from any settlement of an Eligible Change Order Claim, reinvested in accordance with Section 2.6(b)(i).

(c) Acquire (i) all or any substantial part of the Equity Interests of any Person, (ii) all or any substantial part of the assets, property or business of any Person, or (iii) any assets that constitute a division or operating unit of the business of any Person;

(d) Merge or consolidate with any other Person, except upon not less than five (5) Business Days prior written notice to Agent, any Subsidiary of a Loan Party may merge or consolidate with (x) a Borrower, (y) a Loan Party (other than Parent) that is a or any wholly-owned Subsidiary or (z) any wholly-owned Subsidiary of a Loan Party; provided, that (i) a Loan Party shall be the continuing or surviving entity, and (ii) if a Borrower is involved in a merger or consolidation, a Borrower shall be the continuing or surviving entity, and in each case all actions reasonably required by Agent, including actions required to maintain perfected Liens on the Equity Interests of the surviving entity and other Collateral in favor of Agent, shall have been completed; provided, further, that, in no event shall a Domestic Subsidiary merge or consolidate with any Foreign Subsidiary;

(e) Change its legal name, state of incorporation or formation or structure without giving Agent at least ten (10) Business Days’ prior written notice of its intention to do so and complying with all requirements of Agent in regard thereto and providing prompt written notice to Agent once the applicable change has taken place;

(f) Change its year-end for accounting purposes from the Fiscal Year ending on December 31;

(g) Create any Subsidiary, unless such Subsidiary is a wholly-owned Domestic Subsidiary and concurrently therewith becomes a Loan Party hereunder in a manner satisfactory to Agent; or

(h) In the case of any limited liability company, and notwithstanding anything herein or in any other Loan Document to the contrary, Divide itself into two or more limited liability companies (pursuant to a “plan of division” as contemplated under the Delaware Limited Liability Company Act or otherwise) without the prior written consent of Agent, and, in the event that any Loan Party or any Subsidiary thereof that is a limited liability company Divides itself into two or more limited liability companies (with or without the prior consent of Agent as required above), any limited liability companies formed as a result of such division shall be required to comply with the obligations set forth in Section 5.3 and the other applicable further assurances obligations set forth in the Loan Documents (in each case as if such resulting limited liability company were a Loan Party or a Subsidiary of a Loan Party), and to become a Borrower or Loan Party (as required by Agent after consultation with the Borrower Representative), if required by the terms of this Agreement, under this Agreement and the other Loan Documents.

Notwithstanding the foregoing, no transaction under this Section 8.7 shall include the transfer of any Intellectual Property that is necessary to the operations of the Loan Parties to any Person (other than a Loan Party).

8.8. Conduct of Business

Engage, in any line of business substantially different from the lines of business conducted by the Loan Parties and their Subsidiaries on the Closing Date.

8.9. Sales and Leasebacks; Operating Leases.

(a) Except as provided in Schedule 8.9, enter into any arrangement, directly or indirectly, with any third party whereby such Loan Party or such Subsidiary, as applicable, shall sell or transfer any property, real or personal, whether now owned or hereafter acquired, and whereby such Loan Party or such Subsidiary, as applicable, shall then or thereafter rent or lease as lessee such property or any part thereof or other property which such Loan Party or such Subsidiary intends to use for substantially the same purpose or purposes as the property sold or transferred or (b) create, incur or suffer to exist, any obligations as lessee for the payment of rent for any real or personal property under leases or agreements to lease other than operating lease obligations incurred in the Ordinary Course of Business.

8.10. Amendment and Waiver.

Except as permitted hereunder, (a) enter into any amendment, or agree to or accept any waiver, of its articles or certificate of incorporation or formation and by-laws, partnership agreement or other Governing Documents, in each case which could reasonably be expected to materially adversely affect the rights of Agent or any Lender, (b) permit any Material Contract to be amended, cancelled or terminated prior to its stated maturity or termination if such amendment, cancellation or termination could reasonably be expected to have a Material Adverse Effect, (c) permit any agreement evidencing any other Subordinated Debt to be amended, modified or supplemented, except as permitted under any applicable subordination agreement or (d) amend or modify any of the terms of any Surety Credit Document if any such amendment or modification would add or change any terms in a manner materially adverse to the Lenders or any Loan Party; provided that this Section 8.10 shall not prohibit (i) any issuance of Bonds (as defined in the General Indemnity Agreement), (ii) the joinder of or other change in any parties to the Surety Credit Documents in accordance with their terms, or (iii) any amendments or modifications which do not require the consent of any Borrower or any of its Subsidiaries. No Loan Party will, nor shall any Loan Party permit any Subsidiary to, enter into any license agreement with respect to Intellectual Property unless such agreement contains a provision permitting the rights thereunder to be freely assigned, without any further consent, to Agent.

8.11. Prepayments.

Prepay, redeem, defease, purchase in any manner, make any other distribution (whether in cash, securities or other property), or deposit or set aside funds (including any sinking fund or similar deposit) for the purpose of any of the foregoing, or agree to make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of, or interest on any earnouts, or other Indebtedness (other than the Obligations), except:

(a) any regularly scheduled payments of principal or interest required in accordance with the terms of the instruments governing any Indebtedness permitted under Section 8.1 (other than with respect to Subordinated Debt);

(b) any payments of Subordinated Debt as expressly permitted by the terms of the subordination agreement applicable thereto;

(c) any other payments and distributions so long as the Payment Conditions are satisfied with respect thereto; and

(d) any payment or distribution made pursuant to, or otherwise contemplated by, the Financial Assistance Agreement.

8.12. Negative Pledge.

Directly or indirectly enter into any agreement with any Person that prohibits or restricts or limits the ability of a Loan Party or any such Subsidiary to create, incur, pledge, or suffer to exist any Lien upon any of its respective assets or restricts the ability of any Subsidiary of a Borrower to pay Dividends to such Borrower; provided; that the foregoing prohibitions shall not apply to (i) the Loan Documents, (ii) any agreement existing on the Closing Date and listed on Schedule 8.12 attached hereto and any refinancing or replacement thereof, (iii) any agreement entered into for the transfer of any asset pending the close of the sale of such asset pursuant to an Asset Sale permitted under this Agreement, (iv) customary anti-assignment provisions in leases of real or personal property or (v) any agreement or pursuant to any mortgage or any other agreement in effect at the time any Person becomes a Subsidiary of a Borrower, so long as such agreement or mortgage or other agreement was not entered into in contemplation of such Person becoming a Subsidiary and to the extent such agreement or mortgage or other agreement is permitted by this Agreement.

8.13. Canadian Defined Benefit Plan.

No Loan Party shall maintain, administer, contribute to or have any liability in respect of any Canadian Defined Benefit Plan or acquire an interest in a Person if such Person sponsors, maintains, administers or contributes to, or has any liability in respect of any Canadian Defined Benefit Plan.

9. FINANCIAL COVENANTS

9.1. Minimum EBITDA.

Upon the occurrence and during the continuance of a Covenant Compliance Period (which, for the avoidance of doubt, may not occur following the Callodine Assignment Date), the Loan Parties shall not permit EBITDA for the Test Period most recently ended prior to the occurrence of the Covenant Compliance Period and as of the last day of each Test Period thereafter to be less than the required amount set forth opposite such Fiscal Quarter in the table set forth in Schedule 9.1.

9.2. Minimum Liquidity.

Loan Parties shall not permit Liquidity to be less than $20,000,000 at any time prior to the Callodine Assignment Date.

10. RELEASE, LIMITATION OF LIABILITY AND INDEMNITY.

10.1. Reserved.

10.2. Limitation of Liability.

In no circumstance will any of the parties to this Agreement be liable to any other party for lost profits or other special, punitive, or consequential damages. Notwithstanding any provision in this Agreement to the contrary, this Section 10.2 shall remain operative even after the Termination Date and shall survive the Payment in Full of the Obligations.

10.3. Indemnity.

(a) Each Loan Party hereby agrees to indemnify Agent or any Lender and any and all Participants and Affiliates, and their respective successors and assigns, and their respective directors, members, managers, officers, employees, attorneys, lawyers and agents, including without limitation each Agent-Related Person, and any other Person affiliated with or representing Agent or any Lender (the “Released Parties”), against, and hold each Released Party harmless (on an after tax basis) from, any and all losses, claims, causes of action, damages, liabilities, settlement payments, costs, and related expenses (including the reasonable fees, charges and disbursements of any counsel for any Released Party), incurred by any Released Party or asserted against any Released Party by any third party or by the Borrowers or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or, in the case of Agent (and any sub-agents of Agent) and the Agent-Related Persons only, the administration of this Agreement and the other Loan Documents, (ii) any Loan or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any Loan Party or any of its Subsidiaries, or any Environmental Liability related in any way to any Loan Party or any of its Subsidiaries, (iv) any claims of, or amounts paid by any Secured Party to, a depository bank or other Person which has entered into a Blocked Account Agreement with any Secured Party hereunder, or (v) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Borrower or any other Loan Party or any of the Loan Parties’ directors, shareholders or creditors, and regardless of whether any Released Party is a party thereto, in all cases, whether or not caused by or arising, in whole or in part, out of the comparative, contributory or sole negligence of the Released Party; provided that such indemnity shall not, as to any Released Party, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Released Party, (y) result from a claim brought by a Borrower or any other Loan Party against a Released Party for breach in bad faith of such Released Party’s obligations hereunder or under any other Loan Document, if the Borrowers or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction, or (z) result from a claim not involving an act or omission of any Loan Party or their Subsidiaries and that is brought by a Released Party against another Released Party. Notwithstanding any provision in this Agreement to the contrary, this Section 10.3 shall remain operative even after the Termination Date and shall survive the Payment in Full of the Obligations.

(b) To the extent that any Loan Party fails to pay any amount required to be paid by it to Agent (or any Released Party of Agent) under paragraph (a) above, each Lender severally agrees to pay to Agent (or such Released Party), such Lender’s Pro Rata Share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount (it being understood that any such payment by the Lenders shall not relieve any Loan Party of any default in the payment thereof); provided, that the unreimbursed expense or indemnified loss, claim, damage, penalty, liability or related expense, as the case may be, was incurred by or asserted against Agent in its capacity as such.

11. EVENTS OF DEFAULT AND REMEDIES.

11.1. Events of Default.

The occurrence of any of the following events shall constitute an “Event of Default”:

(a) Payment. If any Loan Party fails to pay to Agent, when due, any principal or interest payment or, within two (2) Business Days of when due, any other monetary Obligation required under this Agreement or any other Loan Document;

(b) Breaches of Representations and Warranties. If any warranty, representation, written report or certificate made or delivered to Agent or any Lender by or on behalf of any Loan Party is untrue or misleading in any material respect (except where such warranty or representation is already qualified by Material Adverse Effect, materiality or similar qualifications, in which case such warranty or representation shall be accurate in all respects);

(c) Breaches of Covenants:

(i) [Reserved]; or

(ii) If any Loan Party defaults in the due observance or performance of any covenant, condition or agreement contained in any provision of this Agreement or any other Loan Document and not addressed in Sections 11.1(a) or (b), and the continuance of such default unremedied for a period of thirty (30) days; provided, that such thirty (30) day grace period shall not be available for any default that is not reasonably capable of being cured within such period or for any intentional default;

(d) Judgment. If one or more judgments aggregating in excess of $25,000,000 (to the extent not covered by independent third-party insurance as to which the insurer is rated at least “A” by A.M. Best Company, has been notified of the potential claim, does not dispute coverage and is actively defending such action without a reservation of rights) is obtained against any Loan Party which remains unstayed for more than thirty (30) days or is enforced;

(e) Cross-Default. If any default occurs with respect to any Indebtedness (other than the Obligations, but including the Surety Credit Documents) of any Loan Party in an aggregate principal amount exceeding $10,000,000 and (i) such default shall consist of the failure to pay any such Indebtedness when due, whether by acceleration or otherwise or (ii) the effect of such default is to permit the holder of such Indebtedness with or without notice or lapse of time or both, to accelerate the maturity of any such Indebtedness or to cause such Indebtedness to become due prior to the stated maturity thereof (without regard to the existence of any subordination or intercreditor agreements), or to permit the holders thereof to require the prepayment, repurchase, redemption of defeasance thereof, prior to its scheduled maturity;

(f) Dissolution. The dissolution, termination of existence, or a business failure or suspension or cessation of business as usual of any Loan Party;

(g) Voluntary Bankruptcy or Similar Proceedings. If any Loan Party shall apply for or consent to the appointment of a receiver, receiver and manager, interim receiver, trustee, custodian, monitor or liquidator of it or any of its properties, admit in writing its inability to pay its debts as they mature, make a general assignment for the benefit of creditors, be adjudicated a bankrupt or insolvent or be the subject of an order for relief under the Bankruptcy Code or under any other Debtor Relief Laws, or file a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law, or take or permit to be taken any action in furtherance of or for the purpose of effecting any of the foregoing;

(h) Involuntary Bankruptcy or Similar Proceedings. The commencement of an involuntary case or other proceeding against any Loan Party seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other Debtor Relief Laws or seeking the appointment of a trustee, receiver, receiver and manager, interim receiver, monitor, liquidator, custodian or other similar official of it or any substantial part of its property, or if an order for relief is entered against any Loan Party under any bankruptcy, insolvency or other Debtor Relief Laws as now or hereafter in effect; provided, that if such commencement of proceedings is involuntary, such action shall not constitute an Event of Default unless such proceedings are not dismissed within sixty (60) days after the commencement of such proceedings, though Agent and Lenders shall have no obligation to make any Loans to be issued during such thirty day period or, if earlier, until such proceedings are dismissed;

(i) Revocation or Termination of Guaranty or Security Documents. The actual or attempted revocation or termination of, or limitation or denial of liability under, any guaranty of any of the Obligations, or any security document securing any of the Obligations, by any Loan Party;

(j) Subordinated Debt. If any Loan Party makes any payment on account of the Subordinated Debt or any Indebtedness or obligation which has been contractually subordinated to the Obligations other than payments which are not prohibited by the applicable subordination provisions pertaining thereto;

(k) Change of Control. If a Change of Control occurs;

(l) Invalid Liens. If any Lien purported to be created by any Loan Document shall cease to be a valid perfected first priority Lien (subject only to any priority accorded by law to Permitted Liens) on any material portion of the Collateral, or any Loan Party shall assert in writing that any Lien purported to be created by any Loan Document is not a valid perfected first-priority Lien (subject only to any priority accorded by law to Permitted Liens) on the assets or properties purported to be covered thereby;

(m) Termination of Loan Documents. If any of the Loan Documents shall cease to be in full force and effect (other than as a result of the discharge thereof in accordance with the terms thereof or by written agreement of all parties thereto;

(n) Liquidation Sales. The determination by the Loan Parties (taken as a whole) or by any individual Loan Party to employ an agent or other third party or otherwise engage any Person or solicit proposals for the engagement of any Person (i) in connection with the proposed liquidation of all or substantially all of the assets of the Loan Parties, taken as a whole, or of all or substantially all of the assets of any individual Loan Party, or (ii) to conduct any bona fide closing, liquidation or “going-out-of-business” sale of the Loan Parties or of any individual Loan Party;

(o) Loss of Collateral. The (i) uninsured loss, theft, damage or destruction of any of the Collateral in an amount in excess of $5,000,000 or (ii) the insured loss, theft, damage or destruction of any of the Collateral in an amount in excess of $5,000,000 in the aggregate for all such events during any Fiscal Year;

(p) Plans. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of any Loan Party or any Subsidiary under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $10,000,000, (ii) a Canadian Pension Event occurs, (iii) the existence of any Lien under Section 430(k) or Section 6321 of the Code or Section 303(k) or Section 4068 of ERISA on any assets of a Loan Party, or (iv) a Loan Party or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $10,000,000;

(q) Subordination; Intercreditor. (i) Any subordination agreement (including without limitation each Shareholder Subordination Agreement) or arrangement in favor of the Agent, or any provision thereof, or any subordination provisions of the documents evidencing or governing any Subordinated Debt (the “Subordination Provisions”) shall, in whole or in part, terminate, cease to be effective or cease to be legally valid, binding and enforceable against any holder of the applicable Subordinated Debt (including, without limitation, any Subordinated Shareholder Debt); (ii) any Borrower or any other Loan Party shall, directly or indirectly, (A) make any payment on account of any Subordinated Indebtedness or any Subordinated Shareholder Debt that has been contractually subordinated in right of payment to the payment of the Obligations, except to the extent that such payment is permitted by the terms of the Subordination Provisions applicable to such Subordinated Indebtedness or Subordinated Shareholder Debt or (B) disavow or contest in any manner (x) the effectiveness, validity or enforceability of any of the Subordination Provisions or the Intercreditor Provisions (as defined below), (y) that the Subordination Provisions and the Intercreditor Provisions exist for the benefit of the Secured Parties, or (z) that all payments of principal of or premium and interest on the applicable Subordinated Debt or Subordinated Shareholder

Debt, or realized from the liquidation of any property of any Loan Party, shall be subject to any of the Subordination Provisions or the Intercreditor Provisions, as applicable; (iii) any intercreditor agreement entered into by Agent, or any provision thereof (the “Intercreditor Provisions”) shall, in whole or in part, terminate, cease to be effective or cease to be legally valid and binding on, or enforceable against, any Loan Party or any holder of the Indebtedness (other than the Obligations), as applicable, that is the subject of such intercreditor agreement, or any agent for any such holder (or any Loan Party, any such holder or any such agent shall so state in writing); or (iv) any provision of any such intercreditor agreement shall, at any time after the delivery of such intercreditor agreement, fail to be legally valid, binding or enforceable; or

(r) Any Loan Party or Subsidiary (i) compromises or settles any Eligible Change Order Claims for an amount less than the Required Eligible Change Order Claim Mandatory Prepayment Amount, plus the amounts owing to any third party on account of any Eligible Change Order Claims or (ii) makes any payments to any third party on account of any Eligible Change Order Claim in excess of the applicable amounts set forth in Section 7.29(b).

11.2. Remedies with Respect to Lending Commitments/Acceleration, Etc.

Upon the occurrence and during the continuation of an Event of Default, Agent may (in its sole discretion), or at the direction of Required Lenders, shall, (a) demand Payment in Full of all or any portion of the Obligations (whether or not payable on demand prior to such Event of Default), together with the Early Termination Premium (if applicable), (b) terminate any or all of the Commitments or (c) take any and all other and further actions and avail itself of any and all rights and remedies available to Agent under this Agreement, any other Loan Document, under law or in equity. Notwithstanding the foregoing sentence, upon the occurrence of any Event of Default described in Section 11.1(g) or Section 11.1(h), without notice, demand or other action by Agent all of the Obligations (including the Early Termination Premium (if applicable)) shall immediately become due and payable whether or not payable on demand prior to such Event of Default.

11.3. Remedies with Respect to Collateral.

Without limiting any rights or remedies Agent or any Lender may have pursuant to this Agreement, the other Loan Documents, under applicable law or otherwise, upon the occurrence and during the continuation of an Event of Default:

(a) Any and All Remedies. Agent may take any and all actions and avail itself of any and all rights and remedies available to Agent under this Agreement, any other Loan Document, under law or in equity, and the rights and remedies herein and therein provided shall be cumulative and not exclusive of any rights or remedies provided by applicable law or otherwise.

(b) Collections; Modifications of Terms. Agent may, but shall be under no obligation to: (i) notify all appropriate parties that the Collateral, or any part thereof, has been assigned to, or is subject to a security interest in favor of, Agent; (ii) demand, sue for, collect and give receipts for and take all necessary or desirable steps to collect any Collateral or Proceeds in its or any Loan Party’s name, and apply any such collections against the Obligations as Agent may elect; (iii) take control of any Collateral and any cash and non-cash Proceeds of any Collateral; (iv) enforce, compromise, extend, renew settle or discharge any rights or benefits of each Loan Party with respect to or in and to any Collateral, or deal with the Collateral as Agent may deem advisable; and (v) make any compromises, exchanges, substitutions or surrenders of Collateral that Agent deems necessary or proper in its reasonable discretion, including extending the time of payment, permitting payment in installments, or otherwise modifying the terms or rights relating to any of the Collateral, all of which may be effected without notice to, consent of, or any other action of any Loan Party and without otherwise discharging or affecting the Obligations, the Collateral or the security interests granted to Agent under this Agreement or any other Loan Document.

(c) Insurance. Agent may file proofs of loss and claim with respect to any of the Collateral with the appropriate insurer, and may endorse in its own and each Loan Party’s name any checks or drafts constituting proceeds of insurance. Any proceeds of insurance received by Agent may be applied by Agent against payment of all or any portion of the Obligations as Agent may elect in its reasonable discretion.

(d) Possession and Assembly of Collateral. Agent may take possession of the Collateral and/or, without removal, render each Loan Party’s Equipment unusable. Upon Agent’s request, each Loan Party shall assemble the Collateral and make it available to Agent at one or more places designated by Agent.

(e) Set-off. Agent may and, without any notice to, consent of or any other action by any Loan Party (such notice, consent or other action being expressly waived), set-off or apply (i) any and all deposits (general or special, time or demand, provisional or final) at any time held by or for the account of Agent or any Affiliate of Agent and (ii) any Indebtedness at any time owing by Agent or any Affiliate of Agent or any Participant in the Loans to or for the credit or the account of any Loan Party to the repayment of the Obligations, irrespective of whether any demand for payment of the Obligations has been made.

(f) Disposition of Collateral.

(i) Sale, Lease, etc. of Collateral. Agent may, without demand, advertising or notice, all of which each Loan Party hereby waives (except as the same may be required by the UCC, the PPSA or other applicable law and is not waivable under the UCC, the PPSA or such other applicable law), at any time or times in one or more public or private sales or other dispositions, for cash, on credit or otherwise, at such prices and upon such terms as determined by Agent (provided such price and terms are commercially reasonable within the meaning of the UCC or other applicable law to the extent such sale or other disposition is subject to the UCC or other applicable law requirements that such sale or other disposition must be commercially reasonable), (A) sell, lease, license or otherwise dispose of any and all Collateral and/or (B) deliver and grant options to a third party to purchase, lease, license or otherwise dispose of any and all Collateral. Agent may sell, lease, license or otherwise dispose of any Collateral in its then-present condition or following any preparation or processing deemed necessary by Agent in its reasonable discretion. Agent may be the purchaser at any such public or private sale or other disposition of Collateral, and in such case Agent may make payment of all or any portion of the purchase price therefor by the application of all or any portion of the Obligations due to Agent to the purchase price payable in connection with such sale or disposition. Agent may, if it deems it reasonable, postpone or adjourn any sale or other disposition of any Collateral from time to time by an announcement at the time and place of the sale or disposition to be so postponed or adjourned without being required to give a new notice of sale or disposition; provided, that Agent shall provide the applicable Loan Party with written notice of the time and place of such postponed or adjourned sale or disposition. Each Loan Party hereby acknowledges and agrees that Agent’s compliance with any requirements of applicable law in connection with a sale, lease, license or other disposition of Collateral will not be considered to adversely affect the commercial reasonableness of any sale, lease, license or other disposition of such Collateral.

(ii) Deficiency. Each Loan Party shall remain liable for all amounts of the Obligations remaining unpaid as a result of any deficiency of the Proceeds of the sale, lease, license or other disposition of Collateral after such Proceeds are applied to the Obligations as provided in this Agreement.

(iii) Warranties; Sales on Credit. Agent may sell, lease, license or otherwise dispose of the Collateral without giving any warranties and may specifically disclaim any and all warranties, including but not limited to warranties of title, possession, merchantability and fitness. Each Loan Party hereby acknowledges and agrees that Agent’s disclaimer of any and all warranties in connection with a sale, lease, license or other disposition of Collateral will not be considered to adversely affect the commercial reasonableness of any such disposition of the Collateral. If Agent sells, leases, licenses or otherwise disposes of any of the Collateral on credit, Borrowers will be credited only with payments actually made in cash by the recipient of such Collateral and received by Agent and applied to the Obligations. If any Person fails to pay for Collateral acquired pursuant this Section 11.3(f) on credit, Agent may re-offer the Collateral for sale, lease, license or other disposition.

(g) Investment Property; Voting and Other Rights; Irrevocable Proxy:

(i) All rights of each Loan Party to exercise any of the voting and other consensual rights which it would otherwise be entitled to exercise in accordance with the terms hereof with respect to any Investment Property, and to receive any dividends, payments, and other distributions which it would otherwise be authorized to receive and retain in accordance with the terms hereof with respect to any Investment Property, shall immediately, at the election of Agent (without requiring any notice) cease, and all such rights shall thereupon become vested solely in Agent, and Agent (personally or through an agent) shall thereupon be solely authorized and empowered, without notice, to (A) transfer and register in its name, or in the name of its nominee, the whole or any part of the Investment Property, it being acknowledged by each Loan Party that any such transfer and registration may be effected by Agent through its irrevocable appointment as attorney-in-fact pursuant to Section 11.3(g)(ii) and Section 6.4, (B) exchange certificates or instruments representing or evidencing Investment Property for certificates or instruments of smaller or larger denominations, (C) exercise the voting and all other rights as a holder with respect to all or any portion of the Investment Property (including all economic rights, all control rights, authority and powers, and all status rights of each Loan Party as a member or as a shareholder (as applicable) of the Issuer), (D) collect and receive all dividends and other payments and distributions made thereon, (E) notify the parties obligated on any Investment Property to make payment to Agent of any amounts due or to become due thereunder, (F) endorse instruments in the name of each Loan Party to allow collection of any Investment Property, (G) enforce collection of any of the Investment Property by suit or otherwise, and surrender, release, or exchange all or any part thereof, or compromise or renew for any period (whether or not longer than the original period) any liabilities of any nature of any Person with respect thereto, (H) consummate any sales of Investment Property or exercise any other rights as set forth in Section 11.3(f), (I) otherwise act with respect to the Investment Property as though Agent was the outright owner thereof and (J) exercise any other rights or remedies Agent may have under the UCC, the PPSA, other applicable law or otherwise.

(ii) EACH LOAN PARTY HEREBY IRREVOCABLY CONSTITUTES AND APPOINTS AGENT AS ITS PROXY AND ATTORNEY-IN-FACT FOR SUCH LOAN PARTY WITH RESPECT TO ALL OF EACH SUCH LOAN PARTY’S INVESTMENT PROPERTY WITH THE RIGHT, SOLELY DURING THE CONTINUANCE OF AN EVENT OF DEFAULT, WITHOUT NOTICE, TO TAKE ANY OF THE FOLLOWING ACTIONS: (A) TRANSFER AND REGISTER IN AGENT’S NAME, OR IN THE NAME OF ITS NOMINEE, THE WHOLE OR ANY PART OF THE INVESTMENT PROPERTY, (B) VOTE THE PLEDGED EQUITY, WITH FULL POWER OF SUBSTITUTION TO DO SO, (C) RECEIVE AND COLLECT ANY DIVIDEND OR ANY OTHER PAYMENT OR DISTRIBUTION IN RESPECT OF, OR IN EXCHANGE FOR, THE INVESTMENT PROPERTY OR ANY PORTION THEREOF, TO GIVE FULL DISCHARGE FOR THE SAME AND TO INDORSE ANY INSTRUMENT MADE PAYABLE TO ANY LOAN PARTY FOR THE SAME, (D) EXERCISE ALL OTHER RIGHTS, POWERS, PRIVILEGES, AND REMEDIES (INCLUDING ALL ECONOMIC RIGHTS, ALL CONTROL RIGHTS, AUTHORITY AND POWERS, AND ALL STATUS RIGHTS OF EACH LOAN PARTY AS A MEMBER OR AS A SHAREHOLDER (AS APPLICABLE) OF THE ISSUER) TO WHICH A HOLDER OF THE PLEDGED COLLATERAL WOULD BE ENTITLED (INCLUDING, WITH RESPECT TO THE PLEDGED EQUITY, GIVING OR WITHHOLDING WRITTEN CONSENTS OF MEMBERS OR SHAREHOLDERS, CALLING SPECIAL MEETINGS OF MEMBERS OR SHAREHOLDERS, AND VOTING AT SUCH MEETINGS), AND (E) TAKE ANY ACTION AND TO EXECUTE ANY INSTRUMENT WHICH AGENT MAY DEEM NECESSARY OR ADVISABLE TO ACCOMPLISH THE PURPOSES OF THIS AGREEMENT. THE APPOINTMENT OF AGENT AS PROXY AND ATTORNEY-IN-FACT IS COUPLED WITH AN INTEREST AND SHALL BE VALID AND IRREVOCABLE UNTIL (x) ALL OF THE OBLIGATIONS HAVE BEEN PAID IN FULL IN ACCORDANCE WITH THE PROVISIONS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, (y) AGENT AND THE LENDERS HAVE NO FURTHER OBLIGATIONS UNDER THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, AND (z) THE COMMITMENTS UNDER THIS AGREEMENT HAVE EXPIRED OR HAVE BEEN TERMINATED (IT BEING UNDERSTOOD AND

AGREED THAT SUCH OBLIGATIONS WILL BE AUTOMATICALLY REINSTATED IF AT ANY TIME PAYMENT, IN WHOLE OR IN PART, OF ANY OF THE OBLIGATIONS IS RESCINDED OR MUST OTHERWISE BE RESTORED OR RETURNED BY AGENT OR ANY LENDER FOR ANY REASON WHATSOEVER, INCLUDING AS A PREFERENCE, FRAUDULENT CONVEYANCE, OR OTHERWISE UNDER ANY BANKRUPTCY, INSOLVENCY, OR OTHER DEBTOR RELIEF LAWS, ALL AS THOUGH SUCH PAYMENT HAD NOT BEEN MADE; IT BEING FURTHER UNDERSTOOD THAT IN THE EVENT PAYMENT OF ALL OR ANY PART OF THE OBLIGATIONS IS RESCINDED OR MUST BE RESTORED OR RETURNED, ALL REASONABLE AND DOCUMENTED OUT-OF-POCKET COSTS AND EXPENSES (INCLUDING ALL REASONABLE INTERNAL AND EXTERNAL ATTORNEYS’ AND LEGAL FEES AND DISBURSEMENTS) INCURRED BY AGENT AND THE LENDERS IN DEFENDING AND ENFORCING SUCH REINSTATEMENT SHALL HEREBY BE DEEMED TO BE INCLUDED AS A PART OF THE OBLIGATIONS). SUCH APPOINTMENT OF AGENT AS PROXY AND AS ATTORNEY-IN-FACT SHALL BE VALID AND IRREVOCABLE AS PROVIDED HEREIN NOTWITHSTANDING ANY LIMITATIONS TO THE CONTRARY SET FORTH IN ANY GOVERNING DOCUMENTS OF ANY LOAN PARTY, ANY ISSUER, OR OTHERWISE.

(iii) In order to further effect the foregoing transfer of rights in favor of Agent, during the continuance of an Event of Default, each Loan Party hereby authorizes and instructs each Issuer of Investment Property pledged by such Loan Party to comply with any instruction received by such Issuer from Agent without any other or further instruction from such Loan Party, and each Loan Party acknowledges and agrees that each Issuer shall be fully protected in so complying, and to pay any dividends, distributions, or other payments with respect to any of the Investment Property directly to Agent.

(iv) Upon exercise of the proxy set forth herein, all prior proxies given by any Loan Party with respect to any of the Pledged Equity or other Investment Property, other than to Agent, are hereby revoked, and no subsequent proxies, other than to Agent will be given with respect to any of the Pledged Equity or any of the other Investment Property unless Agent otherwise subsequently agrees in writing. Agent, as proxy, will be empowered and may exercise the irrevocable proxy to vote the Pledged Equity and the other Investment Property at any and all times during the existence of an Event of Default, including, at any meeting of shareholders or members, as the case may be, however called, and at any adjournment thereof, or in any action by written consent, and may waive any notice otherwise required in connection therewith. To the fullest extent permitted by applicable law, Agent shall have no agency, fiduciary or other implied duties to any Loan Party, any Issuer, any Loan Party or any other Person when acting in its capacity as such proxy or attorney-in-fact. Each Loan Party hereby waives and releases any claims that it may otherwise have against Agent with respect to any breach, or alleged breach, of any such agency, fiduciary or other duty.

(v) Any transfer to Agent or its nominee, or registration in the name of Agent or its nominee, of the whole or any part of the Investment Property shall be made solely for purposes of effectuating voting or other consensual rights with respect to the Investment Property in accordance with the terms of this Agreement and is not intended to effectuate any transfer of ownership of any of the Investment Property. Notwithstanding the delivery by Agent of any instruction to any Issuer or any exercise by Agent of an irrevocable proxy or otherwise, Agent shall not be deemed the owner of, or assume any obligations or any liabilities whatsoever of the owner or holder of, any Investment Property unless and until Agent expressly accepts such obligations in a duly authorized and executed writing and agrees in writing to become bound by the applicable Governing Documents or otherwise becomes the owner thereof under applicable law (including through a sale as described in Section 11.3(f)). The execution and delivery of this Agreement shall not subject Agent to, or transfer or pass to Agent, or in any way affect or modify, the liability of any Loan Party under the Governing Documents of any Issuer or any related agreements, documents, or instruments or otherwise. In no event shall the execution and delivery of this Agreement by Agent, or the exercise by Agent of any rights hereunder or assigned hereby, constitute an assumption of any liability or obligation whatsoever of any Loan Party to, under, or in connection with any of the Governing Documents of any Issuer or any related agreements, documents, or instruments or otherwise.

(vi) Compliance with the Securities Act as now in effect or as hereafter amended, or any similar statute hereafter adopted with similar purpose or effect, as well as any applicable “Blue Sky” or other state securities laws, if applicable to the Collateral or the portion thereof being sold, may require strict limitations as to the manner in which the Agent or any subsequent transferee may dispose of the Collateral. With respect to any disposition as to which the Securities Act or analogous state securities laws is applicable, each Loan Party hereby waives any objection to sale in a compliant manner, and agrees that the Agent has no obligation to obtain the maximum possible price for the Collateral so long as the Agent proceeds in a commercially reasonable manner. Without limiting the generality of the foregoing, each Loan Party agrees that in conducting a disposition of the Collateral as to which the Securities Act or analogous state securities laws applies, Agent may seek to sell the Collateral by private placement, and may restrict bidders and prospective purchasers to those who are willing to represent that they are purchasing for investment only and not for distribution and who otherwise satisfy qualifications designed to ensure compliance with the Securities Act and analogous state securities laws and those that may be established in the Issuer’s Governing Documents. Each Loan Party acknowledges that in order to protect Agent’s interest, it may be necessary to sell the Collateral at a price less than the maximum price attainable if a sale were delayed or were made in another manner, including, a public offering under the Securities Act. In order to address these potential compliance requirements, Agent may solicit offers to purchase the Collateral from a limited number of bidders reasonably believed by Agent to be institutional investors or accredited investors. If Agent solicits offers in a commercially reasonable manner, then acceptance by Agent of one or more of the offers shall be deemed to be a commercially reasonable method of disposition of the Collateral and Agent will not be responsible or liable for selling all or any portion of the Collateral at a price that Agent deems in good faith to be reasonable. Agent is under no obligation to delay a disposition of any portion of the Collateral that are securities under the Securities Act or applicable “Blue Sky” or other state securities law for the period of time necessary to permit any Loan Party or the Issuer to register the securities for public sale under the Securities Act or under applicable “Blue Sky” or other state securities laws, even if a Loan Party or the Issuer agrees to do so. In addition, to the extent not prohibited by applicable law, each Loan Party waives any right to prior notice (except to the extent expressly provided in this Agreement) or judicial hearing in connection with the taking possession or the disposition of any of the Collateral, including any right which Loan Party otherwise would have.

(vii) To the extent permitted under applicable law, Agent is not required to conduct any foreclosure sale of the Investment Property or any portion thereof.

(viii) Agent, at its option, may obtain the appointment of a receiver to take possession of the Investment Property and, at the option of Agent, a receiver may be empowered (A) to collect, receive and enforce all distributions, (B) to exercise the rights of Agent as provided in this Agreement, (C) to collect all other amounts owed to any Loan Party in respect of the Investment Property as and when due to any Loan Party, (D) to otherwise collect, sell or dispose of the Investment Property, (E) to exercise all rights in and under the Investment Property; and (F) to turn over all net proceeds to Agent. Each Loan Party irrevocably and unconditionally agrees that a receiver may be appointed by a court to take the actions listed above without regard to the adequacy of the security for the Obligations, and the actions of the receiver may be taken in the name of the receiver, any Loan Party or Agent.

(ix) Agent may elect to conduct a sale of an economic interest in any Investment Property constituting limited liability company interests that does not result in the purchaser being admitted as a substitute limited liability company member in the Issuer, and that any sale or dispositions made in good faith will be considered commercially reasonable, notwithstanding the possibility that a substantially higher price might be realized if the purchaser were able to be admitted as a substitute limited liability company member rather than the holder of only an economic interest in the Issuer.

(x) Agent may disclose to prospective purchasers all of the information relating to the Investment Property (and the applicable Issuer) that is in the Agent’s possession or otherwise available to the Agent.

(xi) Each Loan Party hereby authorizes and instructs their respective Issuer to comply with any instruction received by it from Agent in writing that (A) states that an Event of Default has occurred and is continuing and (B) is otherwise in accordance with the terms of the provisions of this Agreement as to Investment Property, without any other or further instructions from the respective Loan Party, and such Loan Party agrees that Issuer be fully protected in so complying.

(h) Election of Remedies. Agent shall have the right in Agent’s sole discretion to determine which rights, security, Liens or remedies Agent may at any time pursue, foreclose upon, relinquish, subordinate, modify or take any other action with respect to, without in any way impairing, modifying or affecting any of Agent’s other rights, security, Liens or remedies with respect to any Collateral or any of Agent’s rights or remedies under this Agreement or any other Loan Document.

(i) Agent’s Obligations. Each Loan Party agrees that Agent shall not have any obligation to preserve rights to any Collateral against prior parties or to marshal any Collateral of any kind for the benefit of any other creditor of any Loan Party or any other Person. Agent shall not be responsible to any Loan Party or any other Person for loss or damage resulting from Agent’s failure to enforce its Liens or collect any Collateral or proceeds or any monies due or to become due under the Obligations or any other liability or obligation of any Loan Party to Agent.

(j) Waiver of Rights by Loan Party. Except as otherwise expressly provided for in this Agreement or by non-waivable applicable law, each Loan Party waives (i) presentment, demand and protest and notice of presentment, dishonor, notice of intent to accelerate, notice of acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by Agent on which any Loan Party may in any way be liable, and hereby ratifies and confirms whatever Agent may do in this regard, (ii) all rights to notice and a hearing prior to Agent’s taking possession or control of, or to Agent’s replevy, attachment or levy upon, the Collateral or any bond or security which might be required by any court prior to allowing Agent to exercise any of its remedies and (iii) the benefit of all valuation, appraisal, marshaling and exemption laws. If any notice of a proposed sale or other disposition of any part of the Collateral is required under applicable law, each Loan Party agrees that ten (10) calendar days prior notice of the time and place of any public sale and of the time after which any private sale or other disposition is to be made is commercially reasonable.

12. LOAN GUARANTY.

12.1. Guaranty.

Each Loan Party hereby agrees that it is jointly and severally liable for, and absolutely and unconditionally guaranties to Agent, for the ratable benefit of the Secured Parties, the prompt payment when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, all of the Obligations and all costs and expenses, including all court costs and reasonable attorneys’ fees, paralegals’ fees and legal fees (including internal and external counsel and paralegals) and expenses of Agent or any Lender in endeavoring to collect all or any part of the Obligations from, or in prosecuting any action against, any Borrower, any other Loan Party of all or any part of the Obligations (and such costs and expenses paid or incurred shall be deemed to be included in the Obligations). Each Loan Party further agrees that the Obligations may be extended or renewed in whole or in part without notice to or further assent from it, and that it remains bound upon its guaranty notwithstanding any such extension or renewal. All terms of this Loan Guaranty apply to and may be enforced by or on behalf of any branch or Affiliate of any Secured Party that extended any portion of the Obligations.

12.2. Guaranty of Payment.

This Loan Guaranty is a guaranty of payment and not of collection. Each Loan Party waives any right to require Agent to sue or otherwise take action against any Borrower, any other Loan Party, or any other Person obligated for all or any part of the Obligations, or otherwise to enforce its payment against any Collateral securing all or any part of the Obligations.

12.3. No Discharge or Diminishment of Loan Guaranty.

(a) Except as otherwise expressly provided for herein, the obligations of each Loan Party hereunder are unconditional and absolute and not subject to any reduction, limitation, impairment or termination for any reason (other than the Payment in Full of all of the Obligations), including: (i) any claim of waiver, release, extension, renewal, settlement, surrender, alteration, or compromise of any of the Obligations, by operation of law or otherwise; (ii) any change in the corporate existence, structure or ownership of any Borrower or any other Loan Party; (iii) any insolvency, bankruptcy, arrangement, reorganization or other similar proceeding affecting any Borrower or any other Loan Party or their respective assets or any resulting release or discharge of any obligation of any Borrower or any other Loan Party; or (iv) the existence of any claim, setoff or other rights which any Loan Party may have at any time against any Borrower, any other Loan Party, any Secured Party, or any other Person, whether in connection herewith or in any unrelated transactions.

(b) The obligations of each Loan Party hereunder are not subject to any defense or setoff, counterclaim, recoupment, or termination whatsoever by reason of the invalidity, illegality or unenforceability of any of the Obligations or otherwise, or any provision of applicable law or regulation purporting to prohibit payment by any Borrower or any other Loan Party of the Obligations or any part thereof.

(c) Further, the obligations of any Loan Party hereunder shall not be discharged or impaired or otherwise affected by: (i) the failure of any Secured Party to assert any claim or demand or to enforce any remedy with respect to all or any part of the Obligations; (ii) any waiver or modification of or supplement to any provision of any agreement relating to the Obligations; (iii) any release, non-perfection or invalidity of any indirect or direct security for all or any part of the Obligations or all or any part of any obligations of any other Loan Party; (iv) any action or failure to act by any Secured Party with respect to any Collateral; or (v) any default, failure or delay, willful or otherwise, in the payment or performance of any of the Obligations, or any other circumstance, act, omission or delay that might in any manner or to any extent vary the risk of such Loan Party or that would otherwise operate as a discharge of any Loan Party as a matter of law or equity (other than the Payment in Full of all of the Obligations).

12.4. Defenses Waived.

To the fullest extent permitted by applicable law, each Loan Party hereby waives any defense based on or arising out of any defense of any Loan Party or the unenforceability of all or any part of the Obligations from any cause, or the cessation from any cause of the liability of any Loan Party, other than the Payment in Full of all of the Obligations. Without limiting the generality of the foregoing and except as otherwise expressly provided in this Agreement, each Loan Party hereby waives presentments, demands for performance, protests and notices, including notices of acceptance of its joint and several liability, notice of the Loans under or pursuant to this Agreement, notice of the occurrence of any Default, Event of Default, notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Agreement, notices of the existence, creation, or incurring of new or additional Obligations or other financial accommodations or of any demand for any payment under this Agreement, notice of any action at any time taken or omitted by Agent or Lenders under or in respect of any of the Obligations, any right to proceed against any other Loan Party or any other Person, to proceed against or exhaust any security held from any other Loan Party or any other Person, to protect, secure, perfect, or insure any security interest or Lien on any property subject thereto or exhaust any right to take any action against any other Loan Party, any other Person, or any collateral, to pursue any other remedy in any Secured Party’s power whatsoever, any requirement of diligence or to mitigate damages and, generally, to the extent permitted by applicable law, all demands, notices and other formalities of every kind in connection with this Agreement (except as otherwise provided in this Agreement), any right to assert against any Secured Party, any defense (legal or equitable), set-off, counterclaim, or claim which each Loan Party may now or at any time hereafter have against any other Loan Party or any other party liable to any Secured Party, any defense, set-off, counterclaim, or claim, of any kind or nature, arising directly or indirectly from the present or future lack of perfection, sufficiency, validity, or enforceability of the Obligations or any security therefor, and any right or defense arising by reason of any claim or defense based upon an election of remedies by any Secured Party including any defense based upon an impairment or elimination of such Loan Party’s rights of subrogation, reimbursement, contribution, or indemnity of such Loan Party against any other Loan Party. Without limiting the generality of the foregoing, each Loan Party hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the Obligations, the acceptance of any payment of any of the Obligations, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by Agent or Lenders at any time or times in respect of any default by any Loan Party in the performance or satisfaction of any term, covenant, condition or provision of this Agreement, any and all other indulgences whatsoever by Agent or Lenders in respect of any of the Obligations, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of the Obligations or the addition, substitution or release, in whole or in part, of any Loan Party. Without limiting the generality of the foregoing, each Loan Party assents to any other action or delay in acting or failure to act on the part of any Agent or Lender with respect to the failure by any Loan Party to comply with any of its respective Obligations, including any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with applicable laws or regulations thereunder, which might, but for the provisions of this Section 12.4 afford grounds for terminating, discharging or relieving any Loan Party, in whole or in part, from any of its Obligations under this Section 12.4, it being the intention of each Loan Party that, so long as any of the Obligations hereunder remain unsatisfied, the Obligations of each Loan Party under this Section 12.4 shall not be discharged except by performance and then only to the extent of such performance. The Obligations of each Loan Party under this Section 12.4 shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to any other Loan Party or any Agent or Lender. Each of the Loan Parties waives, to the fullest extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement hereof. Any payment by any Loan Party or other circumstance which operates to toll any statute of limitations as to any Loan Party shall operate to toll the statute of limitations as to each of the Loan Parties. Each of the Loan Parties waives any defense based on or arising out of any defense of any Loan Party or any other Person, other than payment of the Obligations to the extent of such payment, based on or arising out of the disability of any Loan Party or any other Person, or the validity, legality, or unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any Loan Party other than payment of the Obligations to the extent of such payment. Agent may, at the election of the Required Lenders, foreclose upon any Collateral held by Agent by one or more judicial or nonjudicial sales or other dispositions, whether or not every aspect of any such sale is commercially reasonable or otherwise fails to comply with applicable law or may exercise any other right or remedy Agent or any other Secured Party may have against any Loan Party or any other Person, or any security, in each case, without affecting or impairing in any way the liability of any of the Loan Parties hereunder except to the extent the Obligations have been Paid in Full. Each Loan Party confirms that it is not a surety under any state law and shall not raise any such law as a defense to its obligations hereunder.

12.5. Rights of Subrogation.

No Loan Party will assert any right, claim or cause of action, including a claim of subrogation, contribution or indemnification that it has against any Borrower or any Loan Party, or any Collateral, until the Termination Date.

12.6. Reinstatement; Stay of Acceleration.

If at any time any payment of any portion of the Obligations is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, arrangement or reorganization of any Borrower or any other Person, or otherwise, each Loan Party’s obligations under this Loan Guaranty with respect to that payment shall be reinstated at such time as though the payment had not been made and whether or not any Secured Party is in possession of this Loan Guaranty. If acceleration of the time for payment of any of the Obligations is stayed upon the insolvency, bankruptcy, arrangement or reorganization of any Borrower, all such amounts otherwise subject to acceleration under the terms of any agreement relating to the Obligations shall nonetheless be payable by the Loan Parties forthwith on demand by Agent. This Section 12.6 shall remain operative even after the Termination Date and shall survive the Payment in Full of all of the Loans.

12.7. Information.

Each Loan Party assumes all responsibility for being and keeping itself informed of each Borrower’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks that each Loan Party assumes and incurs under this Loan Guaranty, and agrees that no Secured Party shall have any duty to advise any Loan Party of information known to it regarding those circumstances or risks.

12.8. Termination.

To the maximum extent permitted by applicable law, each Loan Party hereby waives any right to revoke this Loan Guaranty as to future Obligations. If such a revocation is effective notwithstanding the foregoing waiver, each Loan Party acknowledges and agrees that (a) no such revocation shall be effective until written notice thereof has been received by Agent, (b) no such revocation shall apply to any Obligations in existence on the date of receipt by Agent of such written notice (including any subsequent continuation, extension, or renewal thereof, or change in the interest rate, payment terms or other terms and conditions thereof made in accordance with the terms thereof), (c) no such revocation shall apply to any Obligations made or created after such date to the extent made or created pursuant to a legally binding commitment of any Secured Party, (d) no payment by any Borrower, any other Loan Party, or from any other source, prior to the date of Agent’s receipt of written notice of such revocation shall reduce the maximum obligation of any Loan Party hereunder and (e) any payment, by any Borrower or from any source other than a Loan Party which has made such a revocation, made subsequent to the date of such revocation, shall first be applied to that portion of the Obligations as to which the revocation is effective and which are not, therefore, guaranteed hereunder, and to the extent so applied shall not reduce the maximum obligation of any Loan Party hereunder.

12.9. Maximum Liability.

The provisions of this Loan Guaranty are severable, and in any action or proceeding involving any state corporate law, or any state, federal or foreign bankruptcy, insolvency, arrangement, reorganization or other law affecting the rights of creditors generally, if the obligations of any Loan Party under this Loan Guaranty would otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of such Loan Party’s liability under this Loan Guaranty, then, notwithstanding any other provision of this Loan Guaranty to the contrary, the amount of such liability shall, without any further action by the Loan Parties, Agent or any other Secured Party, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding (such highest amount determined hereunder being the relevant Loan Party’s “Maximum Liability”). This Section 12.9 with respect to the Maximum Liability of each Loan Party is intended solely to preserve the rights of Agent and the other Secured Parties to the maximum extent not subject to avoidance under applicable law, and no Loan Party or any other Person shall have any right or claim under this Section with respect to such Maximum Liability, except to the extent necessary so that the obligations of any Loan Party hereunder shall not be rendered voidable under applicable law. Each Loan Party agrees that the Obligations may at any time and from time to time exceed the Maximum Liability of each Loan Party without impairing this Loan Guaranty or affecting the rights and remedies of the Secured Parties hereunder; provided, that nothing in this sentence shall be construed to increase any Loan Party’s obligations hereunder beyond its Maximum Liability.

12.10. Contribution.

In the event any Loan Party shall make any payment or payments under this Loan Guaranty or shall suffer any loss as a result of any realization upon any collateral granted by it to secure its obligations under this Loan Guaranty (such Loan Party a “Paying Guarantor”), each other Loan Party (each a “Non-Paying Guarantor”) shall contribute to such Paying Guarantor an amount equal to such Non-Paying Guarantor’s “Relevant Percentage” of such payment or payments made, or losses suffered, by such Paying Guarantor. For purposes of this Section 12.10, each Non-Paying Guarantor’s “Relevant Percentage” with respect to any such payment or loss by a Paying Guarantor shall be determined as of the date on which such payment or loss was made by reference to the ratio of (x) such Non-Paying Guarantor’s Maximum Liability as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder) or, if such Non-Paying Guarantor’s Maximum Liability has not been determined, the aggregate amount of all monies received by such Non-Paying Guarantor from any Borrower after the date hereof (whether by loan, capital infusion or by other means) to (y) the aggregate Maximum Liability of all Loan Party hereunder (including such Paying Guarantor) as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder), or to the extent that a Maximum Liability has not been determined for any Loan Party, the aggregate amount of all monies received by such Loan Parties from any Borrower after the date hereof (whether by loan, capital infusion or by other means). Nothing in this provision shall affect any Loan Party’s several liability for the entire amount of the Obligations (up to such Loan Party’s Maximum Liability). Each of the Loan Parties covenants and agrees that its right to receive any contribution under this Loan Guaranty from a Non-Paying Guarantor shall be subordinate and junior in right of payment to the Payment in Full of all of the Obligations. This provision is for the benefit of Agent and the other Secured Parties and the Loan Parties and may be enforced by any one, or more, or all of them, in accordance with the terms hereof.

12.11. Liability Cumulative.

The liability of each Loan Party under this Section 12 is in addition to and shall be cumulative with all liabilities of each Loan Party to Agent and the other Secured Parties under this Agreement and the other Loan Documents to which such Loan Party is a party or in respect of any obligations or liabilities of the other Loan Parties, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

13. PAYMENTS FREE OF TAXES; OBLIGATION TO WITHHOLD; PAYMENTS ON ACCOUNT OF TAXES.

(a) Any and all payments by or on account of any obligation of the Loan Parties hereunder or under any other Loan Document shall to the extent permitted by applicable laws be made free and clear of and without reduction or withholding for any Taxes. If, however, applicable laws require the Loan Parties to withhold or deduct any Tax, such Tax shall be withheld or deducted in accordance with such laws as the case may be, upon the basis of the information and documentation to be delivered pursuant to subsection (e) below.

(b) If any Loan Party shall be required by applicable law to withhold or deduct any Taxes from any payment, then (i) such Loan Party shall withhold or make such deductions as are required based upon the information and documentation it has received pursuant to subsection (e) below, (ii) such Loan Party shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the applicable law and (iii) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the Loan Parties shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section) the Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made. Upon request by Agent or other Recipient, Borrower Representative shall deliver to Agent or such other Recipient, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment of Indemnified Taxes, a copy of any return required by applicable law to report such payment or other evidence of such payment reasonably satisfactory to Agent or such other Recipient, as the case may be.

(c) Without limiting the provisions of subsections (a) and (b) above, the Loan Parties shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(d) Without limiting the provisions of subsections (a) through (c) above, each Loan Party shall, and does hereby, on a joint and several basis, indemnify Agent, each Lender and each other Recipient (and their respective directors, officers, employees, affiliates and agents) and shall make payment in respect thereof within ten days after demand therefor, for the full amount of any Indemnified Taxes and Other Taxes (including Indemnified Taxes and Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid or incurred by Agent, any Lender or any other Recipient on account of, or in connection with any Loan Document or a breach by a Loan Party thereof, and any penalties, interest and related expenses and losses arising therefrom or with respect thereto (including the fees, charges and disbursements of any internal or external counsel or other tax advisor for Agent, any Lender or any other Recipient (or their respective directors, officers, employees, affiliates, and agents)), whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of any such payment or liability delivered to Borrower Representative shall be conclusive absent manifest error. Notwithstanding any provision in this Agreement to the contrary, this Section 13 shall remain operative even after the Termination Date and shall survive the Payment in Full of all of the Loans.

(e) Each Lender shall deliver to Borrower Representative and each Lender and each Participant shall deliver to Agent, at the time or times prescribed by applicable laws, such properly completed and executed documentation prescribed by applicable laws or by the taxing authorities of any jurisdiction and such other reasonably requested information as will permit Borrower Representative or Agent, as the case may be, to determine (x) whether or not payments made hereunder or under any other Loan Document are subject to Taxes, (y) if applicable, the required rate of withholding or deduction and (z) such Lender’s or Participant’s entitlement to any available exemption from, or reduction of, applicable Taxes in respect of all payments to be made to such Recipient by the Loan Parties pursuant to this Agreement or otherwise to establish such Recipient’s status for withholding tax purposes in the applicable jurisdiction; provided, that each Recipient shall only be required to deliver such documentation as it may legally provide. Without limiting the generality of the foregoing, if a Borrower is resident for tax purposes in the United States:

(i) each Lender (or Participant) that is a “United States person” within the meaning of Section 7701(a)(30) of the Code shall deliver to Borrower Representative and Agent (or any Lender granting a participation as applicable) an executed original of Internal Revenue Service Form W-9 or such other documentation or information prescribed by applicable law or reasonably requested by Borrower Representative or Agent (or Lender granting a participation) as will enable Borrower Representative or Agent (or Lender granting a participation) as the case may be, to determine whether or not such Lender (or Participant) is subject to backup withholding or information reporting requirements under the Code;

(ii) each Lender (or Participant) that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code (a “Non-U.S. Recipient”) shall deliver to Borrower Representative and Agent (or any Lender granting a participation in case the Non-U.S. Recipient is a Participant) on or prior to the date on which such Non-U.S. Person becomes a party to this Agreement or a Participant (and from time to time thereafter upon the reasonable request of Borrower Representative or Agent but only if such Non-U.S. Recipient is legally entitled to do so), whichever of the following is applicable: (A) executed originals of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party; (B) executed originals of Internal Revenue Service Form W-8ECI; (C) executed originals of Internal Revenue Service Form W-8IMY and all required supporting documentation; (D) each Non-U.S. Recipient claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, shall provide (x) a certificate to the effect that such Non-U.S. Recipient is not (1) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (2) a “10 percent shareholder” of Borrowers within the meaning of section 881(c)(3)(B) of the Code, or (3) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code and (y) executed originals of Internal Revenue Service Form W-8BEN; and/or (E) executed originals of any other form prescribed by applicable law (including FATCA) as a basis for claiming exemption from or a reduction in United States Federal withholding tax together with such supplementary documentation as may be prescribed by applicable law to permit Borrower Representative or Agent to determine the withholding or deduction required to be made. Each Non-U.S. Recipient shall promptly notify Borrower Representative and Agent (or any Lender granting a participation if the Non-U.S. Recipient is a Participant) of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

14. AGENT

14.1. Appointment.

Each of the Lenders hereby irrevocably appoints Agent as its agent and authorizes Agent to take such actions on its behalf, including execution of the other Loan Documents, and to exercise such powers as are delegated to Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto. Without limiting the generality of the foregoing, Agent shall have the sole and exclusive authority to (a) act as the disbursing and collecting agent for Lenders with respect to all payments and collections arising in connection with the Loan Documents; (b) execute and deliver as Agent, each Loan Document, including any intercreditor or subordination agreement, and accept delivery of each Loan Document; (c) make Loans, for itself or on behalf of Lenders, as provided in the Loan Documents, (d) act as collateral agent for Lenders for purposes of perfecting and administering Liens under the Loan Documents, and for all other purposes stated therein and execute or file any and all financing or similar statements or notices, amendments, renewals, supplements, documents, instruments, proofs of claim, notices and other written agreements with respect to the Loan Documents; (e) manage, supervise or otherwise deal with Collateral; (f) exclusively receive, apply, and distribute payments and proceeds of the Collateral as provided in the Loan Documents, (g) open and maintain such bank accounts and cash management arrangements as Agent deems necessary and appropriate in accordance with the Loan Documents, (h) take any Enforcement Action or otherwise exercise any rights or remedies with respect to any Collateral or under any Loan Documents, applicable law or otherwise, including the determination of eligibility of Accounts and Inventory, the necessity and amount of Reserves and all other determinations and decisions relating to ordinary course administration of the credit facilities contemplated hereunder; and (i) incur and pay such expenses as Agent may deem necessary or appropriate for the performance and fulfillment of its functions and powers pursuant to the Loan Documents, whether or not any Loan Party is obligated to reimburse Agent or Lenders for such expenses pursuant to the Loan Documents or otherwise. The provisions of this Section are solely for the benefit of Agent and the Lenders, and the Loan Parties shall not have rights as a third-party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” as used herein or in any other Loan Documents (or any similar term) with reference to Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

Without limiting the foregoing, for the purposes of holding any hypothec pursuant to the laws of the Province of Quebec to secure the prompt payment and performance of any and all Obligations by any Loan Party, each of the Secured Parties hereby irrevocably appoints and authorizes Agent, and to the extent necessary, ratifies the appointment and authorization of Agent, to act as the hypothecary representative of the present and future Secured Parties as contemplated under Article 2692 of the Civil Code of Quebec (in such capacity, the “Attorney”), and to enter into, to take and to hold on their behalf, and for their benefit, any hypothec, and to exercise such powers and duties that are conferred upon the Attorney under any related deed of hypothec. The Attorney will: (a) have the sole and exclusive right and authority to exercise, except as may be otherwise specifically restricted by the terms hereof, all rights and remedies given to the Attorney pursuant to any such deed of hypothec and applicable law and (b) benefit from and be subject to all provisions hereof with respect to Agent, mutatis mutandis, including all such provisions with respect to the liability or responsibility to and indemnification by the Secured Parties and the Loan Parties. Any Person who becomes a Secured Party after the date hereof will, by its execution of an Assignment and Assumption, be deemed to have consented to and confirmed the Attorney as the Person acting as hypothecary representative holding the aforesaid hypothecs as aforesaid and to have ratified, as of the date it becomes a Secured Party, all actions taken by the Attorney in such capacity. The substitution of Agent pursuant to the provisions of this Section 14 shall also constitute the substitution of the Attorney.

14.2. Rights as a Lender.

The Person serving as Agent hereunder, if it is a Lender, shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not Agent, and such Person and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with any Loan Party or any Subsidiary or any Affiliate thereof as if it were not Agent hereunder without notice to or consent of the other Lenders.

14.3. Duties and Obligations.

Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that Agent is required to exercise as directed in writing by the Required Lenders, and, (c) except as expressly set forth in the Loan Documents, Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Loan Party or any Subsidiary that is communicated to or obtained by the Person serving as Agent or any of its Affiliates in any capacity. Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders or in the absence of its own gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction. Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to Agent by a Borrower or a Lender, and Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or in connection with any Loan Document, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, (v) the creation, perfection or priority of Liens on the Collateral or the existence of the Collateral, or (vi) the satisfaction of any condition set forth in Section 4 or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to Agent. Agent shall be under no obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the books and records or properties of any Loan Party.

14.4. Reliance.

Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. Agent may consult with and employ Agent Professionals, and shall be entitled to act upon, and shall be fully protected in any action taken in good faith reliance upon, any advice given by an Agent Professional (who may be counsel for any Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document, unless Agent shall first receive such advice or concurrence of the Lenders as it deems appropriate and until such instructions are received, Agent shall act, or refrain from acting, as it deems advisable. If Agent so requests, it shall first be indemnified to its reasonable satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

14.5. Actions through Sub-Agents.

Agent may perform any and all of its duties and exercise its rights and powers by or through any one or more sub-agents appointed by Agent. Agent may also perform its duties through employees and other Agent-Related Persons. Agent shall not be responsible for the negligence or misconduct of any sub-agent, employee or Agent Professional that it selects as long as such selection was made without gross negligence or willful misconduct. Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers through their respective Affiliates and other related parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the related parties of Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Agent.

14.6. Resignation.

Subject to the appointment and acceptance of a successor Agent as provided in this paragraph, Agent may resign at any time by notifying the Lenders and Borrower Representative. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower Representative, to appoint a successor; provided, that no such consultation shall be required if a Default or Event of Default shall have occurred and be continuing. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent. Upon the acceptance of its appointment as Agent hereunder by its successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents. The fees payable by Borrowers to a successor Agent shall be the same as those payable to its predecessor, unless otherwise agreed by Borrower Representative and such successor. Notwithstanding the foregoing, in the event no successor Agent shall have been so appointed and shall have accepted such appointment within thirty (30) days after the retiring Agent gives notice of its intent to resign, the retiring Agent may give notice of the effectiveness of its resignation to the Lenders and Borrower Representative, whereupon, on the date of effectiveness of such resignation stated in such notice, (a) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents, provided that, solely for purposes of maintaining any security interest granted to Agent under any Loan Document for the benefit of the Secured Parties, the retiring Agent shall continue to be vested with such security interest as collateral agent for the benefit of the Secured Parties and, in the case of any Collateral in the possession of Agent, shall continue to hold such Collateral, in each case until such time as a successor Agent is appointed and accepts such appointment in accordance with this paragraph (it being understood and agreed that the retiring Agent shall have no duly or obligation to take any further action under any Loan Document, including any action required to maintain the perfection of any such security interest), and (b) the Required Lenders shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, provided, that (i) all payments required to be made hereunder or under any other Loan Document to Agent for the account of any Person other than Agent shall be made directly to such Person and (ii) all notices and other communications required or contemplated to be given or made to Agent shall also directly be given or made to each Lender. Following the effectiveness of the Agent’s resignation from its capacity as such, the provisions of this Section, as well as any exculpatory, reimbursement and indemnification provisions set forth in any other Loan Document, shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective related parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Agent and in respect of the matters referred to in the proviso under clause (a) above.

14.7. Non-Reliance.

(a) Each Lender acknowledges and agrees that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by Agent hereinafter taken, including any review of the affairs of Borrowers and their respective Subsidiaries or Affiliates, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender further acknowledges the extensions of credit made hereunder are commercial loans and not investments in a business enterprise or securities. Each Lender further represents that it is engaged in making, acquiring or holding commercial loans in the ordinary course of its business and has, independently and without reliance upon any Agent-Related Person, any arranger of this credit facility or any amendment thereto or any other Lender and based on such due diligence, documents and information as it has deemed appropriate, made its own appraisal of an investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of any Borrower or any other Person party to a Loan Document, and all applicable laws relating to the transactions contemplated hereby, and made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold Loans hereunder. Each Lender shall, independently and without reliance upon any Agent-Related Person, any arranger of this credit facility or any amendment thereto or any other Lender and based on such documents and information (which may contain material, non-public information within the meaning of the United States securities laws concerning any Borrower and its Affiliates) as it shall from time to time deem appropriate, continue to make its own credit analysis and decisions in taking or not taking action under or based upon this Agreement, any other Loan Document, any related agreement or any document furnished hereunder or thereunder, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of any Borrower or any other Person party to a Loan Document and in deciding whether or to the extent to which it will continue as a Lender or assign or otherwise transfer its rights, interests and obligations hereunder. Except for notices, reports, and other documents expressly herein required to be furnished to the Lenders by Agent, Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any Borrower or any other Person party to a Loan Document that may come into the possession of any of the Agent-Related Persons. Each Lender acknowledges that Agent does not have any duty or responsibility, either initially or on a continuing to provide such Lender with any credit or other information with respect to any Borrower, its Affiliates or any of their respective business, legal, financial or other affairs, and irrespective of whether such information came into Agent’s or its Affiliates’ or representatives’ possession before or after the date on which such Lender became a party to this Agreement.

(b) Each Lender hereby agrees that (i) it has requested a copy of each appraisal, audit or field examination report prepared by or on behalf of Agent; (ii) Agent (A) makes no representation or warranty, express or implied, as to the completeness or accuracy of any such report or any of the information contained therein or any inaccuracy or omission contained in or relating to any such report and (B) shall not be liable for any information contained in any such report; (iii) such reports are not comprehensive audits or examinations, and that any Person performing any field examination will inspect only specific information regarding the Loan Parties and will rely significantly upon the Loan Parties’ books and records, as well as on representations of the Loan Parties’ personnel and that Agent undertakes no obligation to update, correct or supplement such reports; (iv) it will keep all such reports confidential and strictly for its internal use, not share any such report with any Loan Party or any other Person except as otherwise permitted pursuant to this Agreement; and (v) without limiting the generality of any other indemnification provision contained in this Agreement, (A) it will hold Agent and any such other Person preparing any such report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any such report in connection with any extension of credit that the indemnifying Lender has made or may make to any Borrower, or the indemnifying Lender’s participation in, or the indemnifying Lender’s purchase of, a Loan or Loans; and (B) it will pay and protect, and indemnify, defend, and hold Agent and any such other Person preparing any such report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including reasonable attorneys’ fees and legal fees of both internal and external counsel) of Agent or any such other Person as the direct or indirect result of any third parties who might obtain all or part of any such report through the indemnifying Lender.

14.8. Not Partners or Co-Venturers; Agent as Representative of the Secured Parties

(a) The Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in the case of Agent) authorized to act for, any other Lender. Agent shall have the exclusive right on behalf of the Lenders to enforce the payment of the principal of and interest on any Loan after the date such principal or interest has become due and payable pursuant to the terms of this Agreement.

(b) In its capacity, Agent is a “representative” of the Lenders within the meaning of the term “secured party” as defined in the UCC. Each Lender authorizes Agent to enter into each of the Loan Documents to which it is a party and to take all action contemplated by such documents. Each Lender agrees that no Lender (other than Agent) shall have the right individually to seek to realize upon the security granted by any Loan Document, it being understood and agreed that such rights and remedies may be exercised solely by Agent for the benefit of the Secured Parties upon the terms of the Loan Documents. In the event that any Collateral is hereafter pledged by any Person as collateral security for the Obligations, Agent is hereby authorized, and hereby granted a power of attorney, to execute and deliver on behalf of the Lenders any Loan Documents necessary or appropriate to grant and perfect a Lien on such Collateral in favor of Agent on behalf of the Lenders.

(c) Agent hereby appoints each other Lender as its agent (and each Lender hereby accepts such appointment) for the purpose of perfecting Agent’s Liens in assets which, in accordance with Article 8 or Article 9, as applicable, of the UCC and the PPSA can be perfected by possession or control. Should any Lender obtain possession or control of any such Collateral, such Lender shall notify Agent thereof, and, promptly upon Agent’s request therefor shall deliver possession or control of such Collateral to Agent or in accordance with Agent’s instructions. Agent shall have no obligation whatsoever to any of the Lenders (i) to verify or assure that the Collateral exists or is owned by any Borrower or its Subsidiaries or is cared for, protected, or insured or has been encumbered, (ii) to verify or assure that Agent’s Liens have been properly or sufficiently or lawfully created, perfected, protected, or enforced or are entitled to any particular priority, (iii) to verify or assure that any particular items of Collateral meet the eligibility criteria applicable in respect thereof, (iv) to impose, maintain, increase, reduce, implement or eliminate any particular reserve hereunder or to determine whether the amount of any reserve is appropriate or not, or (v) to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission, or event related thereto, subject to the terms and conditions contained herein,

14.9. Credit Bidding.

The Lenders irrevocably authorize Agent at any time upon the direction of the Required Lenders to credit bid all or any portion of the Obligations in any foreclosure sale relating to the Collateral. Each Lender agrees not to exercise any right that it might otherwise have under applicable laws to credit bid at foreclosure sales, UCC sales or other similar dispositions of Collateral; provided, that (i) Agent shall not act in any manner that would not treat each of the Lenders equally, without preference or discrimination, in respect of consideration received as a result of the Credit Bid, (ii) the acquisition documents shall be commercially reasonable and contain customary protections for minority holders such as among other things, anti-dilution and tag-along rights, (iii) the exchanged debt or equity securities must be freely transferable, without restriction (subject to applicable securities laws) and (iv) reasonable efforts shall be made to structure the acquisition in a manner that causes the governance documents pertaining thereto to not impose any obligations or liabilities upon the Lenders individually (such as indemnification obligations). Agent may, at the direction of the Required Lenders, accept non-cash consideration, including debt and equity securities issued by any entities used to consummate such Credit Bid or purchase and in connection therewith Agent may reduce the Obligations owed to the Lenders (ratably based upon the proportion of their Obligations credit bid in relation to the aggregate amount of Obligations so credit bid) based upon the value of such non-cash consideration. For purposes of the preceding sentence, the term “Credit Bid” shall mean, an offer submitted by Agent (on behalf of the Secured Parties) upon the direction of the Required Lenders to acquire the property of any Loan Party or any portion thereof in exchange for and in full and final satisfaction of all or a portion (as determined by Agent upon the direction of the Required Lenders) of the claims and Obligations under this Agreement and other Loan Documents.

14.10. Certain Collateral Matters.

The Lenders irrevocably authorize Agent, at its option and in its discretion, (a) to release any Lien granted to or held by Agent under any Loan Document (i) upon Payment in Full of all Loans and all other Obligations of Borrowers hereunder; (ii) constituting property sold or to be sold or disposed of as part of or in connection with any disposition permitted hereunder (including the release of any guarantor) other than a disposition to any Loan Party; or (iii) subject to Section 15.5, if approved, authorized or ratified in writing by the Required Lenders; (b) to execute subordination agreements or “no interest” letters acceptable to the Agent in its Permitted Discretion with respect to (i) equipment that is subject to Liens permitted under clause (b) of the definition of Permitted Liens (it being understood that no such equipment may constitute Eligible M&E) and (ii) equipment that is subject to a Permitted Lien described in clause (c) the definition of Permitted Liens (it being understood that no such equipment may constitute Eligible M&E) (and the Agent may conclusively rely on a certificate from Borrower Representative in determining whether any such Lien, and the Indebtedness secured by such Lien, is permitted hereunder), and (c) to enter into and perform, or take any other actions in connection with, any intercreditor agreement entered into by Agent in accordance with the terms hereof. Each Lender hereby agrees, solely for the benefit of Agent, that it will be bound by and will take no actions contrary to the provisions of such intercreditor agreement. Upon request by Agent at any time, the Lenders will confirm in writing Agent’s authority to release, or subordinate its interest in, particular types or items of Collateral pursuant to this Section 14.10. Agent may, and at the direction of Required Lenders shall, give blockage notices in connection with any Subordinated Debt and each Lender hereby authorizes Agent to give such notices. Each Lender further agrees that it will not act unilaterally to deliver such notices.

14.11. Restriction on Actions by Lenders.

Each Lender agrees that it shall not, without the express written consent of Agent, and shall, upon the written request of Agent (to the extent it is lawfully entitled to do so), set off against the Obligations, any amounts owing by such Lender to a Loan Party or any Deposit Accounts of any Loan Party now or hereafter maintained with such Lender. Each of the Lenders further agrees that it shall not, unless specifically requested to do so in writing by Agent, take or cause to be taken, any action, including the commencement of any legal or equitable proceedings to foreclose any loan or otherwise enforce any security interest in any of the Collateral or to enforce all or any part of this Agreement or the other Loan Documents. All Enforcement Actions under this Agreement and the other Loan Documents against the Loan Parties or any third party with respect to the Obligations or the Collateral may only be taken by Agent (at the direction of the Required Lenders or as otherwise permitted in this Agreement) or by its agents at the direction of Agent.

14.12. Expenses.

Agent is authorized and directed by each Lender to deduct and retain sufficient amounts from payments or proceeds of the Collateral received by Agent to reimburse Agent for such out-of-pocket costs and expenses prior to the distribution of any amounts to Lenders. In the event Agent is not reimbursed for such costs and expenses by a Loan Party, each Lender hereby agrees that it is and shall be obligated to pay to Agent such Lender’s ratable share thereof. Without limitation of the foregoing, each Lender shall reimburse Agent upon demand for such Lender’s ratable share of any costs or out of pocket expenses (including Agent Professional fees and expenses) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment, or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement or any other Loan Document to the extent that Agent is not reimbursed for such expenses by or on behalf of Borrowers. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of Agent.

14.13. Notice of Default or Event of Default.

Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest, fees, and expenses required to be paid to Agent for the account of the Lenders and, except with respect to Events of Default of which Agent has actual knowledge, unless Agent shall have received written notice from a Lender or Borrower referring to this Agreement, describing such Default or Event of Default, and stating that such notice is a “notice of default.” Agent will promptly notify the Lenders of its receipt of any such notice or of any Event of Default of which Agent has actual knowledge. If any Lender obtains actual knowledge of any Event of Default, such Lender promptly shall notify the other Lenders and Agent of such Event of Default. Agent shall take such action with respect to such Default or Event of Default as may be requested by the Required Lenders in accordance with this Agreement; provided, that unless and until Agent has received any such request, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable.

14.14. Liability of Agent.

None of the Agent-Related Persons shall (a) be liable to any Lender for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (b) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by any Borrower or any of their respective Subsidiaries or Affiliates, or any officer or director thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Borrower, or any of their respective Subsidiaries or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lenders to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the books and records or properties of any Borrower or their respective Subsidiaries.

15. GENERAL PROVISIONS.

15.1. Notices.

(a) Notice by Approved Electronic Communications. Agent and each of its Affiliates is authorized to transmit, post or otherwise make or communicate, in its sole discretion (but shall not be required to do so), by Approved Electronic Communications in connection with this Agreement or any other Loan Document and the transactions contemplated therein. All uses of any Approved Electronic Communications shall be governed by and subject to, in addition to the terms of this Agreement, the separate terms, conditions and privacy policy posted or referenced in such system (or such terms, conditions and privacy policy as may be updated from time to time, including on such system) and any related contractual obligations executed by Agent and Loan Parties in connection with the use of such system. Each of the Loan Parties, the Lenders and Agent hereby acknowledges and agrees that the use of any Approved Electronic Communications is not necessarily secure and that there are risks associated with such use, including risks of interception, disclosure and abuse and each indicates it assumes and accepts such risks by hereby authorizing Agent and each of its Affiliates to transmit Approved Electronic Communications. All Approved Electronic Communications shall be provided “as is” and “as available”. None of Agent or any of its Affiliates or related persons warrants the accuracy, adequacy or completeness of any electronic platform or electronic transmission and disclaims all liability for errors or omissions therein. No warranty of any kind is made by Agent or any of its Affiliates or related persons in connection with any electronic platform or electronic transmission, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects. Each Borrower and each other Loan Party executing this Agreement agrees that Agent has no responsibility for maintaining or providing any equipment, software, services or any testing required in connection with any Approved Electronic Communication or otherwise required for any Approved Electronic Communication. No Approved Electronic Communications shall be denied legal effect merely because it is made electronically. Approved Electronic Communications that are not readily capable of bearing either a signature or a reproduction of a signature may be signed, and shall be deemed signed, by attaching to, or logically associating with such Approved Electronic Communication, an E-Signature, upon which Agent and the Loan Parties may rely and assume the authenticity thereof. Each Approved Electronic Communication containing a signature, a reproduction of a signature or an E-Signature shall, for all intents and purposes, have the same effect and weight as a signed paper original. Each E-Signature shall be deemed sufficient to satisfy any requirement for a “signature” and each Approved Electronic Communication shall be deemed sufficient to satisfy any requirement for a “writing”, in each case including pursuant to this Agreement, any other Loan Document, the UCC, the Federal Uniform Electronic Transactions Act, the Electronic Signatures in Global and National Commerce Act and any substantive or procedural law governing such subject matter. Each party or beneficiary hereto agrees not to contest the validity or enforceability of an Approved Electronic Communication or E-Signature under the provisions of any applicable law requiring certain documents to be in writing or signed; provided, that nothing herein shall limit such party’s or beneficiary’s right to contest whether an Approved Electronic Communication or E-Signature has been altered after transmission.

(b) All Other Notices. All notices, requests, demands and other communications under or in respect of this Agreement or any transactions hereunder, other than those approved for or required to be delivered by Approved Electronic Communications pursuant to Section 15.1(a)), shall be in writing and shall be personally delivered or mailed (by prepaid registered or certified mail, return receipt requested), sent by prepaid recognized overnight courier service, or by email to the applicable party at its address or email address indicated below,

If to Agent:

Jennings, Haug, Keleher, McLeod, Waterfall LLP,

2800 North Central Ave., Suite 1800

Phoenix, AZ 85004

Attention: Alana Porrazzo, Esq.,

in her capacity as Trustee of the Southland Collateral Trust

alp@jkwlawyers.com

If to Borrower Representative, any Borrower or any other Loan Party:

c/o Southland Holdings, Inc.

1100 Kubota Dr.

Grapevine, TX 76051

Attention: Keith Bassano, Chief Financial Officer

Email: kbassano@southlandholdings.com

with a copy to:

King & Spalding LLP

1180 Peachtree St, NE, 16th Floor

Atlanta, GA 30309

Attention: Chadwick M. Werner; Thaddeus D. Wilson

Email: cwerner@kslaw.com; thadwilson@kslaw.com

or, as to each party, at such other address as shall be designated by such party in a written notice to the other party delivered as aforesaid. All such notices, requests, demands and other communications shall be deemed given (i) when personally delivered, (ii) three Business Days after being deposited in the mails with postage prepaid (by registered or certified mail, return receipt requested), (iii) one Business Day after being delivered to the overnight courier service, if prepaid and sent overnight delivery, addressed as aforesaid and with all charges prepaid or billed to the account of the sender or (iv) when sent by email transmission to an email address designated by such addressee and the sender receives a confirmation of transmission.

15.2. Severability.

If any provision of this Agreement or any other Loan Document is held invalid or unenforceable, either in its entirety or by virtue of its scope or application to given circumstances, such provision shall thereupon be deemed modified only to the extent necessary to render same valid, or not applicable to given circumstances, or excised from this Agreement or such other Loan Document, as the situation may require, and this Agreement and the other Loan Documents shall be construed and enforced as if such provision had been included herein as so modified in scope or application, or had not been included herein or therein, as the case may be.

15.3. Integration.

This Agreement and the other Loan Documents represent the final, entire and complete agreement between each Loan Party that is a party hereto and thereto and Agent and supersede all prior and contemporaneous negotiations, oral representations and agreements, all of which are merged and integrated into this Agreement. THERE ARE NO ORAL UNDERSTANDINGS, REPRESENTATIONS OR AGREEMENTS BETWEEN THE PARTIES THAT ARE NOT SET FORTH IN THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS.

15.4. Waivers.

The failure of Agent and the Lenders at any time or times to require any Loan Party to strictly comply with any of the provisions of this Agreement or any other Loan Documents shall not waive or diminish any right of Agent later to demand and receive strict compliance therewith. Any waiver of any default shall not waive or affect any other default, whether prior or subsequent, and whether or not similar. None of the provisions of this Agreement or any other Loan Document shall be deemed to have been waived by any act or knowledge of Agent or its agents or employees, but only by a specific written waiver signed by an authorized officer of Agent and any necessary Lenders and delivered to Borrowers. Once an Event of Default shall have occurred, it shall be deemed to continue to exist and not be cured or waived unless specifically waived in writing by an authorized officer of Agent and Required Lenders and delivered to Borrowers. Each Loan Party waives demand, protest, notice of protest and notice of default or dishonor, notice of payment and nonpayment, release, compromise, settlement, extension or renewal of any commercial paper, Instrument, Account, General Intangible, Intangible, Document, Document of Title, Chattel Paper, Investment Property or guaranty at any time held by Agent on which such Loan Party is or may in any way be liable, and notice of any action taken by Agent, unless expressly required by this Agreement, and notice of acceptance hereof.

15.5. Amendments

(a) No amendment, modification or waiver of, or consent with respect to, any provision of this Agreement or the other Loan Documents shall in any event be effective unless the same shall be in writing executed by the Borrowers and acknowledged by the Required Lenders, and then any such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, that no amendment, modification, waiver or consent of this Agreement or the other Loan Documents shall (i) extend or increase the Term Loan Commitment or Delayed Draw Term Loan Commitment of any Lender without the written consent of such Lender, (ii) extend the date scheduled for payment of any principal (excluding mandatory prepayments (other than as required under Section 2.5(b) or (c), a waiver of which shall require the written consent of directly affected Lender)) of or interest on the Loans or any fees payable hereunder or the other Loan Documents without the written consent of each Lender directly affected thereby, (iii) reduce the principal amount of any Loan, the rate of interest thereon or any fees, or premiums (including, without limitation, the Early Termination Premium (if applicable)) payable hereunder or the other Loan Documents, without the written consent of each Lender directly affected thereby (other than the waiver of any obligation of any Loan Party to pay interest at the Default Rate), (iv) amend or modify the definitions of Borrowing Base, Eligible M&E, or any components thereof (including, without limitation, any advance rates), without the written consent of each Lender, (v) release any guarantor from its obligations under any Guaranty, other than as part of or in connection with any disposition permitted hereunder, or release or subordinate Agent’s Liens on all or substantially all of the Collateral granted under any of the other Loan Documents (except as permitted by Section 14.10) without the written consent of each Lender, or (vii) change the definition of Required Lenders, any provision of Section 2.13 or any other Lender pro rata sharing provision, any provision of Section 6.2, any provision of this Section 15.5, the provisions of Section 14.9, the provisions of Section 14.10, or reduce the aggregate Pro Rata Share required to effect an amendment, modification, waiver or consent without the written consent of each Lender. No provision of Section 14 or other provision of this Agreement affecting Agent in its capacity as such shall be amended, modified or waived without the consent of Agent. For the avoidance of doubt, nothing contained in the foregoing shall limit the discretion of Agent to change, establish or modify any Reserves or eligibility criteria, other than, in the event such change to eligibility criteria has the effect of more credit being available to the Loan Parties.

(b) If, in connection with any proposed amendment, modification, waiver or termination requiring the consent of all Lenders, all affected Lenders or the Required Lenders and that has been approved by the Callodine Affiliated Lenders, but the consent of other Lenders whose consent is required is not obtained (any such Lender (other than a Callodine Affiliated Lender) whose consent is not obtained being referred to as a “Non-Consenting Lender”), then, the Callodine Affiliated Lenders and/or a Person or Persons reasonably acceptable to Agent shall have the right to purchase from such Non-Consenting Lenders, and such Non-Consenting Lenders agree that they shall, upon Agent’s request, sell and assign to the Callodine Affiliated Lenders and/or such Person or Persons, all (but not less than all) of the Loans and Delayed Draw Term Loan Commitments (if any) of such Non-Consenting Lenders for an amount equal to the principal balance of all such Loans held by such Non-Consenting Lenders and all accrued interest, fees, expenses and other amounts then due with respect thereto through the date of sale, such purchase and sale to be consummated pursuant to an executed Assignment and Assumption. For the avoidance of doubt, except as set forth in the next sentence, no amounts assigned or sold pursuant to this Section 15.5(b) shall be subject to any Early Termination Premium. In the event of an assignment by a Non-Consenting Lender as a result of the requirements of this Section 15.5(b), if any Early Termination Premium is actually paid in cash to the purchasing assignee during the ninety (90) day period immediately following the effective date of the applicable Assignment and Assumption, such portion of the Early Termination Premium with respect to the Non-Consenting Lender’s portion of Loans and Commitments so assigned shall be paid to such Non-Consenting Lender by such assignee promptly after the receipt by the assignee of such amounts.

15.6. Time of Essence.

Time is of the essence in the performance by each Loan Party of each and every obligation under this Agreement and the other Loan Documents.

15.7. Expenses, Fee and Costs Reimbursement.

Each Borrower hereby agrees to promptly pay (a) all reasonable and documented out of pocket costs and expenses of Agent (including the reasonable and documented out of pocket fees, costs and expenses of internal and external legal counsel to, and appraisers, accountants, consultants and other professionals and advisors retained by or on behalf of, Agent) in connection with (i) all loan proposals and commitments pertaining to the transactions contemplated hereby (whether or not such transactions are consummated), (ii) the examination, review, due diligence investigation, documentation, negotiation, and closing of the transactions contemplated by the Loan Documents (whether or not such transactions are consummated), (iii) the creation, perfection and maintenance of Liens pursuant to the Loan Documents, (iv) the performance or enforcement by Agent of its rights and remedies under the Loan Documents (or determining whether or how to perform or enforce such rights and remedies), (v) the administration of the Loans (including usual and customary fees for wire transfers and other transfers or payments received by Agent on account of any of the Obligations) and Loan Documents, (vi) any amendments, modifications, consents and waivers to and/or under any and all Loan Documents (whether or not such amendments, modifications, consents or waivers are consummated), (vii) any customary periodic public record searches conducted by or at the request of Agent (including, title investigations and public records searches, pending litigation and Tax lien searches and searches of applicable corporate, limited liability company, partnership and related records concerning the continued existence, organization and good standing of certain Persons), (viii) protecting, storing, insuring, handling, maintaining, auditing, examining, valuing or selling any Collateral, (ix) any litigation, dispute, suit or proceeding relating to any Loan Document and (x) any workout, collection, bankruptcy, insolvency and other enforcement proceedings under any and all of the Loan Documents (it being agreed that (A) such reasonable and documented costs and expenses may include the costs and expenses of workout consultants, investment bankers, financial consultants, appraisers, valuation firms and other professionals and advisors retained by or on behalf of Agent and (B) each Lender shall also be entitled to reimbursement for all out of pocket costs and expense of the type described in this clause (x), provided that, to the extent of an actual or reasonably perceived conflict of interest, such reimbursement shall be limited to one additional lead counsel for the Lenders as a whole and one local counsel in each material jurisdiction), and (b) without limiting the preceding clause (a), all reasonable and documented out of pocket costs and expenses of Agent in connection with Agent’s reservation of funds in anticipation of the funding of the initial Loans to be made hereunder. Any fees, costs and expenses owing by any Borrower or other Loan Party hereunder shall be due and payable within three days after written demand therefor.

15.8. Benefit of Agreement; Assignability.

The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors, assigns, heirs, beneficiaries and representatives of each Borrower, each other Loan Party party hereto, Agent and each Lender; provided, that no Borrower nor any other Loan Party may assign or transfer any of its rights or obligations under this Agreement or any other Loan Document without the prior written consent of Agent and each Lender, and any prohibited assignment shall be void. No consent by Agent or any Lender to any assignment shall release any other Loan Party from its liability for any of the Obligations. Each Lender shall have the right to assign all or any of its rights and obligations under the Loan Documents to one or more other Persons in accordance with Section 15.9, and each Loan Party agrees to execute all agreements, instruments, and documents reasonably requested by any Lender in connection with such assignment. Notwithstanding any provision of this Agreement or any other Loan Document to the contrary, a Lender may at any time pledge or grant a security interest in all or any portion of its rights under this Agreement and the other Loan Documents to secure any obligations of such Lender, including any pledge or grant to secure obligations to a Federal Reserve Bank.

15.9. Assignments.

(a) Any Lender may at any time assign to one or more Persons (other than a natural person or a Competitor of any Loan Party) (any such Person, an “Assignee”) all or any portion of such Lender’s Loans (i) as part of an assignment and transfer of such Lender’s rights in and to a material portion of such Lender’s portfolio of asset based credit facilities or (ii) with the prior written consent of Agent and Borrower Representative (which consents of the Borrower and Agent shall not be unreasonably withheld or delayed and shall not be required for an assignment by a Lender to a Lender or an Affiliate of a Lender or an Approved Fund); provided, that for any assignments for which the Borrower Representative’s consent is required, such consent shall be deemed to have been given if the Borrower Representative has not responded within five (5) Business Days of receipt of a request for such consent. Except as Agent may otherwise agree, any such assignment shall be in a minimum aggregate amount equal to $1,000,000 or, if less, the remaining Loans held by the assigning Lender (provided, that an assignment to a Lender, an Affiliate of a Lender or an Approved Fund shall not be subject to the foregoing minimum assignment limitations). The Loan Parties and Agent shall be entitled to continue to deal solely and directly with such Lender in connection with the interests so assigned to an Assignee until Agent shall have received and accepted an effective Assignment and Assumption executed, delivered and fully completed by the applicable parties thereto, a processing fee of $3,500 (except that no such fee shall be payable for assignments, with respect to an assignment to an existing Lender, or to an Affiliate or an Approved Fund of an existing Lender), and, if the Assignee is not a Lender, an Administrative Questionnaire. Notwithstanding anything herein to the contrary, no assignment may be made to any equity holder of a Loan Party, any Affiliate of any equity holder of a Loan Party, any Loan Party, any holder of Subordinated Debt of a Loan Party, any holder of any debt that is secured by liens or security interests that have been contractually subordinated to the liens and security interests securing the Obligations, or any Affiliate of any of the foregoing Persons without the prior written consent of Agent, which consent may be withheld in Agent’s sole discretion and, in any event, if granted, may be conditioned on such terms and conditions as Agent shall require in its sole discretion, including, without limitation, a limitation on the aggregate amount of Loans which may be held by such Person and/or its Affiliates and/or limitations on such Person’s and/or its Affiliates’ voting and consent rights and/or rights to attend Lender meetings or obtain information provided to other Lenders. Any attempted assignment not made in accordance with this Section 15.9 shall be null and void. Each Borrower shall be deemed to have granted its consent to any assignment requiring its consent hereunder unless Borrower Representative has expressly objected to such assignment within five (5) Business Days after written notice thereof.

(b) From and after the date on which the conditions described in Section 15.9(a) above have been met, (i) such Assignee shall be deemed automatically to have become a party hereto and, to the extent that rights and obligations hereunder have been assigned to such Assignee pursuant to the applicable Assignment and Assumption, shall have the rights and obligations of a Lender hereunder and (ii) the assigning Lender, to the extent that rights and obligations hereunder have been assigned by it pursuant to the applicable Assignment and Assumption, shall be released from its rights (other than its indemnification rights) and obligations hereunder. Upon the request of the Assignee (and, as applicable, the assigning Lender) pursuant to an effective Assignment and Assumption, Borrowers shall execute and deliver to Agent for delivery to the Assignee (and, as applicable, the assigning Lender) a promissory note in the principal amount of the Assignee’s Pro Rata Share of the Loans (and, as applicable, a promissory note in the principal amount of the Pro Rata Share of the aggregate Loans retained by the assigning Lender). Upon receipt by Agent of such promissory note(s), the assigning Lender shall return to Borrowers any prior promissory note held by it.

(c) Agent shall, as a non-fiduciary agent of Borrowers, maintain a copy of each Assignment and Assumption delivered and accepted by it and register (the “Register”) for the recordation of names and addresses of the Lenders and the principal and stated interest of each Loan owing to each Lender from time to time and whether such Lender is the original Lender or the Assignee. The Register shall be available to each Lender for review and inspection upon not less than three (3) Business Days’ written request to the Agent. No assignment shall be effective unless and until the Assignment and Assumption is accepted and registered in the Register. All records of transfer of a Lender’s interest in the Register shall be conclusive, absent manifest error, as to the ownership of the interests in the Loans. Agent shall not incur any liability of any kind with respect to any Lender with respect to the maintenance of the Register. Each Lender granting a participation shall, as a non-fiduciary agent of the Borrowers, maintain a register containing information similar to that of the Register in a manner such that the loans hereunder are in “registered form” for the purposes of the Code. This Section and Section 15.10 shall be construed so that the Loans are at all times maintained in “registered form” for the purpose of the Code and any related regulations (and any successor provisions).

15.10. Participations.

Anything in this Agreement or any other Loan Document to the contrary notwithstanding, any Lender may, at any time and from time to time, without in any manner affecting or impairing the validity of any Obligations, sell to one or more Persons (other than a Competitor of any Loan Party) participating interests in its Loans, commitments or other interests hereunder or under any other Loan Document (any such Person, a “Participant”). In the event of a sale by a Lender of a participating interest to a Participant, (a) such Lender’s obligations hereunder and under the other Loan Documents shall remain unchanged for all purposes, (b) Borrowers and such Lender shall continue to deal solely and directly with each other in connection with such Lender’s rights and obligations hereunder and under the other Loan Documents and (c) all amounts payable by Borrowers shall be determined as if such Lender had not sold such participation and shall be paid directly to such Lender; provided, that a Participant shall be entitled to the benefits of Section 13 as if it were a Lender if Borrower Representative is notified of the Participation and the Participant complies with Section 13. Each Borrower agrees that if amounts outstanding under this Agreement or any other Loan Document are due and payable (as a result of acceleration or otherwise), each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement and the other Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement; provided, that such right of set-off shall not be exercised without the prior written consent of such Lender and shall be subject to the obligation of each Participant to share with such Lender its share thereof. Each Borrower also agrees that each Participant shall be entitled to the benefits of Section 15.9 as if it were a Lender. Notwithstanding the granting of any such participating interests, (i) Borrowers shall look solely to the applicable Lender for all purposes of this Agreement, the Loan Documents and the transactions contemplated hereby, (ii) Borrowers shall at all times have the right to rely upon any amendments, waivers or consents signed by the applicable Lender as being binding upon all of the Participants and (iii) all communications in respect of this Agreement and such transactions shall remain solely between Borrowers and the applicable Lender (exclusive of Participants) hereunder. If a Lender grants a participation hereunder, such Lender shall maintain, as a non-fiduciary agent of Borrowers, a register as to the participations granted and transferred under this Section containing the same information specified in Section 15.9 on the Register as if each Participant were a Lender to the extent required to cause the Loans to be in registered form for the purposes of Sections 163(F), 165(J), 871, 881, and 4701 of the Code. Notwithstanding anything herein to the contrary, no participation may be sold to any equity holder of a Loan Party, any Affiliate of any equity holder of a Loan Party, any Loan Party, any holder of Subordinated Debt of a Loan Party, any holder of any debt that is secured by liens or security interests that have been contractually subordinated to the liens and security interests securing the Obligations, or any Affiliate of any of the foregoing Persons without the prior written consent of Agent, which consent may be withheld in Agent’s sole discretion.

15.11. Headings; Construction.

Section and subsection headings are used in this Agreement only for convenience and do not affect the meanings of the provisions that they precede.

15.12. USA PATRIOT Act Notification.

Agent hereby notifies the Loan Parties that pursuant to the requirements of the USA PATRIOT Act, and to the extent applicable, Canadian Anti-Money Laundering & Anti-Terrorism Legislation, it may be required to obtain, verify and record certain information and documentation that identifies such Person, which information may include the name and address of each such Person and such other information that will allow Agent to identify such Persons in accordance with the USA PATRIOT Act, and to the extent applicable, Canadian Anti-Money Laundering & Anti-Terrorism Legislation.

If Agent has ascertained the identity of any Loan Party or any authorized signatories of the Loan Parties for the purposes of Canadian Anti-Money Laundering & Anti-Terrorism Legislation, as applicable, then Agent: (i) shall be deemed to have done so as an agent for each Lender, and this Agreement shall constitute a “written agreement” in such regard between each Lender and Agent within the meaning of the applicable Canadian Anti-Money Laundering & Anti-Terrorism Legislation; and (ii) shall provide to each Lender copies of all information obtained in such regard without any representation or warranty as to its accuracy or completeness. Notwithstanding the preceding sentence and except as may otherwise be agreed in writing, each of the Lenders agrees that Agent does not have any obligation to ascertain the identity of the Loan Parties or any authorized signatories of the Loan Parties on behalf of any Lender, or to confirm the completeness or accuracy of any information it obtains from any Loan Party or any such authorized signatory in doing so.

15.13. Counterparts; Fax/Email Signatures.

This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same agreement. This Agreement may be executed by signatures delivered by facsimile or electronic mail, each of which shall be fully binding on the signing party.

15.14. GOVERNING LAW.

THIS AGREEMENT, ALONG WITH ALL OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED OTHERWISE IN SUCH OTHER LOAN DOCUMENT) SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED THEREIN WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES. FURTHER, THE LAW OF THE STATE OF NEW YORK SHALL APPLY TO ALL DISPUTES OR CONTROVERSIES ARISING OUT OF OR CONNECTED TO OR WITH THIS AGREEMENT AND ALL SUCH OTHER LOAN DOCUMENTS WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES.

15.15. CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL; CONSENT TO SERVICE OF PROCESS.

ANY LEGAL ACTION, SUIT OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL BE BROUGHT EXCLUSIVELY IN THE COURTS OF THE STATE OF ILLINOIS IN THE COUNTY OF COOK OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS OR IN ANY OTHER COURT (IN ANY JURISDICTION) SELECTED BY THE AGENT IN ITS SOLE DISCRETION, AND EACH BORROWER AND EACH OTHER LOAN PARTY HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFOREMENTIONED COURTS. EACH BORROWER AND EACH OTHER LOAN PARTY HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, OR BASED ON 28 U.S.C. § 1404, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING AND ADJUDICATION OF ANY SUCH ACTION, SUIT OR PROCEEDING IN ANY OF THE AFOREMENTIONED COURTS AND AMENDMENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH BORROWER, EACH OTHER LOAN PARTY, AGENT AND EACH LENDER HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM CONCERNING ANY RIGHTS UNDER THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR UNDER ANY AMENDMENT, WAIVER, AMENDMENT, INSTRUMENT, DOCUMENT OR OTHER AGREEMENT DELIVERED OR WHICH IN THE FUTURE MAY BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH, OR ARISING FROM ANY FINANCING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE OTHER TRANSACTION DOCUMENTS, AND AGREES THAT ANY SUCH ACTION, PROCEEDING OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. EACH BORROWER AND EACH OTHER LOAN PARTY

HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON ANY BORROWER OR ANY OTHER LOAN PARTY AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY CERTIFIED MAIL (RETURN RECEIPT REQUESTED) DIRECTED TO BORROWERS’ NOTICE ADDRESS (ON BEHALF OF BORROWERS OR SUCH LOAN PARTY) SET FORTH IN SECTION 15.1 AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE DAYS AFTER THE SAME SHALL HAVE BEEN SO DEPOSITED IN THE MAIL, OR, AT THE AGENT’S OPTION, BY SERVICE UPON ANY BORROWER OR ANY OTHER LOAN PARTY IN ANY OTHER MANNER PROVIDED UNDER THE RULES OF ANY SUCH COURTS.

15.16. Publication.

Each Borrower and each other Loan Party consents to the publication by Agent of a tombstone, press releases or similar advertising material relating to the financing transactions contemplated by this Agreement, and Agent reserves the right to provide to industry trade organizations information necessary and customary for inclusion in league table measurements.

15.17. Confidentiality.

Agent and each Lender agree to use commercially reasonable efforts not to disclose Confidential Information to any Person without the prior consent of Borrower Representative; provided, that nothing herein contained shall limit any disclosure of the tax structure of the transactions contemplated hereby, or the disclosure of any information (a) to the extent required by applicable law, statute, rule, regulation or judicial process or in connection with the exercise of any right or remedy under any Loan Document, or as may be required in connection with the examination, audit or similar investigation of Agent or any of its Affiliates, (b) to examiners, auditors, accountants or any regulatory authority, (c) to the officers, partners, managers, directors, employees, agents and advisors (including independent auditors, lawyers and counsel) of Agent and each Lender or any of their respective Affiliates, (d) in connection with any litigation or dispute which relates to this Agreement or any other Loan Document to which Agent or any Lender is a party or is otherwise subject, (e) to a subsidiary or Affiliate of Agent or any Lender, (f) to any assignee or participant (or prospective assignee or participant) which agrees to be bound by this Section 15.17 and (g) to any lender or other funding source of Agent or any Lender (each reference to Agent and Lender in the foregoing clauses shall be deemed to include (i) the actual and prospective assignees and participants referred to in clause (f) and the lenders and other funding sources referred to in clause (g), as applicable for purposes of this Section 15.17), and further provided, that in no event shall Agent or any Lender be obligated or required to return any materials furnished by or on behalf of any Borrower or any other Loan Party. The obligations of Agent and Lenders under this Section 15.17 shall supersede and replace the obligations of Agent and Lenders under any confidentiality letter or provision in respect of this financing or any other financing previously signed and delivered by Agent or any Lender to any Borrower or any of its Affiliates.

15.18. Acknowledgment and Consent to Bail-In of EEA Financial Institutions.

Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(c) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion powers of the applicable Resolution Authority.

15.19. Judgment Currency.

If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Loan Parties in respect of any such sum due from it to Agent or any Lender hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by Agent or such Lender, as the case may be, of any sum adjudged to be so due in the Judgment Currency, Agent or such Lender, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to Agent or any Lender from any Loan Party in the Agreement Currency, such Loan Party agrees, as a separate obligation and notwithstanding any such judgment, to indemnify Agent or such Lender, as the case may be, against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to Agent or any Lender in such currency, Agent or such Lender, as the case may be, agrees to return the amount of any excess to the such Loan Party (or to any other Person who may be entitled thereto under applicable law).

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